  As filed with the Securities and Exchange Commission on November 12, 1997
                                                      Registration No.__________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------

                          ALL AMERICAN FOOD GROUP, INC.
                 (Name of Small Business Issuer in Its Charter)

                                   New Jersey
                         (State or Other Jurisdiction of
                         Incorporation or Organization)

                                      5461
                          (Primary Standard Industrial
                           Classification Code Number)

                                   22-3259558
                                (I.R.S. Employer
                               Identification No.)

                                104 New Era Drive
                       South Plainfield, New Jersey 07080
                                 (908) 757-3022
(Address and Telephone Number of Principal Executive Offices and Principal Place
                                  of Business)

                                 ---------------

                                 Andrew Thorburn
                      Chairman and Chief Executive Officer
                          All American Food Group, Inc.
                                104 New Era Drive
                       South Plainfield, New Jersey 07080
                                 (908) 757-3022
            (Name, Address and Telephone Number of Agent for Service)

                                 ---------------

                                    Copies to


                                Hank Gracin, Esq.
                                 Lehman & Eilen
                      50 Charles Lindbergh Blvd., Suite 505
                               Uniondale, NY 11553
                                 (516) 222-0888

                                 ---------------

                Approximate Date of Proposed Sale to the Public:
     As soon as possible after the Registration Statement becomes effective.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. /X/

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. / /

         If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                         CALCULATION OF REGISTRATION FEE

Title of Each Class of           Amount To Be    Proposed Maximum Offering      Proposed Maximum            Amount of
Securities To Be Registered       Registered       Price Per Share(1)(4)     Aggregate Offering Price    Registration Fee
---------------------------      ------------    --------------------------  ------------------------    ----------------

Common Stock (2)                 3,736,797 sh.            $1.50                    $5,605,195.50             $1,698.54

Common Stock (3)                   480,000 sh.            $1.50                       720,000.00                218.80

Total                            4,216,797 sh.            $1.50                    $6,325,195.50             $1,917.34

1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 promulgated under the Securities Act of 1933, as amended.

2) Based upon 166% of the shares issuable upon the conversion of $2,600,000 principal amount of 6% Convertible Debentures on October 21, 1997 if the Debentures had been fully outstanding and were converted on that date at a 20% discount to the Market Price (as defined in the

         Debentures) of the Common Stock. The actual number of shares issuable upon conversion of the Debentures cannot be predicted at this time, insofar as it will be based, among other things, on the future market price of the Common Stock. This is not intended to constitute a prediction as to the number of shares of Common Stock into which the Debentures will be converted.

3) Based upon 480,000 shares issuable upon exercise of Warrants to purchase Common Stock of Registrant.

4) The closing price of the Common Stock of the Registrant on October 24, 1997 on The Nasdaq SmallCap Market was $1.50 per share.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

                PRELIMINARY PROSPECTUS DATED NOVEMBER_____, 1997

                              SUBJECT TO COMPLETION

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there by any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                                4,216,797 Shares
                          ALL AMERICAN FOOD GROUP, INC.
                                  Common Stock
                                 (no par value)
                                 ---------------

         The shares of Common Stock ("Common Stock") offered hereby are offered by the holder of 6% Convertible Debentures (the "Debentures") of All American Food Group, Inc. (the "Company") and the holders of warrants to purchase shares of the Company's Common Stock ("Warrants"). The shares of Common Stock so offered are issuable upon the conversion of the Debentures and the exercise of the Warrants. See "Selling Securityholders." The Common Stock is currently quoted on the under the symbol "AAFG." On October 21, 1997 the closing price on the Nasdaq SmallCap Market of the Common Stock was $1.50 per share.

                     SEE "RISK FACTORS" BEGINNING ON PAGE 9.

THIS PROSPECTUS RELATES TO AN AGGREGATE OF 4,216,797 SHARES OF COMMON STOCK, NO PAR VALUE PER SHARE, WHICH IS BASED ON 166% OF THE SHARES ISSUABLE IF $2,600,000 PRINCIPAL AMOUNT OF DEBENTURES HAD BEEN OUTSTANDING ON OCTOBER 21, 1997 AND ALL THE DEBENTURES HAD BEEN CONVERTED ON THAT DATE AT A 20% DISCOUNT TO THE MARKET PRICE (AS DEFINED IN THE DEBENTURES) OF THE COMMON STOCK AND ALL OF THE WARRANTS HAD BEEN EXERCISED ON THAT DATE. SEE "SELLING SECURITYHOLDERS." THE EXACT NUMBER OF SHARES THAT WILL BE ISSUED ON THE CONVERSION OF THE DEBENTURES WILL DEPEND ON THE MARKET PRICE OF THE COMMON STOCK ON THE DATE OF CONVERSION) AND IS NOT NOW KNOWN. SEE "DESCRIPTION OF SECURITIES - 6% CONVERTIBLE DEBENTURES." ALL THE COMMON STOCK OFFERED HEREBY IS BEING SOLD BY THE SELLING SECURITYHOLDERS AND MAY BE OFFERED TO THE PUBLIC FROM TIME TO TIME BY THE SELLING SECURITYHOLDERS. THE COMPANY WILL NOT RECEIVE ANY OF THE PROCEEDS RECEIVED BY THE SELLING SECURITYHOLDERS FROM THE COMMON STOCK SOLD.

THE COMPANY WILL PAY ALL REASONABLE EXPENSES OF THIS OFFERING ESTIMATED AT $60,000. THE SELLING SECURITYHOLDERS, HOWEVER, WILL BEAR THE COST OF ALL BROKERAGE COMMISSIONS AND DISCOUNTS INCURRED IN CONNECTION WITH THE SALE OF THEIR COMMON STOCK. THE COMMON STOCK MAY

BE SOLD BY THE SELLING SECURITYHOLDERS DIRECTLY OR THROUGH UNDERWRITERS, DEALERS OR AGENTS IN MARKET TRANSACTIONS OR PRIVATELY NEGOTIATED TRANSACTIONS. SEE "SELLING SECURITYHOLDERS."

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  THE DATE OF THIS PROSPECTUS IS ________, 1997

                               PROSPECTUS SUMMARY

         The following summary is qualified in its entirety by reference to, and should be read in conjunction with, the more detailed information and financial statements (including the notes thereto) appearing elsewhere in this Prospectus. Investors should carefully consider the information set forth under the heading "Risk Factors."

                                   The Company

         All American Food Group, Inc. (together with its wholly owned subsidiaries, the "Company") franchises two distinct bagel store concepts, distributes bagel bakery equipment and currently operates ten retail bagel stores. All of the Company's bagels are prepared using the Company's proprietary bagel mix and dough conditioner, in the "Old World" style, by first boiling and then baking the dough using the Company's bagel kettle and bagel oven. The Company believes that this process and the use of its proprietary ingredients and its equipment ensure the consistent preparation of premium quality bagels with a shine, crust, texture and overall flavor that distinguish its products from those of its competitors.

         The Company franchises its concepts and operates its bagel stores under the names "Goldberg's Original Old World Bagels" ("Goldberg's"), "Sammy's New York Bagels" ("Sammy's"), and variations thereof. Stores franchised under the Goldberg's name and concept offer a traditional bagel/delicatessen menu, consisting of bagels, spreads, sandwiches, salads, soups and "appetizing" bakery items. Sammy's stores differ from Goldberg's stores in that they offer bagels and related dairy items in a kosher store, under national Kof-K Kosher Supervision. Management believes that Sammy's is the only franchised food chain subject to national kosher certification currently available in the United States.

         The Company's operations are based on those of a group of bagel shops operating in New York and New Jersey under variations of the "Goldberg" name since 1938. In October 1993, the Company acquired two such restaurants (one of which subsequently was sold), together with exclusive franchise rights to their recipes, flours, mixes and equipment and the prior owners' related bagel bakery equipment business. (The Goldberg family continues to operate ten bagel stores that are not affiliated with the Company and, subject to certain noncompetition covenants, may open additional stores in the future.) In September 1994, the Company acquired three Sammy's stores (one of which subsequently was sold) and a commissary. Since its acquisition of the Goldberg's and Sammy's stores, the Company has engaged in an extensive process of analyzing, standardizing and documenting all aspects of its retail bagel operations, preparing franchise materials and developing its franchise system and program. In addition, it retrofitted one of the Goldberg's locations to serve as a prototype store for purposes of marketing franchises and training personnel. As of October 24, 1997, the Company's retail system consisted of eighteen Goldberg's and nine Sammy's stores located in nine states, including eight Goldberg's and two Sammy's stores owned and operated by the Company and ten Goldberg's and seven Sammy's stores operated under franchise or license arrangements with the Company.


         The Company also distributes and services its bagel bakery equipment for use by its franchisees. The Company's equipment utilizes the old-fashioned method of boiling, then baking bagels with revolving tray ovens. Management believes that the Company is the only franchisor of bagel stores that provides bagel equipment directly to its franchisees.

         The Company intends to expand its retail operations primarily through franchising, and to a lesser extent, through acquisitions in key markets. Management believes that food service franchising in general, and the franchising of bagel restaurants in particular, present a unique opportunity for success in the current consumer and franchise markets. According to industry and government statistics, U.S. per capita bagel consumption nearly doubled from 1993 to 1996. Management believes that this increased demand for bagels arises primarily from increased consumer demand for healthier, low-fat food products and that the versatility, convenience and relatively low price of bagels add to their appeal.

         Management believes that the Company has a unique combination of characteristics that will help it to build a successful nationwide chain of franchised bagel restaurants under both of its concepts. The
Company's key competitive strengths include the following:

                  - Quality Products. Management believes that the key to the Company's success lies with the quality of its products. Therefore, all of the Company's bagels are prepared in the old-fashioned style, using the Company's proprietary bagel mix and dough conditioner, by first boiling and then baking the dough using the Company's bagel kettle and bagel oven. The Company believes that this process and the use of its proprietary ingredients and its equipment ensure the consistent preparation of premium quality bagels with a shine, crust, texture and overall flavor that distinguish its products from those of its competitors.

                  - Experience. The Company's products and operating systems are based on those developed by the Goldberg family during the 58 years of operation of its family-owned bagel shops. The Company's products and operating systems are the product of this half-century of experience.

                  - Complementary Concepts. Management believes that the Company's franchise program is unique in offering two complementary bagel concepts. Management also believes that the availability of these two concepts uniquely positions the Company to benefit from economies of scale in purchasing, while permitting it to penetrate distinct segments of the bagel market.

                  - Kosher Concept and Production Facilities. Management believes that Sammy's is the only franchised food chain subject to national kosher certification currently available in the United States. In addition to the market for kosher products by consumers requiring kosher food by reason of dietary restrictions in connection with their religious faith, management believes that a market for kosher products also exists among consumers who are not subject to such restrictions, but who view kosher certification as a sign of high quality, authenticity and careful preparation.

                  - Equipment Business. Management believes that the Company is unique in designing, manufacturing and distributing its bagel bakery equipment and providing consulting services in connection with the sale and installation of such equipment. Management believes that this capability provides the Company with a distinct advantage in equipping and advising its franchise outlets and in ensuring the quality of its products.

                                  THE OFFERING

Common Stock Offered..................      4,216,797 shares (based upon the
                                            3,736,797 shares issuable upon the
                                            conversion of 6% Convertible
                                            Debentures, based on the Market
                                            Price (as defined in the
                                            Debentures) of $1.50 per share on
                                            October 24, 1997) and 480,000 shares
                                            issuable upon exercise of the
                                            warrants

Common Stock Outstanding
Prior to Offering.....................      5,897,339 shares

Common Stock to be Outstanding

Immediately After Offering............      10,114,136 shares based on all
                                            shares offered under this Prospectus
                                            (assuming full conversion of the
                                            Debentures and exercise of all the
                                            Warrants).

Use of Proceeds.......................      None of the proceeds of the sale of
                                            the Common Stock registered
                                            hereunder will accrue to the
                                            Company.  See "Use of Proceeds."

Risk Factors..........................      The Securities offered hereby
                                            involve a high degree of risk.
                                            Investors should purchase the
                                            securities offered hereby only if
                                            they can afford the loss of their
                                            entire investment.

NASD SmallCap Market Symbol...........      "AAFG"


         The Company was incorporated under the laws of the State of New Jersey on September 27, 1993, under the name "Jutland Food Group, Inc." for the purpose of establishing a chain of franchised bagel restaurants using the recipes, procedures, experience and expertise of an existing, well-seasoned bagel restaurant and bakery operation. The Company changed its name to "All American Food Group, Inc." on October 24, 1995. Its executive offices are located at 104 New Era Drive, South Plainfield, New Jersey 07080 and its telephone number is
(908) 757-3022.

                                CURRENT FINANCING

         In September 1997, pursuant to a private placement, the Company (a) sold to one investor $1,300,000 principal amount of 6% Convertible Debentures (the "Debentures") and (b) received a commitment from the investor, subject to various conditions, to purchase additional Debentures in the aggregate principal amount of $1,300,000. The investor may convert the Debentures into Common Stock (the "Conversion Shares"), and the Company has the right, under certain circumstances, to require such conversion. In connection with such private placement, the Company issued warrants to purchase up to 480,000 shares of its Common Stock (the "Warrant Shares"). The Conversion Shares and Warrant Shares constitute the Selling Securityholders' Common Stock being offered and sold by the Selling Securityholders pursuant to this Prospectus. See "Description of Securities," "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources" and "Selling Securityholders and Plan of Distribution."

                            SUMMARY OF FINANCIAL DATA

         The summary financial data set forth below are derived from the Consolidated Financial Statements of the Company and its subsidiaries appearing elsewhere in this Prospectus. The Consolidated Financial Statements of the Company as of, and for the nine months ended, July 31, 1997 and 1996, for the three months ended January 31, 1995 and the year ended October 31, 1995, as aggregated, are unaudited. The summary financial data should be read in conjunction with, and are qualified in their entirety by reference to, the Consolidated Financial Statements of the Company and the Notes thereto, and "Management's Discussion and Analysis or Plan of Operation," included elsewhere in this Prospectus. At the time of its formation in September 1993, the Company's fiscal year end was January 31. During calendar year 1995, the Company changed its fiscal year end to October 31. The financial data set forth below gives effect to a one-for-two reverse split of the Company's Common Stock effected as of December 5, 1996.

    Statement of Operations Data:

                                 Three             Nine             Aggregated
                                 Months            Months           Year              Year
                                 Ended             Ended            Ended             Ended
                                 January 31        October 31,      October 31,       October 31,      Nine Months Ended July 31,
                                 1995              1995             1995 (1)          1996             -----------------------------
                                 (unaudited)                        unaudited)                           1997                 1996
                                 -----------       ------------     -----------       -----------      -----------      -----------

Revenues..................         $  674,464       $2,350,268       $3,024,732       $2,240,187       $2,094,446         $1,712.54
Net loss..................         $ (475,356)     $(1,151,545)     $(1,626,901)     $(1,973,592)     $(2,785,564)      $(1,204,571)
Net loss per share........             $(0.27)          $(0.84)          $(1.10)          $(1.85)          $(0.91)           $(1.40)
Weighted average number of
  common shares
  outstanding.............          1,785,776        1,373,708        1,476,024        1,373,708        3,091,402         1,373,708

----------

(1) Represents the total of results for the nine-month fiscal period ended October 31, 1995 and the three-month interim period ended January 31, 1995.

Balance Sheet Data (unaudited):

                                   July 31, 1997
                                   -------------

Current assets..............        $2,012,940
Current liabilities.........         1,409,218
Working capital (deficit)...           603,722
Total assets................         3,839,001
Total long term debt........         1,059,888
Deferred franchising revenue           106,119
Redeemable preferred stock             262,022
Common stock................         7,577,281
Non-redeemable preferred stock         495,532
Accumulated deficit.........      $(7,071,059)

----------

                                  RISK FACTORS

         The securities offered hereby are highly speculative and involve a high degree of risk and substantial dilution. An investment in these securities should be made only by investors who can afford the loss of their entire investment. In addition to the factors set forth elsewhere in this Prospectus, prospective investors should give careful consideration to the following risk factors in evaluating the Company and its business before purchasing the securities offered hereby.

Limited Operating History; Operating Losses

         The Company has been in existence for approximately four years and eight of the twenty-seven stores currently in operation by the Company or under franchise or license arrangements have been in operation for less than 12 months. Further, the Company incurred net losses of $1,626,901 and $1,973,527 for the twelve month period ended October 31, 1995 and the fiscal year ended October 31, 1996, respectively, and, as of July 31, 1997, had an accumulated deficit since inception of approximately $7,072,000. Such operating losses and deficits reflect the cost of developmental and other start-up activities including, in particular, the acquisition of the Company's initial retail stores and equipment business and the development of its franchise program. See "Business -- Overview" and "-- History of the Company." The Company expects to continue to incur significant losses in the future as it implements its expansion program. See "Management's Discussion and Analysis or Plan of Operation" and "Business -- Plan of Operations."

         The Company's operations are subject to numerous risks associated with establishing any new business, including unforeseen expenses, delays and complications, as well as specific risks of the food service and franchising industries. There can be no assurance that the Company will achieve or sustain profitable operations or that it will be able to remain in business. In particular, there can be no assurance that the Company-owned and operated stores will operate profitably, that the Company will succeed in opening additional stores successfully, that stores currently operating under franchise or license arrangements will operate successfully or that the Company will be successful in selling additional franchises.

Need for Additional Working Capital

         The Company anticipates that its capital resources, including the net proceeds from its Debenture Offering, will be adequate to satisfy its capital requirements for at least 12 months from the date hereof. See "Use of Proceeds" and "Management's Discussion and Analysis or Plan of Operation -- Liquidity and Capital Resources." During that time, the Company intends to expand through the sale of additional franchises and to seek additional customers for its bagel bakery equipment, which expansion will require the expenditure of working capital. The Company's future capital requirements will depend upon many factors, including the Company's ability to market its franchises and operate its own stores successfully, as well as market developments and cash flow from operations. To the extent that the net proceeds of this Offering and cash generated from operations are insufficient to fund the Company's activities, the

Company will be required to raise additional funds through bank borrowings or equity or debt financings. There can be no assurance that additional financing, if required, will be available at all or in amounts or on terms acceptable to the Company. In addition, any equity financing could result in dilution to the Company's existing shareholders. Failure to obtain additional working capital in a timely manner or on acceptable terms could have a material adverse effect on the Company, its operations, financial results and prospects. See "Business," "Management's Discussion and Analysis or Plan of Operation -- Liquidity and Capital Resources" and the Consolidated Financial Statements of the Company included elsewhere herein.

Volatility of Stock Price

         The trading price for the Common Stock has been highly volatile and could continue to be subject to significant fluctuations in response to variations in the Company's quarterly operating results, general conditions in the food service industry or the general economy, and other factors. In addition, the stock market is subject to price and volume fluctuations affecting the market price for public companies generally, or within broad industry groups, which fluctuations may be unrelated to the operating results or other circumstances of a particular company. Such fluctuations may adversely affect the liquidity of the Common Stock, as well as the price that holders may achieve for their shares upon any future sale.

Continued Nasdaq Listing; Potential Adverse Effects of Delisting

         There can be no assurance that the Company will be able to maintain the standards for continued listing of the Common Stock on The Nasdaq SmallCap Market. Delisting of the Common Stock would adversely affect the price of the Common Stock and the ability of holders to sell their shares. In addition, in order to be relisted on Nasdaq, the Company would be required to comply with the initial listing requirements, which are substantially more onerous than the maintenance standards.

         If the Company were unable to satisfy the maintenance requirements for continued listing on the Nasdaq SmallCap Market and the share price for Common Stock were to remain below $5.00 per share, unless the Company satisfies certain asset or revenue tests (at least $5,000,000 in net tangible assets if in business less than three years, at least $2,000,000 in net tangible assets if in business at least three years, or average revenues of at least $6,000,000 for the last three years), the Common Stock would become subject to the so-called "penny stock" rules promulgated by the Securities and Exchange Commission (the "Commission"). Under the penny stock rules, a broker or dealer selling penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker or dealer or the transaction otherwise is exempt. In addition, the penny stock rules require the broker or dealer to deliver, prior to any transaction, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker or dealer or the transaction otherwise is exempt. A broker or dealer also is required to disclose commissions payable thereto and to the registered representative and current quotations for the securities. In addition, a broker or dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks. These additional sales practice and disclosure requirements could adversely effect the level of trading activity in the secondary market and could impede the sale of the Company's Common Stock in that market, with a concomitant adverse effect on the price of the Common Stock in the secondary market.

No Dividends

         The Company has not paid any cash or other dividends on its Common Stock since its inception and does not anticipate paying any such dividends in the foreseeable future. It is anticipated that earnings, if any, will be used in the Company's operations and to finance the expansion of its business. See "Dividend Policy" and "Management's Discussion, Analysis or Plan of Operation -- Liquidity and Capital Resources" and "Business -- Plan of Operations."

Seasonal and Quarterly Fluctuations

         The Company's interim results of operations may be affected by the timing of the sale of franchises and the opening of new stores, receipt of franchise and market area developer fees and seasonal factors, such as weather conditions, in the areas where stores are located. In addition, the Company's results may be affected by the timing of expenses associated with its expansion.

Dependence on Franchisees

         The Company will realize a substantial portion of its revenues from initial franchise fees, ongoing royalty payments from its franchisees and the sale of foodstuffs and equipment to its franchisees. The Company is therefore substantially dependent upon its ability to attract, retain and contract with suitable franchisees, and the ability of these franchisees to open and operate their stores successfully. Should the Company experience difficulty in attracting suitable franchisees, or should the Company's franchisees encounter business or operational difficulties, the Company's revenues will be adversely affected. Such a reduction in revenues may also have an adverse effect on the Company's ability to sell new franchises and on its financial results and prospects. Consequently, the Company's financial prospects are directly related to the success of its franchisees, over which the Company has no direct control. There can be no assurance that either the Company or its franchisees will be able to develop new franchises, or operate the Company's bagel stores, successfully.

Expansion


         The opening and success of the Company's bagel stores will depend on various factors, including the availability of suitable sites; the ability of franchisees to negotiate acceptable lease terms for new locations, to obtain construction and any other necessary permits in a timely manner, and to meet construction and opening schedules; the Company's ability to manage its anticipated expansion and to hire and train personnel; and general and local economic and business conditions. The foregoing factors are not within the control of the Company.

         The Company's proposed expansion also will require the implementation of enhanced operational and financial systems and will require additional management, operational and financial resources. Failure to implement these systems and add these resources could have a material adverse effect on the Company's operations, financial results and prospects. There can be no assurance that the Company will be able to manage its expanding operations effectively or that it will be able to maintain or accelerate its growth. In addition, there can be no assurance of the viability of the Company's concepts in new geographic regions or particular local markets.

Competition; Ease of Entry into Business

    The food service industry, in general, and the fast-food and take-out sectors in particular, are intensely competitive. The Company competes, and can be anticipated to compete, against well established food service companies with substantially greater product and name recognition and with substantially greater financial, marketing and distribution capabilities than the Company's, as well as against a large number of local food establishments that offer similar or competitive products. In addition, management believes that the start-up costs associated with opening a retail food establishment offering similar products on a stand-alone basis are comparable to the start-up costs of the Company's bagel stores and, accordingly, such start-up costs are not an impediment to entry into the retail bagel business. Further, as the demand for bagels increases and consumers become more familiar with the product, they also may be expected to become increasingly discriminating in selecting bagels based on quality and value. There can be no assurance that the Company can compete successfully in this complex and changing market.

Food Service Industry

         Food service businesses often are affected by changes in consumer and competitive conditions, including changes in consumer tastes; national, regional, and local economic conditions and demographic trends; traffic patterns, and the type, number, and location of competing businesses. Adverse publicity resulting from food quality, illness, injury, or other health concerns or operating issues stemming from one store or a limited number of stores also may adversely affect multi-unit chains such as the Company. In addition, factors such as inflation, increased food, labor, and employee benefit costs, regional weather conditions and the unavailability of experienced management and hourly employees also may adversely affect the food service industry in general, and the Company's operations, financial results and prospects in particular.

Government Regulation

         The Company's franchise operations are subject to regulation by the Federal Trade Commission (the "FTC") in compliance with the Uniform Franchise Act which requires, among other things, that the Company prepare and update a comprehensive disclosure document in connection with the sale and operation of its franchises. The Company and its franchisees also must comply with state franchising laws and a wide range of other state and local rules and regulations applicable to their businesses. See "Business -- Government Regulation." Compliance with this broad federal, state and local regulatory network is essential and costly, and the failure to comply could have a material adverse effect on the Company and its franchisees. Violations of franchising laws and/or state laws and regulations governing substantive aspects of doing business in a particular state could subject the Company and its affiliates to rescission offers, monetary damages, penalties, imprisonment and/or injunctive proceedings. In addition, under court decisions in certain states, absolute vicarious liability may be imposed upon franchisers based upon claims made against franchisees. The Company currently does not carry insurance against such claims, although it intends to obtain such coverage in the future. However, there can be no assurance that the Company will be able to obtain such coverage or that such coverage will be sufficient to cover potential claims against the Company.

         This Prospectus does not constitute, and shall not be construed as, an offer to sell a Goldberg's or Sammy's franchise. Such offers may be made only by an Offering Circular in compliance with applicable state law and the Federal Trade Commission Disclosure Rule. The description of the franchises set forth in this Prospectus is not intended to be a complete description of a Goldberg's or Sammy's franchise business.

Lack of Trademark and Patent Protection

         The Company has no registered trademark or service mark protection under federal trademark law. While management believes that, in the food service industry, trademarks, service marks and the "look" ("trade dress"), of a retail chain can be adequately protected by common law, there can be no assurance that the absence of protected, registered marks will not have an adverse effect on the Company's competitive position, business or prospects. Further, although the Company modifies and installs certain bagel bakery equipment in a proprietary manner, the Company does not believe these refinements are patentable. Therefore, there can be no assurance as to whether, to what extent, or for what period of time the Company may enjoy a competitive advantage based on the availability of its equipment. In addition, it is the Company's practice to protect its proprietary dough conditioner, bagel mix and bagel dough by relying on trade secret laws and confidentiality agreements. There can be no assurance that the confidentiality of its trade secrets will be maintained or that others will not independently develop or obtain access to the same, comparable or improved recipes and formulas. See "Business -- Trademarks and Service Marks."

Dependence on Key Personnel

         The Company is substantially dependent upon the personal efforts and abilities of its senior management. See "Management." The loss of any of the Company's senior management personnel could adversely affect the Company until such time, if any, as a suitable replacement is found. The Company's ability to develop and market its products and to achieve and maintain its competitive position depends, in large part, on its ability to attract and retain qualified personnel. Competition for such personnel is intense and there can be no assurance that the Company will be able to attract and retain such personnel.

Effect of Debenture Conversion

Upon conversion of the Debentures and exercise of the Warrants there will be not less than 8,628,421 shares of Common Stock outstanding, consisting of 5,897,339 shares currently outstanding and a minimum of 2,731,082 shares (and potentially substantially more depending upon the Market Price at the time of conversion) issuable upon conversion by the Debentures and exercise of the Warrants available for offer by the Selling Securityholders, which shares will be tradable without restriction or further registration under the Securities Act of 1933, as amended (the "Securities Act"), as long as the Prospectus covering such sales remains current and effective. No prediction can be made as to the effect, if any, that future sales of shares of Common Stock, whether offered by the Selling Securityholders or others, will have on the market price of the shares of Common Stock prevailing from time to time. Sales of substantial amounts of Common Stock, or the perception that these sales could occur, could adversely affect prevailing market prices for the Common Stock and could impair the ability of the Company to raise additional capital through the sale of its equity securities or through debt financing. See "Market for Common Equity and Related Stockholder Matters."

Limitations on Directors' and Officers' Liability

         As permitted pursuant to the corporate law of the State of New Jersey, the Company's state of incorporation, the Company's Amended and Restated Certificate of Incorporation (the "Charter") and Amended and Restated By-Laws (the "By-Laws") require that the Company indemnify its directors and officers against certain liabilities incurred in their service in such capacities. In addition, the Charter provides that the personal liability of directors and officers of the Company to the Company and its shareholders shall be limited under certain circumstances. See "Management -- Limitation of Liability and Indemnification Matters."

Potential Adverse Effect of Certain Anti-Takeover Provisions

         The corporate law of the State of New Jersey, the Company's state of incorporation, and the Company's Charter, contain provisions that may discourage proposals or bids to acquire the Company. Such provisions authorize the issuance of a maximum of 4,000,000 shares of Preferred Stock (of which 873,366 shares were outstanding as of October 24, 1997) on terms which may be fixed by the Company's Board of Directors without shareholder action. The terms of any series of Preferred Stock, which may include priority claims to assets and dividends, and special voting rights, could adversely affect the rights of holders of the

Common Stock. The issuance of Preferred Stock could make the takeover of the Company or the removal of management of the Company more difficult, discourage hostile bids for control of the Company in which shareholders may receive premiums for their shares of Common Stock, or otherwise dilute the rights of holders, and the market price of the Common Stock. See "Description of Securities -- Preferred Stock."

         Shares Eligible for Future Sale; Issuance of Additional Shares. Future sales of shares of Common Stock by the Company and its stockholders could adversely affect the prevailing market price of the Common Stock. There are currently 702,300 restricted shares and 5,195,039 shares of Common Stock which are freely tradeable or eligible to have the restrictive legend removed pursuant to Rule 144(k) promulgated under the Securities Act. Of the 702,300 restricted shares, 187,500 shares have been held for at least one year from the date of this Prospectus are currently eligible for resale under Rule 144. Of the restricted shares, 530,545 shares held by certain of the Company's officers and directors will be subject to certain lock-up agreements through December 12, 1998. Sales of substantial amounts of Common Stock in the public market, or the perception that such sales may occur, could have a material adverse effect on the market price of the Common Stock. Pursuant to its Certificate of Incorporation, the Company has the authority to issue additional shares of Common Stock and Preferred Stock. The issuance of such shares could result in the dilution of the voting power of Common Stock purchased in this Offering. See "Description of Securities," "Shares Eligible for Future Sale," and "Principal Shareholders."

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         The Common Stock of the Company has been trading on Nasdaq SmallCap Market under the symbol "AAFG" since December 1996.

         The following table sets forth the range of high and low close prices for the Company's Common Stock for each quarterly period indicated, as reported by brokers and dealers making a market in the capital stock. Such quotations reflect inter-dealer prices without retail markup, markdown or commission, and may not necessarily represent actual transactions:

                                  COMMON STOCK

QUARTER ENDED                               HIGH                 LOW

September 30, 1997                         $ 2 1/32            $ 1 15/16
June 30, 1997                              $ 15/16             $ 11/16
March 31, 1997                             $ 2                 $ 1 13/16
December 31, 1996*                         $ 3 7/8             $ 3 3/8

* From initial time of trading in December 1996, the closing price was $3.58.

                               REGISTRATION RIGHTS

         In connection with the Company's private placement of $1,300,000 principal amount of 6% Convertible Debentures on September 16, 1997, the Company is obligated to use its best efforts to cause this registration statement to become effective by December 16, 1997 and to keep the registration statement effective for two years or until the Debentureholder may sell all registerable securities under Rule 144 or until the Debentureholder no longer owns any registerable securities, whichever occurs first. The Company is further obligated to register additional shares issuable upon conversion of the Debentures, upon request by the Debentureholder, if the number of shares issuable upon conversion exceed the number of shares registered, as well as to register and qualify the registerable shares under such state securities laws as the Debentureholder may request subject to specified limitations. The Company will bear the reasonable expenses of the registration and qualification of the shares under the Securities Act and state securities laws other than any underwriting discounts and commissions and legal fees in excess of $3,500.

         If the Registration Statement is not effective by December 16, 1997 (the "Initial Date"), then the Company must make payments to the Debentureholder in such amounts and at such times as determined pursuant to Section 2(c) of the Registration Rights Agreement, which states that the amount to be paid by the Company to the Selling Securityholder shall be determined as of each Computation Date, and such amount shall be equal to two percent (2%) of the purchase price paid by the Selling Securityholder for the Debenture for the period from the Initial Date to the first Computation Date, and three percent (3%) of the purchase price for each Computation Date thereafter, to the date the Registration Statement is declared effective by the SEC, except to the extent any delay in the effectiveness of the Registration Statement occurs because of an act of, or a failure to act or to act timely, by the Selling Securityholder or its counsel. "Computation Date" means the date which is the earlier of (a) five days after the Company is notified by the SEC that the Registration Statement may be declared effective or (b) December 17, 1997, and, if the Registration Statement has not theretofore been declared effective by the SEC, each date which is thirty (30) days after the previous Computation Date until such Registration Statement is so declared effective. Thus, if the registration statement is not effective by December 16, 1997, and such delay is not related to an act, or a failure to act or to act timely, by the Debentureholder or its counsel, then for the period from December 17, 1997 to January 16, 1998, the Company must pay to the Selling Securityholder a penalty of

$26,000. If the registration statement still is not effective on January 16, 1998, and such delay is not related to an act, or a failure to act or to act timely, by the Debentureholder or its counsel, then for the period from January 17, 1998 to February 16, 1998, the Company must pay to the Selling Securityholder an additional penalty of $39,000, and so on.

         In connection with the Company's private placement of Debentures, the Company also issued to the Debentureholder Warrants to purchase 130,000 shares of Common Stock exercisable at 150% of the Market Price on September 16, 1997, or $3.25, for a period of five (5) years. On September 19, 1997, the Company issued to Trautman Kramer & Company, Inc. Warrants to purchase 175,000 shares of Common Stock at $1.875 per share (the closing price of the Common Stock on such date) and Warrants to purchase 175,000 shares of Common Stock at $2.4375 per share (130% of the closing price of the Common Stock on such date). The Company is required to prepare and file a registration statement under the Securities Act for the number of shares of Common Stock issuable upon the exercise of the above Warrants. Timely filing of the registration statement has been made.

                     USE OF PROCEEDS FROM SALE OF DEBENTURES

         None of the proceeds from the sale of the Common Stock registered hereunder will accrue to the Company.

         Through private placement, the Company has obtained $1,300,000 of financing in the form of 6% Convertible Debentures. The holder of these Debentures, who is also a Selling Securityholder, has agreed to purchase an additional $1,300,000 aggregate principal amount of Debentures in each commencing not less than 30 days after the effective date of the Registration Statement of which this Prospectus is a part, subject to: (i) the effectiveness of the Registration Statement of which this Prospectus is a part, (ii) the continuing material accuracy of specified representations and warranties of the Company to the Selling Securityholder and (iii) the Market Price of the Common Stock for the five trading days prior to the purchase of the Debentures exceeding $1.25.

         The Company intends to apply the net proceeds of the Debentures for working capital purposes.

                SELLING SECURITYHOLDERS AND PLAN OF DISTRIBUTION


         The Selling Securityholder whose Conversion Shares and 130,000 of Warrant Shares are being registered hereby is South Seas Import-Export Corp. ("South Seas"). South Seas is a foreign entity with principal place of business located at 111 Arlosorov Street, Tel Aviv, Israel. South Seas does not have a domestic agent for service of process. South Seas has no other affiliation with the Company or its officers, directors, promoters or principal shareholders.

         It may be difficult for United States investors to effect service within the United States upon South Seas or its officers and directors or to realize in the United States upon judgments rendered against the South Seas or its officers and directors by courts of the United States predicated upon civil liabilities under the Securities Act of 1933 ("Securities Act") or state securities laws.

         As of the date of this Prospectus, South Seas owned $1,300,000 principal amount of 6% Convertible Debentures, had committed to purchase an additional $1,300,000 of Debentures. Upon conversion of the outstanding Debentures, South Seas will acquire shares on the basis set forth in the following paragraph, provided however, that South Seas can never own more than 4.9% of the outstanding shares. (See note(1), Principal Shareholders.)

         The Company has agreed to register the public offering of South Seas shares of Common Stock under the Securities Act and to pay all expenses in connection therewith other than brokerage commissions and discounts in connection with the sale of the Conversion Shares and the expenses of counsel for South Seas in excess of $3,500. The aggregate number of Conversion Shares that may be offered and sold pursuant to this Prospectus by South Seas will be determined by how many shares are issued upon conversion of the Debentures, which will be determined by the conversion price applicable to the Conversion Shares. See "Description of Securities." The conversion price for a Conversion Share will be the lesser of the Market Price (as defined in the Debentures) on September 16, 1997, which was $2.17, and (i) 82% of the Market Price on the Conversion Date if such date is between sixty (60) and ninety (90) days from September 16, 1997; (ii) 80% of the Market Price if the date is between ninety-one (91) and one hundred twenty (120) days from September 16, 1997; (iii) 77.5% of the Market Price if the date is between one hundred twenty-one (121) and one hundred fifty (150) days from September 16, 1997; or (iv) 75% of Market Price thereafter. Assuming that the Market Price on the date of Conversion is $1.50 (which is the Market Price calculated as of October 24, 1997) with respect to all the Debentures, and that all the Debentures are converted at 80% of the Market Price, the aggregate number of Conversion Shares issued would be 3,736,797 (excluding any Conversion Shares issued with respect to accrued interest on the Debentures at the time of conversion), and if all the Shares are sold, South Seas would have no beneficial interest in the Common Stock of the Company, assuming that South Seas did not acquire a beneficial interest in the Common Stock of the Company otherwise than through the conversion of the Debentures, including, without, limitation, through the exercise of its Warrants.


         This Prospectus also relates to the resale of 130,000 Warrant Shares by South Seas and the resale of 350,000 Warrant Shares by Trautman, Kramer & Company, Inc., an NASD member firm, which may be acquired upon the exercise of the Warrants respectively held by them. Trautman, Kramer & Company, Inc. has no offer affiliation with the Company, or its officers, directors, promoters or principal shareholders.

         The following table sets forth the names of the Selling Securityholders, the number of shares of Common Stock owned beneficially by each of the Selling Securityholders as of October 21, 1997, and the number of shares which may be offered for resale pursuant to this Prospectus. For the purpose of calculating the number of shares of Common Stock beneficially owned by the Selling Securityholders, the number of shares of Common Stock calculated to be issuable in connection with the conversion of the 6% Convertible Debentures is based on a conversion price that is derived from the average closing market price of the Common Stock on the five trading days preceding October 21, 1997 (which was $1.44). The calculation of the total number of shares of Common Stock to be offered by the holder of such Convertible Securities, however, is an estimate based upon a hypothetical 166% of the shares of Common Stock issuable upon conversion of $2,600,000 principal amount of 6% Convertible Debentures at a 20% discount to the average closing market price of the Common Stock on the five trading days preceeding October 21, 1997 (or $1.155). The actual number of shares issuable upon conversion of the Debentures cannot be predicted at this time insofar as it will be based, among other things, on the future market price of the Common Stock. The use of such hypothetical number of shares of Common Stock is not intended to constitute a prediction as to the number of shares of Common Stock into which the Debentures will be converted.

         The information included below is based upon information provided by the Selling Securityholders. Because the Selling Securityholders may offer all, some or none of their Common Stock, no definitive estimate as to the number of shares thereof that will be held by the Selling Securityholders after such offering can be provided and the following table has been prepared on the assumption that all shares of Common Stock offered under this Prospectus will be sold.

                                SHARES OF                        SHARES OF
                               COMMON STOCK                     COMMON STOCK
                               BENEFICIALLY       SHARES OF     BENEFICIALLY
                              OWNED PRIOR TO     COMMON STOCK    OWNED AFTER
NAME                          OFFERING(1)(2)    BEING OFFERED    OFFERING(3)
----                          --------------    -------------   ------------

South Seas                       3,866,797        3,866,797           0
  Import-Export Corp.(4)

Trautman, Kramer                   350,000          350,000           0
  & Company, Inc. (5)


-----------------
(1) Each of the parties listed has sole voting and investment power with respect to all shares of Common Stock indicated.

(2) As required by regulations of the Securities and Exchange Commission, the number of shares shown as beneficially owned includes shares which can be purchased within 60 days after October 21, 1997. The actual number of shares shown as beneficially owned is subject to adjustment and could be materially less or more than the estimated amount indicated depending upon factors which cannot be predicted by the Company at this time, including, among others, the market price of the Common Stock prevailing at the actual date of conversion of the Debentures.

(3) Assumes the sale of all shares offered hereby.

(4) The listed Selling Securityholder holds outstanding Warrants to purchase 130,000 shares of Common Stock at a price of $3.25 per share and $1,300,000 principal amount of Debentures. The Selling Securityholder has the right to acquire an additional $1,300,000 principal amount of Debentures. The Debentures are convertible into Common Stock at a conversion price per share equal to the lesser of (a) $2.17, or (b) (i) 82% of the market price of the Common Stock for the five trading days preceding the Conversion Date if such date is between sixty (60) and ninety (90) days from September 16, 1997, (ii) 80% of the market price of the Common Stock for the five trading days preceding the Conversion Date if the date is between ninety-one (91) and one hundred twenty (120) days from September 16, 1997; (iii) 77.5% of the market price of the Common Stock for the five trading days preceding the Conversion Date if the date is between one hundred twenty-one (121) and one hundred fifty (150) days from September 16, 1997; or (iv) 75% of market price of the Common Stock for the five trading days preceding the Conversion Date thereafter. The number of shares shown as being offered in the table is based on a hypothetical 166% of the shares of common stock issuable upon conversion of $2,600,000 of Debentures of a 20% discount to the average closing market price of the Common Stock on the five trading days preceding October 21, 1997 (or $1.155). Notwithstanding the foregoing, the Selling Securityholder can convert Debentures into Common Stock only to the extent the number of shares issued thereby, combined with the number of Shares already held by it and its affiliates, would not exceed 4.9% of the their outstanding Common Stock.

(5) The listed Selling Securityholder holds Warrants to purchase 175,000 shares of Common Stock at $1.875 per share (the closing price on the date of their issuance) and Warrants to purchase 175,000 shares of Common Stock at $2.4375 per share (130% of the closing price on such date).

         The Selling Securityholders' Shares may be offered and sold from time to time as market conditions permit, provided that a registration statement covering such Shares is effective at the time of such offer and/or sale. Under
Section 10(a)(3) of the Securities Act of 1933, as amended, when a prospectus is used more than nine months after the effective date of the registration statement, the information contained therein must be as of a date not more than 16 months prior to such use.

         The Selling Securityholders' Shares may be offered and sold in the Nasdaq Smallcap market, or otherwise, at prices and terms then prevailing or at prices related to the then-current market price, or in negotiated transactions. The Selling Securityholders' Shares may be sold by one or more of the following methods, without limitation: (i) a block trade in which a broker or dealer so engaged will attempt to sell the share as agent but may position and resell a portion of the block as principal to facilitate the transaction; (ii) purchases by a broker or dealer as principal and resale by such broker or dealer for its accounts pursuant to this Prospectus; (iii) ordinary brokerage transactions and transactions in which the broker solicits purchases; and (iv) transactions between sellers and purchasers without a broker or dealer. In effecting sales, brokers or dealers engaged by the Selling Securityholders may arrange for other brokers or dealers to participate. Such brokers or dealers may receive commissions or discounts from Selling Securityholders in amounts to be negotiated. Such brokers and dealers and any other participating brokers and dealers may be deemed to be "underwriters" within the meaning of the Securities Act, in connection with such sales.

                                 CAPITALIZATION

         The following table sets forth the actual capitalization of the Company at July 31, 1997, as adjusted to reflect the sale of $2,600,000 principal amount of Debentures and as further adjusted to reflect the conversion of all of the Debentures assuming that the Market Price (as defined in the Debentures) of the Common Stock on the date of the conversion was $1.155, which is equivalent to 80% of the closing price for the five days ended October 24, 1997. This table should be read in conjunction with the Consolidated Financial Statements and the Notes thereto included elsewhere in this Prospectus.

                                                                               July 31, 1997
                                                                               (unaudited)
                                                                                                    Proforma Assuming
                                                                     Actual    Proforma Assuming    Full Conversion of
                                                                               Sale of Debentures   Debentures
                                                                     ------    ------------------   -----------------

6% Convertible Debentures                                              - 0 -     2,600,000          - 0 -
Current liabilities (including current portion of long-term
  debt)  .......................................................    1,409,218     1,409,218         1,409,218
Long term debt and other liabilities (excluding current
  portion)  ....................................................    1,166,007     1,166,007         1,166,007
Redeemable preferred stock, no par value; Series B shares
  issued and outstanding (actual), 60,000 shares issued and
  outstanding (as adjusted)  ...................................      262,022       262,022           262,022
Non-redeemable convertible preferred stock; no par value;          ==========    ==========        ==========
  Series A, 150,000 shares authorized, 10,000 shares issued and outstanding; Series B, 180,000 shares authorized, 60,000 shares issued and outstanding; Series C, 1,600,000
  shares authorized, 982,503 shares issued and outstanding .....      495,532       495,532           495,532
Common Stock, no par value; 20,000,000 shares authorized,
  3,735,167 shares issued and outstanding, actual 9,634,136
  shares outstanding as adjusted (1)............................    7,577,281     7,577,281        10,508,104
Retained (deficit)  ............................................   (7,071,059)   (7,071,059)       (7,721,059)
                                                                   ----------    ----------        ----------
Total common stock, non-redeemable preferred stock
  and other stockholders' equity ...............................    1,001,754     1,001,754         3,285,577
                                                                   ==========    ==========        ==========

-------
(1) Does not give effect to exercise of Warrants. Gives effect to issuance of 2,162,172 shares of Common Stock since July 31, 1997.

                                 DIVIDEND POLICY

         The Company has not paid any cash or other dividends on its Common Stock since its inception and does not anticipate paying any such dividends in the foreseeable future. The Company intends to retain any earnings for use in the Company's operations and to finance the expansion of its business. See "Risk Factors -- No Dividends."

                           SELECTED FINANCIAL DATA

The following financial information is qualified by reference to, and should be read in conjunction with the Company's Consolidated Financial statements and the notes thereto and "Management's Discussion and Analysis or Plan of Operation" contained elsewhere in this Prospectus.

                        Three Months                Year Ended                       Nine Months Ended         Three Months Ended
                           Ended     Nine Months    October 31,                           July 31,                  July 31,
                        January 31,     Ended          1995        Year Ended     ------------------------  ------------------------
                           1995      October 31,  (aggregated)(1)  October 31,       1997         1996        1997          1996
                        (unaudited)     1995        (unaudited)        1996       (unaudited)  (unaudited)  (unaudited)  (unaudited)
                        -----------  -----------  ---------------  -----------    -----------  -----------  -----------  -----------
Revenues
Store Sales              $ 530,665    $1,422,341   $1,953,006      $ 1,401,266    $ 1,180,635  $ 1,028,726  $   460,456  $  382,409

Franchising revenue             --       377,201      377,201          277,854        432,560      237,223       33,159      41,584

Equipment and
product sales              143,799       550,726      694,525          561,067        481,251      446,592      124,808     149,593
                         ---------    ----------  -----------      -----------    -----------  -----------  -----------  ----------
                           674,464     2,350,268    3,024,732        2,240,187      2,094,446    1,712,541      618,423     573,586

Operating expenses
Cost of sales-equip-
ment and product costs
and store operations
exclusive of depreci-
ation and amortization     535,145     1,739,147    2,274,292        1,572,185      1,320,774    1,094,082      469,887     358,814

Cost of sales-franchi-
sing activities,
exclusive of depreci-
ation and amortization          --       213,408      213,408               --        190,473           --           --          --

Selling, general and
administrative expenses    445,686     1,146,365    1,592,051        2,132,072      2,835,323    1,435,132    1,245,910     541,702

Loss on disposal of
equipment                       --            --           --               --         72,399           --       72,399          --

Depreciation and
amortization                83,217       211,463      294,680          251,741        241,086      190,113       92,145      63,521

Settlement costs-
Employment Contracts        56,784       170,352      227,136          224,341         47,101      170,352           --      56,784
                         ---------    ----------  -----------      -----------    -----------  -----------  -----------  ----------
                         1,120,832     3,480,735    4,601,567        4,180,339      4,707,065    2,889,679    1,880,341   1,020,821
                         =========    ==========  ===========      ===========    ===========  ===========  ===========  ==========


Operating loss            (446,368)   (1,130,467)  (1,576,835)      (1,940,152)    (2,612,619)  (1,177,138)  (1,261,918)   (447,235)

Interest expense            28,988        21,078       50,066           33,440        172,945       27,433      154,693       4,382
                         ---------    ----------  -----------      ------------   -----------  -----------  ------------ ----------
Net loss                 ($475,356)  ($1,151,545) ($1,626,901)     ($1,973,592)   ($2,785,564) ($1,204,571) ($1,416,611) ($ 451,617)

Net loss per
share                       ($0.27)       ($0.84)      ($1.10)          ($1.85)        ($0.91)      ($1.40)      ($0.40)     ($0.33)

Weighted average
number of common
shares outstanding       1,785,776     1,373,708    1,476,024        1,373,708      3,091,402    1,373,708    3,554,392   1,373,708

Balance Sheet Data:

                           1/31/95       10/31/95    10/31/96          7/31/97
                           -------       --------    --------          -------
Working capital
(Deficit)                 (539,020)     (902,920)  (1,039,059)         603,722

Total assets             1,743,561     1,338,794    2,188,474        3,839,001

Total liabilities        1,170,207     1,386,967    2,013,250        2,575,225

Redeemable preferred
stock                           --            --      562,678          262,022

Common stock             1,277,000       876,150    3,360,136        7,577,281

Non-redeemable
preferred stock             54,000     1,022,580      537,905          495,532

Additional paid in
capital                    365,000       365,000           --               --

Accumulated deficit     (1,122,646)   (2,311,901)  (4,285,495)      (7,071,059)

----------
(1) Represents the total of results for the nine-month fiscal period ended October 31, 1995 and the three-month interim period ended January 31, 1995.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

         The following discussion and analysis should be read in conjunction with the Company's Consolidated Financial Statements and the Notes thereto included elsewhere in this document. The discussion of results, causes and trends should not be construed to imply any conclusion that such results or trends will necessarily continue in the future. The Company changed its fiscal year end to October 31 from January 31 during calendar year 1995. Therefore, for purposes if the following discussion, the Company's unaudited interim results for the three months ended January 31, 1995 have been combined with its results for the nine months ended October 31, 1995, as reflected in its audited financial statements for the period then ended to reflect results for the 12-month period ended October 31, 1995 ("Fiscal 1995"), which have been compared to the results for the full fiscal year ended October 31, 1996 ("Fiscal 1996").

    OVERVIEW

    Results of Operations - Three Months Ended July 31, 1997 and 1996

         Revenues for the three months ended July 31, 1997 (the "1997 Quarter") were $618,423, an increase of $44,837, or 8%, from $573,586 for the three months ended July 31, 1996 (the "1996 Quarter"). This increase is attributable to an increase in store sales of $78,047, or 20%, to $460,456 in the 1997 Quarter from $382,409 in the 1996 Quarter, as a result of an increase to six stores from four stores operated by the Company during the three month period, an increase in commissary and product sales of $14,144, or 13%, to $119,228 in the 1997 Quarter from $105,084 in the 1996 Quarter, as a consequence of a greater number of franchise stores, and a concomitant increase in demand for product during the 1997 Quarter, which increases were offset by a decrease in franchising activities of $8,425, or 20%, to $33,159 in the 1997 Quarter from $41,584 in the 1996 Quarter consisting of: (a) a decrease in initial non-recurring franchise and market development fees of $23,186, or 91%, to $2,314 in the 1997 Quarter from $25,500 in the 1996 Quarter offset by (b) an increase in ongoing royalties of $14,761, or 92%, to $30,845 in the 1997 Quarter from $16,084 in the 1996
Quarter. The Company believes the decrease in initial non-recurring franchise fees is attributable in part to the recent decline in the Company's stock price during 1997 which has adversely affected its ability to market franchises. The increase in store sales was also offset by a decrease in equipment sales of $38,929, or 87%, to $5,580 in the 1997 Quarter from $44,509 in the 1996 Quarter which decrease is attributable to the decrease in initial non-recurring franchise fees.

         Future equipment and commissary sales will be dependent on the Company's franchising activities, and such sales will therefore increase or decrease in direct proportion to the Company's success in expanding its system of franchised stores.

         Cost of sales increased by $111,073, or 31%, to $469,887 in the 1997 Quarter from $358,814 in the 1996 Quarter. Cost of sales as a percentage of store and product sales increased to 80% in the 1997 Quarter from 77% in the 1996 Quarter, reflecting an increase attributable to additional costs associated with the relocation of the Company's Lodi, New Jersey commissary and production facility to its new headquarters in South Plainfield, New Jersey. To the extent that future increases in the Company's total revenues are attributable to franchise fees, market development fees and franchise royalties, costs of sales can be expected to decrease as a percentage of revenues.

         Selling, general and administrative expenses increased by $704,208, or 130%, to $1,245,910 in the 1997 Quarter from $541,702 in the 1996 Quarter. This increase in both absolute dollars and as a percentage of revenues is attributable to the implementation of the Company's national expansion plan, substantial consulting fees incurred during the 1997 quarter and substantial professional fees related to pending acquisitions and investment banking services. The increase is primarily due to
(i) an increase in salaries and related costs of $73,940, or 33%, to $298,838 in the 1997 Quarter from $224,898 in the 1996 Quarter, (ii) an increase in selling expense of $79,433, or 67%, to $198,374 in the 1997 Quarter from $118,941 in the 1996 Quarter, primarily due to increased advertising costs to attract new franchisees and increased shipping costs associated with increased product sales, (iii) an increase in occupancy costs of $122,257, or 154%, to $201,710 in the 1997 Quarter from $79,453 in the 1996 Quarter attributable to an increase to six stores operated by the Company from four stores during the three month, and the move of the Company's headquarters (iv) an increase in professional fees and related costs associated with the Company becoming a public Company, investment banking services and pursuing an acquisition strategy of $70,523, or 277%, to $95,997 in the 1997 Quarter from $25,474 in the 1996 Quarter, and (v) an increase in consulting fees of $303,909, or 3,133%, to $313,609 in the 1997 Quarter from 9,700 in the 1996 Quarter. This increase is primarily attributable to charges incurred under consulting contracts relating to investment banking services and financial public relations.

         Depreciation and amortization increased by $28,624, or 45%, to $92,145 in the 1997 Quarter from $63,521 in the 1996 Quarter, primarily as a consequence of the Company owning and operating two more stores in the 1997 Quarter.

         Interest expense increased by $150,311, or 3,430%, to $154,693 in the 1997 Quarter from $4,382 in the 1996 Quarter. This increase is attributable to the discount granted in the Company's convertible debentures

         The net loss increased by $964,994, or 214%, to $1,416,611 in the 1997 Quarter from $451,617 in the 1996 Quarter as a result of the factors discussed above, particularly the lack of franchise sales and associated equipment sales, and the consulting fees incurred in the period.

    Results of Operations - Nine Months Ended July 31, 1997 and 1996

         Revenues for the nine months ended July 31, 1997 (the "1997 Interim Period") were $2,094,446, an increase of $381,905, or 22%, from $1,712,541 for the nine months ended July 31, 1996 (the "1996 Interim Period "). This increase is attributable to (i) an increase in store sales of $151,909, or 15%, to

$1,180,635 in the 1997 Interim Period from $1,028,726 in the 1996 Interim Period, (ii) an increase in franchising activities of $195,337, or 82%, to $432,560 in the 1997 Interim Period from $237,223 in the 1996 Interim Period consisting of (a) an increase in initial non-recurring revenue from the sale of Company-owned stores to franchisees of $200,000 in the 1997 Interim Period from $0 in the 1996 Interim Period, (b) a decrease in initial non-recurring franchise and market development fees of $55,581, or 27%, to $146,629 in the 1997 Interim Period from $202,210 in the 1996 Interim Period and (c) an increase in ongoing royalties of $50,918, or 145%, to $85,931 in the 1997 Interim Period from $35,013 in the 1996 Interim Period, and (iii) an increase in commissary and product sales of $102,463, or 45%, to $332,366 in the 1997 Interim Period from $229,903 in the 1996 Interim Period, as a consequence of a greater number of franchise stores and a concomitant increase in demand for product during the 1997 Interim Period, which increases were partially offset by a decrease in equipment sales of $67,804, or 31%, to $148,885 in the 1997 Interim Period from $216,689 in the 1996 Interim Period, primarily due to the fact that, during the 1997 Interim Period the Company has focused on franchising activities rather than on sales of equipment to unaffiliated purchasers. Future equipment and commissary sales will be dependent on the Company's franchising activities, and such sales will therefore increase or decrease in direct proportion to the Company's success in expanding its system of franchised stores.

         Cost of sales increased by $417,165, or 38%, to $1,511,247 in the 1997 Interim Period from $1,094,082 in the 1996 Interim Period. The increase in cost of sales from franchising activities is primarily due to the sale of a Company-owned store to a franchisee. The increase in cost of sales from equipment and product sales and store operations is primarily due to increased store sales. Cost of sales as a percentage of product sales increased to 79% in the 1997 Interim Period from 78% in the 1996 Interim Period, reflecting the net effect of an increase in the sale of a Company-owned store to a franchisee, and an increase attributable to the upgrading of the Company's Lodi, New Jersey commissary and production facility and increases in payroll and fixed overhead costs associated with expansion of this facility. To the extent that future increases in the Company's total revenues are attributable to franchise fees, market development fees and franchise royalties, costs of sales can be expected to decrease as a percentage of revenues.

         Selling, general and administrative expenses increased by $1,400,191, or 98%, to $2,835,323 in the 1997 Interim Period from $1,435,132 in the 1996
Interim Period. This increase in both absolute dollars and as a percentage of revenues is attributable to the implementation of the Company's national expansion plan substantial consulting fees incurred during the third quarter of 1997, substantial professional fees related to pending acquisitions and investment banking services and substantial consulting fees incurred during the third quarter of 1997. The increase is primarily due to (i) an increase in salaries and related costs of $273,534, or 48%, to $839,442 in the 1997 Interim Period from $565,908 in the 1996 Interim Period, (ii) an increase in selling expense of $211,566, or 75%, to $492,241 in the 1997 Interim Period from

$280,675 in the 1996 Interim Period, primarily due to increased advertising costs to attract new franchisees and increased shipping costs associated with increased product sales, as a result of an increase to four stores from three stores operated by the Company during the first three months and from four stores to six stores operated by the Company during the second six months of the 1997 Interim Period (iii) an increase in occupancy costs of $216,592, or 97%, to $441,026 in the 1997 Interim Period from $224,434 in the 1996 Interim Period as a result of an increase to four stores from three stores operated by the Company during the first three months and from four stores to six stores operated by the Company during the second six months of the 1997 Interim Period, and the move of the Company's headquarters (iv) an increase in professional fees and related costs associated with the Company becoming a public Company, investment banking services and pursuing an acquisition strategy of $115,078, or 153%, to $190,079 in the 1997 Interim Period from $75,001 in the 1996 Interim Period, and (v) an increase in consulting fees of $404,239, or 1,376%, to $433,609 in the 1997 Interim Period from $29,370 in the 1996 Interim Period. This increase is primarily attributable to charges incurred under consulting contracts relating to investment banking services and financial public relations.

         Depreciation and amortization increased by $50,973, or 27%, to $241,086 in the 1997 Interim Period from $190,113 in the 1996 Interim Period, primarily as a result of an increase to four stores from three stores operated by the Company during the first three months and from four stores to six stores operated by the Company during the second six months of the 1997 Interim Period.

         Interest expense increased by $145,512, or 530%, to $172,945 in the 1997 Interim Period from $27,433 in the 1996 Interim Period. This increase is attributable to the discount granted in the Company's convertible debentures

         The net loss increased by $1,406,650, or 117%, to $2,785,564 in the 1997 Interim Period from $1,204,571 in the 1996 Interim Period. To date, the Company has operated at a loss as a result of the application of resources in excess of revenues to develop its operating infrastructure, including the support structure necessary to fulfill its obligations under its franchise agreements and the anticipation of additional franchise sales. Consequently, total revenues are not yet sufficient to support the Company's overhead. Management anticipates, that during the fiscal year ending October 31, 1997, the Company's revenues will increase due to additional franchise sales, increased royalty income from existing stores, increased equipment sales to new franchisees, increased sales in existing Company-owned stores and sales revenues from newly opened Company-owned stores. There can be no assurance, however as to whether, and to what extent, the Company will actually experience additional revenues from any of these sources. The Company's ability to operate profitably in the future is substantially dependent upon its ability to sell store and market development franchises and to open additional franchise stores.

         Results of Operations - Fiscal 1996 and Fiscal 1995

         Sales revenues for 1996 were $2,240,187, a decrease of $784,545, or 26% from $3,024,732 in 1995. This decrease is attributable to (i) a decrease in store sales of $551,740, or 28%, to $1,401,266 in 1996 from $1,953,006 in 1995, as a result of a reduction from five stores to three stores operated by the

Company during the first three months, and from five stores to four stores during the next six months in 1996, (ii) a decrease in equipment sales of $380,611, or 66%, to $199,398 in 1996 from $580,009 in 1995, primarily due to the fact that, during 1996, the Company has focused on franchising activities rather than on sales of equipment to unaffiliated purchasers, and (iii) a decrease in franchising activities of $99,347, or 26% to $277,854 in 1996 from $377,201 in 1995 consisting of a decrease in initial non-recurring revenue from the sale of Company-owned stores to franchisees of $247,777, or 100% to $0 in 1996 from $247,777 in 1995, partially offset by an increase in initial non-recurring franchise and market development fees of $90,054, or 72% to $215,378 in 1996 from $125,324 in 1995 and an increase in ongoing royalties of $58,376, or 1,424% to $62,476 in 1996 from $4,100 in 1995. The decrease in sales revenues was substantially offset by an increase in commissary and product sales of $247,153, or 216% to $361,669 in 1996 from $114,516 in 1995, as a consequence of a greater number of franchise stores and a concomitant increase in demand for product during 1996.

         Management anticipates that future equipment and commissary sales will be dependent on the Company's franchising activities rather than on sales to unaffiliated purchasers and that such sales will increase or decrease in direct proportion to the Company's success in expanding its system of franchise stores.

         Cost of sales decreased by $915,515, or 37%, to $1,572,185 in 1996 from $2,487,700 in 1995. This decrease is primarily due to a decrease in the sale of Company-owned stores to franchisees, decreased store sales and decreased equipment sales. Cost of sales as a percentage of product sales decreased to 80% in 1996 from 86% in 1995, reflecting the net effect of a decrease in the sale of Company owned stores to franchisees and in equipment sales and an increase attributable to the upgrading of the Company's Lodi, New Jersey commissary and production facility and increases in payroll and fixed overhead costs associated with expansion of this facility. To the extent that future increases in the Company's total revenues are attributable to franchise fees, market development fees and franchise royalties, costs of sales can be expected to decrease as a percentage of revenues. To the extent that franchise fees, market development fees and franchise royalties remain constant, cost of sales can be expected to remain constant as a percentage of revenues.

         Selling, general and administrative expenses increased by $540,021, or 34%, to $2,132,072 in 1996 from $1,592,051 in 1995. This increase is primarily due to (i) an increase in salaries and related costs of $334,067, or 64%, to $856,590 in 1996 from $522,523 in 1995, (ii) an increase in selling expense of $64,960, or 19%, to $409,674 in 1996 from $344,714 in 1995 primarily due to increased travel expenses related to franchise sales efforts, visits to proposed retail locations and provision of on-site store training and assistance, and
(iii) an increase in professional fees of $39,562, or 43%, to $132,497 in 1996 from $92,935 in 1995 primarily due to increased legal fees associated with general corporate matters.

         Depreciation and amortization decreased by $42,940, or 15%, to $251,740 in 1996 from $294,680 in 1995, primarily as a consequence of the fact that the Company owned and operated two fewer stores for the first three months of 1996 and one less store for the next six months of the year.

         Interest expense decreased by $16,626, or 33%, to $33,440 in 1996 from

$50,066 in 1995, as a consequence of a continued reduction in the ordinary course of business of the Company's outstanding debt.

         The net loss increased by $346,691, or 21%, to $1,973,592 in 1996 from $1,626,901 in 1995. To date, the Company has operated at a loss as a result of the application of resources in excess of revenues to develop its operating infrastructure in anticipation of additional franchise sales, Company-store growth and commissary growth. Consequently, total revenues are not yet sufficient to support the Company's overhead.

Management anticipates, that during the fiscal year ending October 31, 1997, the Company's revenues will increase due to additional franchise sales, increased royalty income from existing stores, increased equipment sales to new franchisees, increased sales in existing Company-owned stores, and sales revenues from newly opened, Company-owned stores. There can be no assurance, however as to whether, and to what extent, the Company will actually experience additional revenues from any of these sources. The Company's ability to operate profitably in the future is substantially dependent upon its ability to sell single-unit and market development franchises and to open additional franchise stores and to ensure that its existing Company-owned and franchise stores operate profitably.

    Liquidity and Capital Resources

         In April 1996, the Company completed the Private Placements of its Common Stock pursuant to which it received proceeds of $2,413,986. Of the net proceeds, $410,000 consisted of property in the form of two unopened retail bagel stores in the final stages of construction.

         In December 1996 and January 1997, the Company completed an initial public offering of 1,265,000 shares of its Common Stock (including 165,000 shares to cover the underwriters' over-allotments) at a price to the public of $3.50 per share, yielding net proceeds to the Company of $3,235,000. The proceeds of the offering are being used to redeem Series A and Series B Preferred Stock, open additional Company-owned flagshipstores, expand the Company's equipment inventory, relocate and consolidate its headquarters and commissary facilities, expand its marketing and promotional activities, reduce accounts payable and accrued expenses, develop its franchising system and for working capital and general corporate purposes.

         During July 1997 the Company sold $900,000 of Convertible Debentures. In August 1997 the Company sold an additional $50,000 of convertible debentures.

         The Company's revenues are not yet sufficient to support the Company's operating expenses. Cash used by operating activities for the nine months ended July 31, 1997 was $2,834,392 compared to cash used by operating activities of $1,233,026 during the nine months ended July 31, 1996.

         Additional funds will be required to support the Company's capital requirements during the period it continues to operate at a loss.

         In this regard, on September 16, 1997, the Company completed a private placement of an issue of 6% Convertible Debentures in the total amount of $2,600,000, payable in two tranches. The first tranche of $1,300,000 was paid on September 16, 1997. The terms of the Convertible Debentures provide for an annual interest rate of 6% payable quarterly, provide for conversion into shares of common stock at the option of the holder at the price of $2.19 per share, and include an obligation on the part of the Company to file a Form SB-2 Registration Statement for the shares underlying the Convertible Debentures. The effectiveness of this Registration Statement, among other things, is a prerequisite before the funding of the second tranche of $1,300,000.

                                    BUSINESS

         Overview

         All American Food Group, Inc. (together with its wholly owned subsidiaries, the "Company") franchises two distinct bagel store concepts, distributes bagel bakery equipment and currently operates ten retail bagel stores. All of the Company's bagels are prepared using the Company's proprietary bagel mix and dough conditioner, in the "Old World" style, by first boiling and then baking the dough using the Company's own bagel kettle and bagel oven. The Company believes that this process and the use of its proprietary ingredients and its equipment ensure the consistent preparation of premium quality bagels with a shine, crust, texture and overall flavor that distinguish its products from those of its competitors.

         The Company franchises its concepts and operates its bagel stores under the names "Goldberg's Original Old World Bagels" ("Goldberg's"), "Sammy's New York Bagels" ("Sammy's") and variations thereof. Stores franchised under the Goldberg's name and concept offer a traditional bagel/delicatessen menu, consisting of bagels, spreads, sandwiches, salads, soups and "appetizing" bakery items. Sammy's stores differ from Goldberg's stores in that they offer bagels and related dairy items in a kosher store, under national Kof-K Kosher Supervision. Management believes that Sammy's is the only franchised food chain subject to national kosher certification currently available in the United States.

         As of October 21, 1997, the Company's retail system consisted of eighteen Goldberg's and nine Sammy's stores located in nine states, including eight Goldberg's and two Sammy's stores owned and operated by the Company and ten Goldberg's and seven Sammy's stores operated under franchise or license arrangements with the Company.

         The Company also distributes and services its bagel bakery equipment for use by its franchisees. The Company's equipment utilizes the old-fashioned method of boiling, then baking bagels with revolving tray ovens. Management believes that the Company is the only franchisor of bagel stores that provides bagel equipment directly to its franchisees.

         The Company intends to expand its retail operations primarily through franchising, and to a lesser extent, through acquisitions in key markets.

Management believes that food service franchising in general, and the franchising of bagel restaurants in particular, present a unique opportunity for success in the current consumer and franchise markets. See "-- The Bagel Business."

Plan of Operations

         The Company anticipates increasing its revenue, thereby generating operating cash flow in the future, by implementing the following actions:

                  - Expanding franchise operations. The Company expects to increase the sale of franchises by (i) advertising in national and regional publications and business magazines and (ii) upgrading its promotional material. In addition, depending upon the availability and utilization of existing staff, the Company may hire additional sales personnel. The Company also expects to increase its sale of franchises by opening additional Company-owned flagship stores to generate interest from experienced multi-store developers to enter into multi-unit Market Development Agreements. Management anticipates that the sale of additional franchise territories and the opening of additional stores in such territories should result in increases in franchise revenues.

                  - Increasing product sales. The Company intends to open new Company-owned retail stores and expects increased sales from its commissary to new franchise stores. The Company continuously develops new products, which management believes will lead to increased sales as the variety of products grows. The Company has retained an advertising firm to help increase store revenues, increase franchise sales and promote brand name recognition. See "-- Advertising."

                  - Making acquisitions. The Company intends to acquire other bagel stores or complementary outlets which provide entry into new markets. Management anticipates that, over a period of time, these acquisitions will increase revenues significantly.

History of the Company

         The Company was formed for the purpose of establishing a chain of franchised bagel restaurants using the recipes, procedures, experience and expertise of an existing, well-seasoned bagel restaurant and bakery operation. In October 1993, the Company acquired all the assets of Howberg Bakery Equipment Co., Inc. (the "Equipment Company"), Bagels of New Milford, Inc. and Goldberg's Famous Bagels of Orangeburg,

Inc. (together, the "Goldberg Companies"), each a retail and wholesale bagel and related foodstuff company. (The Goldberg family continues to operate ten bagel stores that are not affiliated with the Company and, subject to certain noncompetition covenants, may open additional stores in the future.)

         The assets of the Goldberg Companies consisted of two bagel stores operated by the Goldberg family of Westwood, New Jersey (one of which subsequently was sold), including the exclusive franchise rights to the recipes, flour, mixes and proprietary equipment used in these stores. The Goldberg family has been operating retail bagel shops for over 50 years under variations of the Goldberg name.

         The Equipment Company was engaged in the manufacture, assembly, sale and servicing of equipment used in the production of bagels. In connection with the sale of equipment, the Equipment Company also provided consulting services in the area of store design, equipment layout, training, food preparation and virtually all other aspects of the retail food business. The Company currently operates the business of the Equipment Company under the name "All American Equipment Company."

         On September 29, 1994, the Company completed the acquisition of 100% of the outstanding stock of four interrelated corporations (the "Sammy's Companies") operating three retail stores (one of which subsequently was sold) and a commissary under the trade name "Sammy's New York Bagels."

         Since its acquisition of the Goldberg's and Sammy's stores, the Company has engaged in an extensive process of analyzing, standardizing and documenting all aspects of its retail bagel operations, preparing franchise materials and developing its franchise system and program. In addition, it retrofitted one of the Goldberg's locations to serve as a prototype store for purposes of marketing franchises and training personnel.

         The Company was incorporated as a subsidiary of Jutland Enterprises Inc. ("Enterprises") under the laws of the State of New Jersey on September 27, 1993, under the name "Jutland Food Group, Inc." and changed its name to "All American Food Group, Inc." on October 24, 1995.

         On December 17, 1996 the Company completed an initial public offering of 1,100,000 shares of its Common Stock at a price to the public of $3.50 per share, yielding net proceeds to the Company of $2,752,000. On January 9, 1997 the underwriters of the initial public offering exercised their over-allotment option by purchasing an additional 165,000 shares at a price of $3.50 per share yielding net proceeds to the Company of $483,000.

         In July 1997, the Company sold $900,000 of convertible debentures pursuant to an exemption under Regulation S. In August 1997, the Company sold an additional $50,000 of convertible debentures pursuant to an exemption under Regulation S. The Company obtained $1,300,000 of financing in the form of 6% Convertible Debentures on September 16, 1997 through private placement under Regulation D.

         The Company's executive offices are located at 104 New Era Drive, South Plainfield, New Jersey 07080 and its telephone number is (908) 757-3022.

The Bagel Business

         Management believes that food service franchising in general, and the franchising of bagel restaurants in particular, present a unique opportunity for success in the current consumer and franchise markets. According to industry and government statistics, U.S. per capita bagel consumption is growing at the rate of 8% annually and U.S. per capita consumption (currently an average of eight bagels per person annually) rose 45% over the last five years. Management also believes that this increased demand for bagels arises primarily from increased consumer demand for healthier, low-fat food products and that the versatility, convenience and relatively low price of bagels add to their appeal.

         Inasmuch as most flavors of bagels have no fat or cholesterol, they represent an attractive alternative to doughnuts, pastries and other breakfast baked goods, while at the same time offering substantially more versatility and variety than more traditional bread products. Further, because bagels can be used in sandwiches, bagel restaurants can be expected to attract customers throughout the day. Management believes that lunch time business accounts for approximately 40% of a typical bagel store's daily business. And, since customers frequently desire to purchase bagels for home consumption, bagel restaurants also can rely upon take-out trade for a significant portion of their revenues.

         While bagels historically have been a staple ethnic food along the East Coast and in certain other urban areas throughout the country, management believes that there is a substantial potential market in smaller urban and suburban areas. Further, until recently the retail bagel industry has been composed almost exclusively of one and two-store operations and a few larger regional chains, some of which have indicated the intention to expand to a national scope. Management believes that there is a significant market for high quality bagels and that there is a significant market niche for companies able to provide such bagels on a consistent basis through a nationwide system of retail outlets. The Company believes that its system of producing bagels in each store using proprietary ingredients and its equipment is the optimal method for delivering fresh, consistently high quality products to a large and geographically dispersed market.

Competitive Strengths

         Management believes that the Company has a unique combination of characteristics that will help it to successfully build a nationwide chain of franchised bagel restaurants under both of its concepts. The Company's key competitive strengths include the following:

                  Quality Products. Management believes that the key to the Company's success lies with the quality of its products. Therefore, all of the Company's bagels are prepared, in the "Old World" style, using the Company's proprietary bagel mix and dough conditioner, by first boiling and then baking the dough using the Company's bagel kettle and bagel oven. The Company believes that this process and the use of its proprietary ingredients and its equipment results in premium quality bagels with a shine, crust, texture and overall flavor that distinguish its products from those of its competitors. Bagels sold in Goldberg's restaurants are produced on-site, in order to provide continuous availability of oven-fresh products. In order to ensure full compliance with the requirements for kosher certification, the Company produces pre-formed, uncooked bagels for its Sammy's stores at its central commissary in Lodi, New Jersey and ships such bagels frozen to the stores on a weekly basis for on-site preparation. See "-- Kosher Certification and Supervision."

                  Experience. The Company's products and operating systems were developed based on the experience of the Goldberg family of Westwood, New Jersey during the 58 years of operation of its family-owned bagel shops. Based on this half century of experience and management's experience in operating and franchising other food concepts, the Company has analyzed, standardized and documented all aspects of its retail bagel operations to develop its operating and franchise systems. See "-- Franchising" and "Management."

                  Complementary Concepts. Management believes that the Company's franchise program is unique in offering two complementary bagel concepts -- Goldberg's, which offers a traditional bagel/delicatessen menu, and Sammy's, which offers bagels and related dairy items in a kosher store. Management believes that the availability of these two complementary concepts uniquely positions the Company to benefit from economies of scale in purchasing, while permitting it to penetrate distinct segments of the bagel market.

                  Kosher Concept and Production Facilities. Management believes that Sammy's is the only franchised food chain subject to national kosher certification currently available in the United States. Kof-K Kosher Supervision estimates that the kosher market currently generates over $2 billion in sales annually from 20,000 certified kosher products. With over 6 million Jews nationally, another 6 million Muslims and Seventh Day Adventists subject to similar dietary restrictions, and a significant segment of the secular market that views kosher certification as a sign of high quality, authenticity and careful preparation, this market has experienced average annual sales growth of 20% or more since 1990. In order to ensure consistency in the quality of its products and achieve economies in kosher supervision, the Company operates a central commissary from which all Sammy's stores receive frozen, pre-formed, uncooked bagels on a weekly basis for on-premises preparation. Management anticipates that, in the future, it will utilize this facility for the production of bagels for sale to Goldberg's as well as Sammy's franchisees. See "-- Properties."

                  Equipment Business. Management believes that the Company is unique in designing and distributing its bagel bakery proprietary equipment and in its ability to provide consulting services in all areas of the retail bagel business, including store design, equipment layout, training and food preparation. Management also believes that these unique capabilities provide the Company with a distinct advantage in equipping and advising its franchised outlets and in ensuring the quality of its products. In addition, since the Company continues to provide equipment to unaffiliated bagel shops and bakeries, equipment sales represent an additional source of revenue to the Company. Management believes that equipment sales will benefit from continued demand for bagels nationwide. See "-- Plan of Operations" and "-- The Bagel Business."

Menus and Format

         The Company's aim is to provide consumers with superior products, consisting primarily of fresh bagels, spreads, salads and complementary items, and superior service in a pleasant and attractive environment. All of the Company's bagels are prepared using the Company's proprietary bagel mix and dough conditioner, in the "Old World" style, by first boiling and then baking the dough, using the Company's bagel kettle and bagel oven. The Company believes that this process and the use of its proprietary ingredients and its equipment ensures the consistent preparation of premium quality bagels with a shine, crust, texture and overall flavor that distinguish its products from those of its competitors.

         Goldberg's offers a traditional bagel/delicatessen menu, consisting of a variety of flavors of bagels, spreads, sandwiches (served on freshly baked bagels), salads, soups and "appetizing" bakery items. Sammy's offers bagels and related dairy items in a kosher store, under National Kof-K Kosher Supervision. Goldberg's bagels are prepared on-site "from scratch" and Sammy's bagels are prepared from frozen, preformed dough delivered to the stores weekly and baked on the premises, in each case providing a continuous supply of fresh product and permitting customers to enjoy the aroma of freshly baked bagels. Both concepts also offer an array of hot and cold beverages including coffee, tea, juices and soft drinks. Depending upon local competitive and other conditions, Goldberg's and Sammy's stores generally are open between the hours of 6 a.m. and 6 p.m. seven days a week.

         The Company's restaurants typically are located in strip-style neighborhood and community shopping centers or other high-traffic areas and consist of an overall area of between 750 and 2,600 square feet, including a dining area providing seating for between eight and 30 customers, a take-out counter, and kitchen, food preparation and storage areas. Decor is intended to evoke a 1938 bagel shop and includes an original photo montage of New York City scenes from that era, additional vintage photographs and memorabilia, wainscoting and a tin ceiling.

Kosher Certification and Supervision

         All of the Sammy's stores have earned certification from the internationally recognized Kof-K Kosher Supervision ("Kof-K"), ensuring that they operate in strict compliance with Kashruth, the Orthodox Jewish laws pertaining to the content and preparation of kosher foods and related matters.

         Kof-K, headquartered in Teaneck, New Jersey, is one of two universally recognized and accepted organizations responsible for certifying kosher products and establishments. Founded almost 30 years ago, Kof-K employs more than 150 experts in Kashruth and food service, as well as an international network of regional and local coordinators and Rabbinical representatives.

         Prior to certifying an establishment as meeting Kashruth requirements, Kof-K supervises and inspects the cleaning of the proposed site and obtains a complete list of all products and ingredients to be used, as well as all food handling and preparation procedures to be followed. Once Kof-K has established that each relevant item complies with the requirements of Kashruth, it issues an initial certification for the store. Throughout preopening preparations, Kof-K works with the local religious community to enlist support for the new store and to provide assurance that it will meet the Kashruth requirements. After opening, Kof-K representatives inspect the store on a regular basis to ensure continued compliance with Kashruth standards.

         Management believes that the kosher status of the Sammy's stores places them in a unique niche as the only franchised food chain subject to national kosher certification currently available in the United States.

Franchising

         Neither the following discussion, nor the other information contained in this Prospectus, constitutes, and neither shall be construed as, an offer to sell a Goldberg's or Sammy's franchise. Such offers may be made only by an Offering Circular in compliance with applicable state law and the Federal Trade Commission Disclosure Rule. The description of the franchises set forth in this Prospectus is not intended to be a complete description of a Goldberg's or Sammy's franchise business.

         The Company offers single-unit franchises, as well as Market Development Agreements covering a number of stores to be opened in a designated area within a specified period of time. The Company currently may sell its franchises in 40 states and expects to receive authorization to sell in an additional 10 states by December 31, 1997. The Company has entered into a Market Development Agreement for the State of Ohio, covering 15 retail stores, a Market Development Agreement for the State of Arizona, covering 15 retail stores, a Market Development Agreement covering a portion of the State of New York covering 37 retail stores, a Market Development Agreement covering a portion of the State of South Carolina covering 6 stores, a Market Development Agreement covering a portion of the State of Pennsylvania covering 3 stores and a licensing agreement covering the country of Israel.

         Franchise revenue includes the sale of single unit franchises pursuant to Single Unit Agreements, the sale of Company-owned stores to franchisees, the sale of market development franchises pursuant to Market Development Agreements and ongoing royalty and advertising fees.

         Single Unit Agreements provide for payment of a nonrefundable initial franchising fee (an "Initial Franchise Fee"), a weekly royalty on gross sales, and a weekly cooperative advertising fund contribution. The Company's material obligations under the terms of all Single Unit Agreements are assisting in site selection and franchisee training. Initial Franchise Fees under Single Unit Agreements are recognized as revenues when the Company has no further material obligations in respect of the establishment of such franchise, which occurs upon the opening of the store.

         Market Development Agreements provide for the payment, by the Market Developer, of a nonrefundable initial fee (a "Market Development Fee") based on the size, population and overall market potential of the territory subject to the Market Development Agreement (the "Market Area"). The Market Developer assumes substantially all of the responsibilities that otherwise would be assumed by the Company, as franchiser within the Market Area. In exchange, the Market Developer receives (i) the exclusive right to build stores for the Market Developer's own account or to seek third party franchisees within the Market Area and (ii) the right to share with the Company, on a 50/50 basis, initial and ongoing single store fees within the Market Area. The Market Development Agreement includes a development schedule setting forth the number of stores to be developed by the Market Developer during the term of the Agreement. If the Market Developer fails to maintain the store development schedule, the Market Developer loses the exclusive right to develop the Market Area. Under Market Development Agreements, the Company's obligations in respect of the development of single unit franchises within the Market Area are limited to (i) approval of franchisees presented by the Market Developer and (ii) approval of store sites. The Company has no further material obligations in respect of a Market Development Agreement at the time of execution of the Agreement. Market Development Fees paid in cash or by promissory notes fully collateralized by liquid assets or as to which the Company has obtained an independent third-party valuation are recognized as revenues by the Company upon execution of the Market Development Agreement and payment of the fee. In the absence of such collateral or valuation, the Company recognizes Market Development Fees on a cash basis as payments on such notes are received.

         The Company's portion of the Initial Franchise Fee on single unit franchises sold within a Market Developer's Market Area is recognized as revenues when the Company has no further material obligations in respect of the establishment of such franchise, which occurs upon opening of the store.

         The Company seeks franchisees committed to the Company's high standards of product quality and customer service. All franchised stores must operate in strict compliance with the standards and procedures set out in the Company's operations manuals. Each store must be under the management of a manager who has completed the Company's training program, although franchisees are not required to participate in the day-to-day management of their stores. The Company conducts regular inspections (both scheduled and unannounced) to ensure that franchises are operating in accordance with Company standards and procedures. The Company provides support to its franchisees covering equipment and technical issues 24 hours a day and seven days a week through a toll-free hotline.

         Exclusivity. Each Single Unit Agreement provides the franchisee with an exclusive area, within which the Company is not permitted to sell another franchise. Such exclusive areas, which are determined on a unit-by-unit basis based on population density, traffic patterns and other relevant considerations, generally range from a radius of four blocks in densely populated urban areas to one mile or more in suburban locations.


         Market Development Agreements provide that, if the franchisee meets his development schedule, the Company will not sell other franchises within the developer's territory ("Market Area").

         Real Estate and Local Regulation. Franchisees are obligated to purchase or lease (for a term of at least ten years) the sites for their units. Franchisees may designate a specific location or a locality in which they wish to operate, subject to the exclusivity rights of other Goldberg's and Sammy's franchisees. The Company provides assistance and guidance in site selection and lease negotiation, and must approve all sites prior to lease execution. In addition, the Company provides plans and specifications for a prototype store, as well as assistance in obtaining financing, permits and licenses, and with construction of leasehold improvements. Franchisees are expected to bear the expense of any modification of the prototype plans and specifications required to meet local building, fire or health codes and lease and other similar requirements, as well as the costs of remodeling, fireproofing or other leasehold improvements. Franchises also are responsible for, and expected to bear the expense of, local licensing matters related to occupancy and operation of the business.

         Financing. The Company does not offer direct or indirect financing in connection with its franchises. Similarly, it does not guarantee the debt, lease or other obligations of any franchisee. The Company will, however, render assistance in arranging financing and negotiating leases.

         Training and Field Support. Prior to opening, each franchisee (or an owner thereof) and at least one manager of each franchised Goldberg's or Sammy's restaurant must complete a 13-day training program including approximately 35 and 70 hours of classroom and on-the-job training, respectively, covering areas essential to the management and operation of both a retail and wholesale bagel business, including bagel preparation and production; store operating procedures; accounting and cost control; employee matters; in- and out-of-store marketing; ordering; catering; equipment maintenance; and sanitation matters. All training is conducted by senior Company personnel at the Company's corporate headquarters in Fairfield, New Jersey, or in nearby Company-owned stores. As of the date of this Prospectus, the Company had not established a permanent schedule for its training courses, but instead schedules such courses as needed to meet the opening schedules of new stores. The Company does not charge for this training and provides all participants with their midday meal, but franchisees are expected to defray living expenses for themselves and their employees during the training sessions. Similar training is required of all new managers subsequently hired and is provided by the Company.

         Refresher and ongoing training is available to franchisees on an individualized basis, through consultative meetings at franchise sites, at corporate stores and at corporate headquarters.

         The Company provides on-site and other supervisory guidance and assistance in connection with the opening of each Goldberg's and Sammy's store. Once open, the Company conducts regular operational visits and provides ongoing guidance and assistance based upon the results of such visits and review of reports submitted to it. Such guidance and assistance may relate to standards, methods and operating procedures; preparation of authorized food, beverages and other products and services; selection, purchase and preparation of food, beverage and other products, as well as fixtures, equipment, signs, materials and supplies; formulation and implementation of advertising and promotional programs; and establishment and operation of administrative, bookkeeping, accounting, inventory control, sales and general operating procedures.

         The Company periodically distributes operational bulletins and newsletters to its franchisees and provides ongoing assistance with technical and equipment problems through its 24-hour hotline, as well as personal consultations either at the franchise site or at the Company's executive offices.

         Pricing. Prices are set by individual franchisees, pursuant to guidelines provided by the Company, in light of local competitive and market conditions.

         Purchasing. Franchisees are required to purchase bagel mix and/or dough conditioner, in the case of Goldberg's stores, and prepared dough, in the case of Sammy's stores, directly from the Company. In addition, all franchisees are required to purchase the Company's bagel kettle and bagel oven. Management believes that purchase of these items from the Company is essential to maintaining the Company's quality control standards, and to ensuring the consistent high quality of the bagels offered at all of its Goldberg's and Sammy's stores.

         With respect to other items used in the operation of its stores, the Company designates approved types and brands of products. In certain instances the Company may designate a single supplier or a limited group of suppliers for a product or brand of product, in order to increase the volume of purchases from suppliers and permit the Company's franchisees as a whole to benefit from discounts associated with quantity purchasing.

         In the event that a franchisee proposes to purchase any brand or type of product not previously approved for purchase by the Company or to purchase approved items from a supplier not previously approved, the franchisee is required to submit to the Company information regarding the manufacturer's or supplier's business reputation, delivery and service performance, reliability, financial condition and credit worthiness. In addition, in the case of previously unapproved products, the franchisee must submit samples for review by the Company to determine compliance with the Company's specifications and standards. The Company then reviews the submission and, within 30 days, makes a determination whether or not to approve the supplier or product.

         The Company provides its franchisees with operational and accounting forms for use in the operation of their stores. The Company also provides its franchisees with promotional and advertising materials and other marketing tools.

         Advertising. Each franchisee is responsible for developing local advertising and promotional materials, all of which are subject to prior review and approval by the Company. In addition, the Company administers promotional funds for the benefit of all of its Goldberg's and Sammy's franchisees. Franchisees are obligated to contribute to the applicable fund a promotional fee equal to 1% of gross sales. Franchisees also may be required to participate in local or regional advertising cooperatives. Contributions to such cooperatives will be at least 1% of gross sales, and will be controlled by the local cooperative. See "-- Advertising." Stores owned and operated by the Company are required to contribute to the promotional funds and to participate in advertising cooperatives on the same basis as franchised stores.

         Franchise Fees and Royalty Payments. Current Single Unit Agreements provide for an initial single unit payment of $25,000 for either a Goldberg's or a Sammy's store. If a franchisee opens additional stores, either under a Market Development Agreement or pursuant to additional Single Unit Agreements, the initial payment is $17,500 per unit. In addition, franchisees of both concepts pay a bi-weekly royalty and service fee equal to 5% of gross sales. Franchisees also must contribute a minimum of 1% of gross sales to a local or regional advertising cooperative.

         Start-Up Time and Costs. Franchisees are required to enter into a lease within 60 days of execution of a Single Unit Agreement and to open within 120 days following first possession of the leased premises. Subject to such factors as the time to obtain a lease, financing or building permits, zoning and local ordinances, weather conditions and availability of materials and equipment, franchise stores generally can be expected to open within four to six months following execution of a franchise agreement.

         While costs vary based on location and type of store, the Company currently estimates that the cost to a new franchisee to open a typical Goldberg's or Sammy's restaurant, including initial franchise fees, equipment, signs, opening inventory and other start-up costs, but exclusive of real estate costs (purchase price, lease payments and/or improvements) generally is in the range of $105,000 to $177,500 for either a Goldberg's or Sammy's store. In addition, the Company estimates that rent for a typical Goldberg's or Sammy's store currently is between $12,000 and $45,000 annually and that a new franchisee will incur between $30,000 and $80,000 in real estate related expenses with respect to each store.

         Term and Termination. Each Single Unit Agreement runs for an initial term of ten years, subject to renewal for up to two additional five-year terms upon agreement of the franchisee to refurbish and redecorate or secure new premises. The Company has the right to terminate franchise agreements for a variety of reasons, including failure to open a restaurant or complete training; loss or surrender of restaurant premises; material misrepresentation; conviction of a felony; failure to attend required training programs; unauthorized assignment of a restaurant; unauthorized use of trademarks or confidential information; failure to comply with Company specifications or procedures; failure to make payments due to third parties; failure to make payments due to the Company or to submit required reports; and sanitation problems.

Store Locations

         The following table sets forth, by location, the number of Company owned, franchised and licensed Goldberg's and Sammy's restaurants open or under development, as of October 21, 1997:

                              COMPANY-OWNED STORES:

                                                                 Date Opened
Location                                 Concept                 (Projected)
--------                                 -------                 -----------
1443 Queen Anne Road
Teaneck, NJ  07666...................    Sammy's                     6/92

40 North James Road
Columbus, OH  43213..................    Sammy's                     1/94

197 Bleecker Street
New York, NY  10012..................    Goldberg's                  2/96

121 Route 59 W.
Nanuet, NY  10954....................    Goldberg's                  1/97

1408 Whalley Avenue                      Goldberg's
New Haven, CT  06515.................    Bagel Connection            3/97

1865 2nd Avenue (96th St.)
New York, NY  10029..................    Goldberg's                 12/96

7043 4th Street North                    Goldberg's
St. Petersburg, FL  33702............    St. Pete Bagel              8/87

249 Central Avenue                       Goldberg's
St. Petersburg, FL  33701............    St. Pete Bagel              2/90

210 East Madison                         Goldberg's
Tampa, FL  33602.....................    St. Pete Bagel              5/95

4329 West Kennedy Blvd.                  Goldberg's
Tampa, FL  33609.....................    St. Pete Bagel              6/96

                         FRANCHISED AND LICENSED STORES:

                                                                 Date Opened
Location                                 Concept                 (Projected)
--------                                 -------                 -----------

134 North Avenue
New Rochelle, NY  10803..................   Sammy's                 10/92

4951 East Grant Rd.
Tuscon, AZ  85712........................   Goldberg's               9/95

421 Route 59
Monsey, NY  10952........................   Sammy's                 11/95

1583 - A West Lane Ave.
Upper Arlington, OH .....................   Sammy's                 12/95

6449 Oracle Ave.
Tucson, AZ  85712........................   Goldberg's               2/96

162 City Center Drive
Columbus, OH  43215......................   Sammy's                  6/96

1312 Grandview Avenue
Grandview Heights, OH ...................   Sammy's                  7/96

1461 Weaver Street
Scarsdale, NY  10583.....................   Sammy's                 12/96

3318 Highway 17 So.
No. Myrtle Beach, SC  29582..............   Goldberg's               2/97

                                            Goldberg's
3735 West Dempster Street                   Kosher New
Skokie, IL  60076........................   York Bagels              4/97

42 Pershing Drive                           Goldberg's
Derby, CT  06418.........................   Bagel Connection         3/97

222 Main Street                             Goldberg's
Farmington, CT  06032....................   Bagel Connection         3/97

18 Old Stratford Road                       Goldberg's
Shelton, CT  06497.......................   Bagel Connection         3/97

11130 Seminole Blvd.                        Goldberg's
Largo, FL  34640.........................   St. Pete Bagel           2/95

5835 memorial Highway                       Goldberg's
Tampa, FL  33615.........................   St. Pete Bagel           2/97

2989 Dixwell Avenue
Hamden, CT  06518........................   Goldberg's              10/97

3650 Nazareth Pike
Bethlehem, PA  18017.....................   Goldberg's              10/97

STORES UNDER DEVELOPMENT:

White Plains, NY.........................   Sammy's                 11/97

Mt. Kisco, NY............................   Sammy's                 11/97

Albany, NY...............................   Goldberg's              11/97

East Haven, NY...........................   Goldberg's              11/97

Toledo, OH...............................   Goldberg's              11/97

Trademarks and Service Marks

         Management believes that, in the food service industry, trademarks and service marks are most effectively protected by constant, continued and evolving use of various distinctive identifying symbols. The Company is not dependent upon particular registered marks and does not believe that the registration of such marks would materially enhance its competitive position, business or prospects.

         The Company provides bagel ovens and kettles and other bagel bakery equipment to its franchisees and to unaffiliated purchasers and believes that this equipment is uniquely suited to the production of high quality bagels. Although the Company modifies and installs this equipment in a proprietary manner, the Company does not believe these modifications and refinements are patentable. It is the Company's practice to protect its proprietary dough conditioner, bagel mix and bagel dough by relying on trade secret laws and confidentiality agreements. There can be no assurance that the confidentiality of its trade secrets will be maintained or that others will not independently develop or obtain access to the same, comparable or improved recipes and formulas. See "Risk Factors -- Lack of Trademark and Patent Protection."

Competition

         The Company competes, and can be anticipated to compete, against well established food service companies with greater product and name recognition and with larger financial, marketing and distribution capabilities than the Company's, as well as innumerable local food establishments that offer similar products. The food service industry in general, and the take-out sector in particular, are intensely competitive with respect to food quality, concept, location, service and price.

         The bagel industry is highly fragmented and has traditionally been dominated by "mom and pop" operators, which, management believes, creates a unique growth opportunity for the Company's expansion. In addition, there is a growing number of national, regional and local chains, operating both owned and franchised bagel stores, including a number of such chains that have indicated the intention to expand to a national scope. The Company believes that its most direct competitors are Manhattan Bagel Company, Inc. ("Manhattan"), Einstein Brothers Bagel, Inc. ("Einstein Brothers"), Bruegger's Corporation ("Bruegger's") and Big Apple Bagels ("Big Apple").


         Recently, the bagel industry has experienced rapid expansion, with an estimated 3,000 bagel shops (including chains and independent stores) currently in operation. In addition, Dunkin' Donuts began selling its own line of fresh-baked bagels in June 1996 and expects to be selling in almost as many of its own stores as all other bagel chains combined. A number of bagel companies also have been involved in initial public offerings and acquisitions, resulting in the entry of such companies into the public capital markets and of large public companies into the bagel industry for the first time. For example, Quality Dining Inc., a public company, acquired Bruegger's, which it continues to operate as a private unit; BAB Holdings, Inc., which operates Big Apple, completed its initial public offering in November 1995; and Boston Chicken, Inc. acquired a majority interest in Einstein Brothers, which completed its initial public offering in August 1996.

         There are also several regional bagel chains and independent bagel shops which may be expected to compete with the Company. The Company's stores also compete with take-out and fast-food restaurants, delicatessens and prepared food stores, bakeries, supermarkets and convenience stores. The Company believes that the start-up costs associated with opening a retail food establishment offering similar products on a stand-alone basis are competitive with the start-up costs associated with commencing a Goldberg's or Sammy's store and accordingly, such start-up costs are not an impediment to entry into the retail bagel business. See "Risk Factors -- Competition; Ease of Entry into Business."

         As a franchiser, the Company competes for qualified franchisees with a wide variety of other investment opportunities both within and outside of the food service industry. Management believes that the consistent quality of its products, the efficiency of its operating systems, its proprietary ingredients, its equipment and its franchisee support arrangements will permit it to compete effectively, particularly against other franchisers of bagel stores.

Advertising

         The Company presently advertises and plans to continue advertising, its franchises in current stores, franchise trade shows, newspapers and business opportunity magazines. The Company and its franchisees also advertise products in newspapers, through direct mailing and on radio and television. See "-- Franchising."

         The Company administers promotional funds ("Promotional Funds") to support promotion and marketing programs designed to expand awareness of and demand for Goldberg's and Sammy's products. Each Promotional Fund furnishes Goldberg's or Sammy's franchisees, as the case may be, with promotional, advertising and marketing materials, which may include such items as direct mail pieces, media materials and brochures. The Company retains sole discretion over creative concepts, materials and endorsements used in the Promotional Funds' programs and over associated geographic, market and media placement and allocation. The Promotional Funds may pay the cost of preparing materials, employing advertising agencies and administering regional and local promotional and advertising programs and public relations activities.

         Franchisees are obligated to contribute to the appropriate Promotional Fund a promotional fee equal to 1% of gross sales.

         In the future, franchisees also may be required to participate in local or regional advertising cooperatives. The cooperatives are expected to be made up of franchisees within a given Designated Market Area for the purpose of pooling advertising funds in order to purchase advertising effectively and efficiently. Each franchisee will be entitled to one vote within the cooperative for each store owned, and advertising purchases will be determined by majority vote. Contributions will be determined by the members of each cooperative, and will range from a required minimum of 1% of gross sales. Stores owned and operated by the Company are required to contribute to the promotional funds and to participate in advertising cooperatives on the same basis as franchised stores within the same Designated Market Areas.

         Each franchisee is responsible for developing local advertising and promotional materials, all of which are subject to prior review and approval by the Company.

Government Regulation

         The Company and its franchisees are required to comply with federal, state, and local government regulations applicable to consumer food service businesses generally, including those relating to the preparation and sale of food, minimum wage requirements, overtime, working and safety conditions, and citizenship requirements, as well as regulations relating to zoning, construction, health, business licensing and employment. The Company believes that it and its franchisees are in material compliance with these provisions. Continued compliance with this broad federal, state and local regulatory network is essential and costly and the failure to comply with such regulations may have an adverse effect on the Company and its franchisees. See "Risk Factors -- Government Regulation."

         The Company's franchise operations are subject to regulation by the Federal Trade Commission ("FTC") in compliance with the FTC's rule entitled "Disclosure Requirements and Prohibitions Concerning Franchising and Business Opportunity Ventures," which requires, among other things, that the Company prepare and update periodically a comprehensive disclosure document, known as the Uniform Franchise Offering Circular ("UFOC"), in connection with the sale and operation of its franchises. In addition, some states require a franchiser to register its franchise with the state before it may offer the franchise. The Company believes that its UFOC, together with any applicable state versions or supplements, complies with both the FTC guidelines and all applicable state laws regulating franchising in those states in which it has offered franchises.

         In addition to the rules governing the offer and sale of franchises,

the Company is also subject to a number of state laws, as well as foreign laws (to the extent it offers franchises outside of the United States), that regulate substantive aspects of the franchiser-franchisee relationship, including, but not limited to, those concerning termination and non-renewal. Currently, 18 states, the District of Columbia, Puerto Rico and the Virgin Islands, have franchise termination and non-renewal laws. These laws govern the termination and/or non-renewal of the franchise agreement and, by and large, require the franchiser to have good cause, reasonable cause or just cause in order to terminate the franchise agreement or not to renew the franchise agreement. In addition, some of these laws provide for longer cure periods than currently contemplated by the Company's franchise agreements.

         Each store will be subject to regulation by federal agencies and to licensing and regulation by state and local health, sanitation, safety, fire and other departments. Difficulties in obtaining or the failure to obtain required licenses or approvals could delay or prevent the opening of a new store. The Company believes that it is in substantial compliance with the applicable laws and regulations governing its operations.

         While the Company intends to comply with all federal, state and foreign laws and regulations, there can be no assurance that it will continue to meet the requirements of such laws and regulations, which, in turn, could result in a withdrawal of approval to franchise in one or more jurisdictions. Any such loss of approval would have a material adverse effect upon the Company's ability to successfully market its franchises. Violations of franchising laws and/or state laws and regulations regulating substantive aspects of doing business in a particular state could subject the Company and its affiliates to rescission offers, monetary damages, penalties, imprisonment and/or injunctive proceedings. The state laws and regulations concerning termination and non-renewal of franchisees are not expected to have a material impact on the Company's operations. In addition, under court decisions in certain states absolute vicarious liability may be imposed upon franchisers based upon claims made against franchisees. The Company currently does not carry insurance against such claims although it intends to obtain coverage in the future. However, there can be no assurance that the Company will be able to obtain such coverage or that such coverage will be sufficient to cover claims against the Company. Further, there can be no assurance that existing or future franchise regulations will not have an adverse effect on the Company's ability to expand its franchise program.

Properties

         The Company's executive offices are located at 104 New Era Drive, South Plainfield, New Jersey 07080. The Company first occupied this location on April 1, 1997. The headquarters consist of approximately 23,000 square feet. The Company's lease on its headquarters location, bagel producing commissary and warehouse commenced February 15, 1997 and expires on January 31, 2007. The lease provides a renewal option of one five-year term. The commissary operates under kosher supervision and produces bagels for all Company-owned and franchised Sammy's stores. See "-- Kosher Certification and Supervision."

         The Company purchases bagel bakery equipment from outside vendors for distribution to Company-owned and franchised stores either directly from the manufacturer or in one consolidated shipment from the Company's Lodi warehouse. The Lodi facility currently is operating at full capacity, and management expects that additional space will be needed for the Company to continue to distribute equipment to its franchisees effectively.

         The following table sets forth the location, size and certain information pertaining to the lease, on each of the Company's Goldberg's stores, Sammy's stores and its commissary.

                                                                               Lease Terms
                                                        Area      --------------------------------------
           Location                   Concept        (Sq. Ft.)    Commencement    Expiration   Renewals
           --------                   -------        ---------    ------------    ----------   --------

1443 Queen Anne Road
Teaneck, NJ  07666.................   Sammy's             750           8/1/91       7/31/03   None

40 North James Road
Columbus, OH  43213................   Sammy's            2600          11/1/93      10/31/03   None

197 Bleecker Street
New York, NY  10012................   Goldberg's         1260          11/1/94      10/31/03   None

121 Route 59 West
Nanuet, NY  10954..................   Goldberg's         1961           7/1/95       6/30/05   None

1408 Whalley Avenue
New Haven, CT  06515...............   Goldberg's         3425           9/1/93       8/31/03   Ten Year

1865 2nd Avenue (96th Street)
New York, NY  10029................   Goldberg's        1,550           9/1/84      09/13/04   Five Year

7043 4th Street                                                                                Three Year
St. Petersburg, FL  33702             Goldberg's        2,034           5/1/95      04/30/98   Option

249 Central Avenue
St. Petersburg, FL  33701             Goldberg's        1,100           3/1/90      03/01/96   Two Year

210 East Madison
Tampa, FL  33701...................   Goldberg's        1,300          10/3/94      10/14/99   Five Year

4329 W. Kennedy Boulevard                                                                      Two Two
Tampa, FL  33609...................   Goldberg's        1,650           7/1/96      08/01/98   Year Terms

Employees

         At October 21, 1997, the Company had 136 employees, consisting of 100 full-time and 36 part-time employees. The Company has never experienced a work stoppage and no employees are represented by any labor union. The Company believes that its employee relations are good.

Legal Proceedings

         From time to time the Company is involved in litigation arising in the ordinary course of its business. The Company is not currently engaged in any legal proceedings which are expected, individually or in the aggregate, to have a material adverse effect on the Company.

                                   MANAGEMENT

Directors, Executive Officers and Key Personnel

    The current directors, executive officers and key personnel of the Company are as follows:

            Name                   Age  Positions with the Company
            ----                   ---  --------------------------
Directors and Executive Officers

Andrew Thorburn..............       54  Chairman of the Board and Chief
                                        Executive Officer
Chris R. Decker..............       50  Director, Executive Vice President,
                                        Chief Financial and Administrative
                                        Officer
John Chitvanni...............       48  Director
Anthony G. Foster............       40  Director, President

Key Personnel

Raymond Johnson..............       32  District Manager
Larry Wiese..................       32  Director of Design and Equipment
Tom Lisker...................       65  Consulting Advertising Director
Leonard Allen................       42  Director of Technical Services
Glenn Addis..................       48  Regional Director Operations
Lloyd Allen..................       47  Mid-West Regional Director Operations

         Each director is elected to hold office until the next annual meeting of shareholders and until his successor is elected and qualified or until his earlier resignation or removal. All officers serve at the discretion of the Board of Directors.

         The following sets forth certain biographical information with respect to the directors, executive officers and key personnel of the Company.

Directors and Executive Officers

         Andrew Thorburn has been President, Chief Executive Officer and Chairman of the Board of Directors of the Company since October 1993. From 1987 until October 1993, he was President of All American Enterprises, Inc., Somerset, New Jersey, an unrelated company that was the franchiser of Treats Bakery Stores ("Treats") and Perkits Frozen Yogurt ("Perkits"). From December 1994 to February 23, 1996, he served as Chairman of the Board (a non-executive position) of Blue Chip Computerware, Inc. ("Blue Chip"), which became a shareholder on July 1, 1994, but no longer is a shareholder of the Company. He also has served as Chairman, President and Chief Executive Officer of Jutland Enterprises Inc., founder of the Company, commencing in March 1988. He has been in the food industry since 1985 and prior to that time was Chief Marketing Officer of H.C. Copeland and Associates, Inc., a subsidiary of the Travelers Insurance Company, which he helped to develop from a start-up venture into a national sales company with 600 employees.


         Chris R. Decker became Chief Financial and Administrative Officer of the Company in May 1995, after serving for two years, first as a Divisional Controller and later Assistant Corporate Controller, for Leslie Fay Corporation, a leading apparel manufacturer. Previously, Mr. Decker, a certified public accountant, worked with Mr. Thorburn as a consultant to various franchised food operations, including Arby's and Schlotsky's. From 1988 to 1993, he and Mr. Thorburn were chief operating officers and franchisers of Treats and Perkits. Prior to that time, Mr. Decker had worked for eight years at Deloitte & Touche, where he served as an audit supervisor during his last two years.

         John Chitvanni joined the Company's Board of Directors in March 1994. He has been President of National Restaurant Search, a national search firm in the hospitality industry, since 1981. He has 25 years of experience in the food industry and previously was employed by Brigham's, Inc. and as a Regional Manager for Dunkin Donuts Corp. Mr. Chitvanni attended Boston State College. He has served as a guest speaker at industry conventions, written articles for various industry publications and was a contributing author for the book "Dining in Corporate America."

         Anthony G. Foster has been Chief Operating Officer of the Company since January 1, 1996. Prior to that time, he spent five years with Arby's Inc., where he had most recently been Vice President of Franchising and he previously served as National Franchise Director for McMaid, Inc. and United Consumers Club of Mericille, Indiana. From 1982 to 1986, Mr. Foster was with the 7-Eleven Division of Southland Corporation, where he was responsible for all franchise development in New England and approximately 40% of the personnel function for the 425 stores and corporate offices in the Northeast Division. He received his BS in Management and Industrial Relations from the University of Bridgeport.

Key Personnel

         Raymond Johnson , former District Manager for All American, is Director of the New England Region. Ray joined All American in March, 1996, after a three year stint as general manager with Cornett management Co. His prior food service experience includes the development and successful operation of restaurants under the Rainbow Cafe (Charlotte, N.C.), T.G. Armadillos (Harrisonburg, Virginia) and Ball Meade (Harrisonburg, Virginia) concepts between 1986 and 1995. Mr. Johnson attended James Madison University, where he majored in Hotel and Restaurant Management.

         Larry Wiese has been with the Company as Director of Design and Equipment since its formation and, from 1990 until 1993 was employed by the Howberg Equipment Company, one of the Company's predecessor companies, where he was responsible for purchasing, shipping, and scheduling for construction and installation of bagel equipment nationally.

         Tom Lisker has been associated with the Company and its predecessors since 1986 in his capacity as a principal of LGS, Inc., an advertising agency located in New York City. Mr. Lisker serves as a consultant to the Company on advertising and promotional campaigns, public relations and the development of store design and concepts. He has extensive experience in the food service industry and has provided advertising, public relations and promotional advice for a number of clients within the industry, including General Foods, General Mills, Howard Johnson's and Lum's Restaurants.

         Leonard Allen joined All American as Director of Technical Services in 1997. He is responsible for supervising design, layout, equipment, and construction of all new and existing stores. Prior to joining All American, Mr. Allen worked out of Ft. Lauderdale, Florida, where he was a consultant for major bagel equipment supply companies. He is a former bagel store owner, and his hands-on experience is invaluable to All American's training program, commissary operation and day-to-day contact with new and existing franchisees.

         Glenn Addis, former manager of the corporate store in Columbus, Ohio, has been with the Company since 1995. He is now Regional Director of the New York/New Jersey Region. Prior to joining All American, Mr. Addis had worked for ARA Services, where he was general manager of the Fine Dining Division of the private clubs in Miami International Airport. He also served as Food and Beverage Director for Doubletree Hotels, Hilton, and Holiday Inn. From 1978 to 1982, Mr. Addis was the owner of four restaurants in LaCrosse, Wisconsin.

         Lloyd Allen, formerly Director of Development, is Regional Director of All American's Midwest Region. Before joining All American in 1996, Lloyd was VP, Operations at Alexander the Great Pizza, and prior to that, Corporate VP of Jagic Wok. From 1969-1975 he was a major league pitcher, having played for California, Texas, and Chicago. He will continue to operate out of Toledo, Ohio.

Directors' Compensation

         Directors of the Company currently receive no compensation for their service as such.

Limitation of Liability and Indemnification Matters

         As permitted pursuant to the corporate law of the State of New Jersey, the Company's state of incorporation, the Charter and By-Laws require that the Company indemnify its directors and officers against certain liabilities incurred in their service in such capacities to the fullest extent permitted by applicable law. These provisions would provide indemnification for liabilities arising under the federal securities laws to the extent that such indemnification is found to be enforceable under, and to be in accordance with applicable law. In addition, as permitted by New Jersey law, the Charter eliminates the personal liability of the directors and officers to the Company or its shareholders for monetary damages for breaches of such director's or officer's duty of care or other duties as a director or officer; except liabilities for any breach of duty based upon an act or omission (a) in breach of such person's duty of loyalty to the corporation or its shareholders, (b) not in good faith or involving a knowing violation of law or (c) resulting in receipt by such person of an improper personal benefit. This limitation on liability could have the effect of limiting directors' and officers' liabilities for violations of the federal securities laws.

Omnibus Stock Plan

         The Company has adopted the All American Food Group, Inc. Amended and Restated Omnibus Stock Plan (the "Plan") to promote the long-term growth and profitability of the Company by (i) providing key directors, officers and employees of the Company and its subsidiaries with incentives to improve shareholder value and contribute to the growth and financial success of the Company and (ii) enabling the Company to attract, retain and reward the best available persons for positions of substantial responsibility. As described more fully below, the Plan provides for grants of options to purchase specified numbers of shares of Common Stock at predetermined prices.

         The following discussion represents only a summary of certain of the Plan terms and is qualified in its entirety by reference to the complete Plan, a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

         Shares Available; Maximum Awards; Participants. A total of 350,000 shares of the Company's Common Stock has been reserved for issuance pursuant to options granted pursuant to the Plan. The Plan allows the Company to grant options to employees, officers and directors of the Company and its subsidiaries; provided that only employees of the Company and its subsidiaries may receive incentive stock options under the Plan. The Company has not granted any options under the Plan.

         Stock Option Features. Under the Plan, options to purchase the Company's Common Stock may take the form of incentive stock options ("ISOs") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or nonqualified stock options ("NQSOs"). As required by Section 422 of the Code, the aggregate fair market value (as defined in the Plan) of shares of Common Stock (determined as of the date of grant of the ISO) with respect to which ISOs granted to an employee are exercisable for the first time in any calendar year may not exceed $100,000. The foregoing limitation does not apply to NQSOs.

         Initially, each option will be exercisable over a period, determined by the Board of Directors or the Compensation Committee of the Board of Directors of the Company, in its discretion, of up to ten years from the date of grant. Options may be exercisable during the option period at such time, in such amounts, and in accordance with such terms and conditions and subject to such restrictions as are determined by the Board or the Compensation Committee and set forth in option agreements evidencing the grant of such options; provided that no option may be exercisable less than six months from its date of grant.

         The exercise price of options granted pursuant to the Plan is determined by the Board or the Compensation Committee, in its discretion; provided that the exercise price of an ISO may not be less than 100% of the fair market value (as defined in the Plan) of the shares of the Company Common Stock on the date of grant. The exercise price of options granted pursuant to the Plan is subject to adjustment as provided in the Plan to reflect stock dividends, splits, other recapitalizations or reclassifications or changes in the market value of the Company Common Stock. In addition, the Plan provides that, in the event of a proposed change in control of the Company (as defined in the Plan), the Board or the Compensation Committee is to take such actions as it deems appropriate to effectuate the purposes of the Plan and to protect the grantees of options, which action may include (i) acceleration or change of the exercise dates of any option; (ii) arrangements with grantees for the payment of appropriate consideration to them for the cancellation and surrender of any option; and (iii) in any case where equity securities other than Common Stock are proposed to be delivered in exchange for or with respect to Common Stock, arrangements providing that any option shall become one or more options with respect to such other equity securities. Further, in the event the Company dissolves and liquidates (other than pursuant to a plan of merger or reorganization), then notwithstanding any restrictions on exercise set forth in the Plan or any grant agreement pursuant thereto (i) each grantee shall have the right to exercise his option at any time up to ten days prior to the effective date of such liquidation and dissolution; and (ii) the Board or the Compensation Committee may make arrangements with the grantees for the payment of appropriate consideration to them for the cancellation and surrender of any option that is so canceled or surrendered at any time up to ten days prior to the effective date of such liquidation and dissolution. The Board or the Compensation Committee also may establish a different period (and different conditions) for such exercise, cancellation, or surrender to avoid subjecting the grantee to liability under Section 16(b) of the Exchange Act.

         The shares purchased upon the exercise of an option are to be paid for by the optionee in cash or cash equivalents acceptable to the Compensation Committee. In addition, the Plan provides for broker-assisted cashless exercises in the discretion of the Compensation Committee.

         Except as permitted pursuant to Rule 16b-3 under the Exchange Act, and in any event in the case of an ISO, an option is not transferable except by will or the laws of descent and distribution. In no case may the options be exercised later than the expiration date specified in the option agreement.

         Plan Administration. The Plan is administered by the Board of Directors of the Company.

         The Board of Directors will decide when and to whom to make grants, the number of shares to be covered by the grants, the vesting schedule, the type of awards and the terms and provisions relating to the exercise of the awards. The Board of Directors may interpret the Plan and may at any time adopt such rules and regulations for the Plan as it deems advisable. The Board of Directors may at any time amend or terminate the Plan and change its terms and conditions, except that, without shareholder approval, no such amendment may (i) materially increase the maximum number of shares as to which awards may be granted under the Plan; (ii) materially increase the benefits accruing to Plan participants; or (iii) materially change the requirements as to eligibility for participation in the Plan.

         Accounting Effects. Under current accounting rules, neither the grant of options at an exercise price not less than the current fair market value of the underlying Common Stock, nor the exercise of options under the Plan, is expected to result in any charge to the earnings of the Company.

         Certain Federal Income Tax Consequences. The following is a brief summary of certain Federal income tax aspects of awards under the Plan based upon the Federal income tax laws in effect on the date hereof. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

         Incentive Stock Options. An optionee will not realize taxable income upon the grant of an ISO. In addition, an optionee will not realize taxable income upon the exercise of an ISO, provided that such exercise occurs no later than three months after the optionee's termination of employment with the Company (one year in the event of a termination on account of disability). However, an optionee's alternative minimum taxable income will be increased by the amount that the fair market value of the shares acquired upon exercise of an ISO, generally determined as of the date of exercise, exceeds the exercise price of the option. If an optionee sells the shares of Common Stock acquired upon exercise of an ISO, the tax consequences of the disposition depend upon whether the disposition is qualifying or disqualifying. The disposition of the shares is qualifying if made more than two years after the date the ISO was granted and more than one year after the date the ISO was exercised. If the disposition of the shares is qualifying, any excess of the sale price of the shares over the exercise price of the ISO would be treated as long-term capital gain taxable to the option holder at the time of the sale. If the disposition is not qualifying, i.e., a disqualifying disposition, the excess of the fair market value of the shares on the date the ISO was exercised over the exercise price would be compensation income taxable to the optionee at the time of the disposition, and any excess of the sale price of the shares over the fair market value of the shares on the date the ISO was exercised would be capital gain.

         Unless an optionee engages in a disqualifying disposition, the Company will not be entitled to a deduction with respect to an ISO. However, if an optionee engages in a disqualifying disposition, the Company generally will be entitled to a deduction equal to the amount of compensation income taxable to the optionee.

         Nonqualified Stock Options. An optionee will not realize taxable income upon the grant of an NQSO. However, when the optionee exercises the NQSO, the difference between the exercise price of the NQSO and the fair market value of the shares acquired upon exercise of the NQSO on the date of exercise is compensation income taxable to the optionee. The Company generally will be entitled to a deduction equal to the amount of compensation income taxable to the optionee.

Executive Compensation

                           Summary Compensation Table

         The following summary compensation table sets forth certain information regarding compensation paid during each of the indicated fiscal periods to the person serving as the Company's Chief Executive Officer during the last year. No executive officers received salary and bonus in an amount exceeding $100,000 during any of the fiscal periods.

               Name and                                      Fiscal      Annual      Other(2)
          Principal Position                                Period(1)   Salary
          ------------------                                ---------   -------     ---------

Andrew Thorburn, Chief Executive Officer . . . . . . . . .    1997      $97,500          --
                                                              1996     $100,663          --
                                                              1995      $39,000          --
Chris Decker, Chief Financial and Administrative Officer .    1997      $92,000          --
                                                              1996     $102,500          --
                                                              1995      $46,000          --
Anthony Foster, Chief Operating Officer . . . . . . . . . .   1997      $96,500      $27,500(3)
                                                              1996     $101,763      $17,881(3)
                                                              1995          --           --

----------
(1) The Company's 1997 fiscal period was from November 1, 1996 to July 31, 1997, its 1996 fiscal period was from November 1, 1995 to October 31, 1996, and its 1995 fiscal period was from February 1, 1995 to October 31, 1995.

(2) Excludes perquisites and other personal benefits otherwise categorized as salary which in the aggregate as for each of the named persons did not exceed 10% of the total annual salary for each person.

(3)      Consists solely of temporary housing allowance payments.


                              CERTAIN TRANSACTIONS

         In March, 1995, the Company exchanged 825,000 shares of its Series C Redeemable Convertible Preferred Stock for 412,500 shares of its Common Stock owned by Blue Chip Computerware, Inc. ("Blue Chip"), which, at the time, was an affiliate of the Company. Subsequently, during 1995, Blue Chip purchased an additional 475,000 shares of the Series C Preferred Stock for which the Company received aggregate consideration of $475,000. During 1996, the Company voluntarily redeemed 402,000 shares of the Series C Preferred Stock held by Blue Chip at a price of $1.00 per share.

         Blue Chip has sold or otherwise disposed of all of its shares of the Company's Common and Series C Preferred Stock and is no longer a shareholder of the Company.


         The Company believes that each of the foregoing transactions has been on terms no less favorable to the Company than those that could have been obtained from unaffiliated parties. It is the Company's intent that, in the future, transactions with affiliated parties will be approved by a majority of the Company's disinterested directors or otherwise as permitted by applicable law. Any such future transactions are expected to be on terms no less favorable to the Company than could be obtained from unaffiliated parties.

                             PRINCIPAL SHAREHOLDERS

         The following table sets forth, as of November, 1997, certain information as to the beneficial ownership of Common Stock of each of the Company's directors, all officers and directors as a group, and each person known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock.

                                                                             Percentage
                                              Amount and Nature of         of Common Stock
                                              Beneficial Ownership      ---------------------
            Name and Address of                Immediately Before       Before          After
          Beneficial Stockholder                   Offering(1)         Offering      Offering(2)
          ----------------------              ---------------------    --------      -----------

Andrew Thorburn...........................               470,101            7.97%        4.88%
104 New Eva Drive
South Plainfield, NJ 07080

Chris R. Decker...........................                150,211            2.5%         1.54%
104 New Eva Drive
South Plainfield, NJ 07080

John Chitvanni............................                 40,233(4)          .68%         .42%
910 West Lake Street
Roselle, IL 60172

Anthony G. Foster.........................                 30,000(5)          *             *
104 New Eva Drive
South Plainfield, NJ 07080

All officers and directors as a group
(4 persons)...............................                690,545(9)        11.40%        7.05%

----------

 *  Less than 1%.

(1) Except as otherwise indicated, each of the parties listed has sole voting and investment power with respect to all shares of Common Stock indicated. Beneficial ownership is calculated in accordance with Rule 13-d-3(d) under the Exchange Act. The ownership of the shares deemed to be held by South Seas, a Selling Securityholder, due to its ownership of $1,300,000 principal amount of Debentures and its right to acquire an additional $1,300,000 principal amount of Debentures is not reflected due to South Seas' contractual obligation to the Company pursuant to which it is not entitled to convert any Debenture to the extent that after such conversion the number of shares of Common Stock beneficially owned by South Seas and its affiliates (excluding any shares deemed beneficially owned through any continuing ownership of Debentures) exceeds 4.9% of the outstanding Common Stock. The conversion price will be adjusted and the number of shares beneficially owned and being offered by the Selling Securityholder will vary in accordance with the terms of the Debentures to reflect changes in the Market Price of common stock, stock dividends, stock splits, and certain other circumstances. See "Description of Securities."

(2) Assumes that the listed shareholders will continue to hold the shares currently held thereby after completion of the Offering.

(3) Consists of 50,211 shares of Common Stock and currently exercisable options (expiring December 31, 1998 and January 1, 2001) to purchase 50,000 shares of Common Stock at $3.125 per share, and 50,000 shares of Common Stock at $2.00 per share, respectively.

(4) Consists of 233 shares of Common Stock and currently exercisable options (expiring December 31, 1998 and November 1, 2000) to purchase 10,000 shares of Common Stock at a per share price of $3.125 and 25,000 shares of Common Stock at $2.00 per share, respectively, held by Mr. Chitvanni and 5,000 shares of Common Stock held jointly by Mr. Chitvanni and his spouse.

(5) Does not include 6,500 shares of Common Stock owned by Mr. Foster's mother-in-law, who shares Mr. Foster's residence. Mr. Foster disclaims beneficial ownership of these shares. Also includes currently exercisable options (expiring December 31, 1998) to purchase 25,000 shares at a per share price of $3.125.

(6) Includes all shares reflected above as beneficially owned by Messrs. Thorburn, Decker, Chitvanni and Foster.

                            DESCRIPTION OF SECURITIES

General

         The authorized capital stock of the Company consists of an aggregate of 24,000,000 shares of capital stock, consisting of 20,000,000 shares of Common Stock, no par value, and 4,000,000 shares of Preferred Stock, no par value. As of October 21, 1997, there were outstanding 5,897,339 shares of Common Stock no shares of Series A Preferred Stock, 60,000 shares of Series B Preferred Stock and 813,366 shares of Series C Preferred Stock, respectively.

Common Stock

         Holders of Common Stock have one vote per share on each matter submitted to a vote of the shareholders. Holders of the Common Stock do not have preemptive rights to purchase additional shares of Common Stock or other subscription rights. The Common Stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions. All shares of Common Stock are entitled to share equally in dividends from legally available sources as determined by the Board of Directors, subject to any preferential dividend rights of the Preferred Stock (described below). Upon dissolution or liquidation of the Company, whether voluntary or involuntary, holders of the Common Stock are entitled to receive assets of the Company available for distribution to the stockholders, subject to the preferential rights of the Preferred Stock. As of October 21, 1997, there were 506 holders of record of the Company's Common Stock.

6% Convertible Debentures

         The Company's 6% Convertible Debentures ("Debentures") bear an interest rate of six percent (6%) per annum and mature on September 30, 1999 as to the $1,300,000 principal amount of Debentures currently outstanding and as of the end of the first anniversary month of the issuance of the additional $1,300,000 treanche of Debentures that the Selling Shareholder has agreed to purchase. See "Use of Proceeds from Sale of Debentures." The Debentures are issuable in denominations of $100,000 and integral multiples thereof and, at the holder's request, are exchangeable for an equal aggregate principal amount of debentures of different authorized denominations. Upon maturity of the Debentures, payment for principal and accrued interest will be made either in currency or in shares of the Company's Common Stock, at the option of the holder.

         The holder may convert the Debentures into Common Stock commencing on the effective date of this Registration Statement. The conversion price per share will be equal to the lesser of (a) $2.17, the Market Price as defined in the Debentures as of September 16, 1997, or (b)(i) 82% of the Market Price on the Conversion Date if such date is between sixty (60) and ninety (90) days from September 16, 1997; (ii) 80% of the Market Price if the date is between ninety-one (91) and one hundred twenty (120) days from September 16, 1997; (iii) 77.5% of the Market Price if the date is between one hundred twenty-one (121) and one hundred fifty (150) days from September 16, 1997; or (iv) 75% of Market Price thereafter. "Market Price," as used herein, means the average closing bid price of the Common Stock on the five (5) trading days immediately preceding

September 17, 1997 or Conversion Date as may be applicable, as reported by the National Association of Securities Dealers, or the closing bid price on the over-the-counter market on such date or, in the event the Common Stock is listed on a stock exchange or traded on NASDAQ, the Market Price means the closing price on the exchange on such date, as reported in the Wall Street Journal. The Company has the option to pay the interest accrued from the date of issuance to the date of conversion either in cash or in shares of Common Stock.

         The Company may redeem any Debentures for which a Notice of Conversion has not been submitted by delivering a Notice of Redemption to the holder.

         The redemption price will be calculated so that the Holder will realize the full economic benefit that the Holder would derive from converting the securities into Common Stock and immediately selling same on the date of the Notice of Redemption. The Company must pay the redemption price to the holder within ten days from the date of the Notice of Redemption. If the Company fails to make the redemption payment within these ten days, the Company forfeits its right to redeem those Debentures.

         If the Company merges or consolidates with another corporation or sells or transfers all or substantially all of its assets to another person and, as a condition of such merger, consolidation or sale, the holders of the Company's Common Stock are entitled to receive stock or securities in another corporation or to receive property in exchange for the Company's Common Stock, then the Debenture may be converted into the kind and amount of stock, securities or property receivable by the holders of the Company's Common Stock pursuant to the transaction. If, within 15 days of the holder's receipt of a notice from the Company advising of a proposed merger, consolidation or sale, the holder has not submitted a Notice of Conversion, then the Company may prepay all outstanding principal and accrued interest and thereby terminate the holder's conversion rights.

Warrants

         In connection with the Company's private placement of Debentures, the Company also issued to the Debentureholder Warrants to purchase 130,000 shares of Common Stock exercisable at 150% of the Market Price on September 16, 1997, or $3.25, for a period of five (5) years. On September 19, 1997, the Company issued to Trautman Kramer & Co. Warrants to purchase 175,000 shares of Common Stock at $1.875 per share (the closing price of the Common Stock on such date) and Warrants to purchase 175,000 shares of Common Stock at $2.4375 per share (130% of the closing price of the Common Stock on such date).

Preferred Stock

         Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized to determine the rights, preferences, privileges and restrictions granted to, and imposed upon any series of Preferred Stock and to fix the number of shares of any series of Preferred Stock and the designation of any such series, subject, to the consent of the existing holders of preferred stock, in certain instances. The issuance of Preferred Stock could be used, under certain circumstances, as a method of preventing a takeover of the Company and could permit the Board of Directors, without any action of the holders of the Common Stock to issue Preferred Stock which could have a detrimental effect on the rights of holders of the Common Stock, including loss of voting control. Anti-takeover provisions that could be included in the Preferred Stock when issued may depress the market price of the Company's securities and may limit stockholders' ability to receive a premium on their shares of Common Stock by discouraging takeover and tender offer bids.

         The Company has issued three series Preferred Stock, designated Series A Partially Redeemable Convertible Preferred Stock ("Series A Preferred Stock"), Series B Redeemable Convertible Preferred Stock ("Series B Preferred Stock") and Series C Convertible Preferred Stock ("Series C Preferred Stock" and, collectively with the Series A Preferred Stock and the Series B Preferred Stock, "Convertible Preferred Stock"). The Series A Preferred Stock was issued to Howard Goldberg in connection with the Company's acquisition of the Goldberg Companies. The Series B Preferred Stock was issued to the shareholders of the Sammy's Companies in connection with the Company's acquisition of all of the outstanding shares of the Sammy's Companies. See "Business -- History of the Company." The Series C Preferred Stock was issued by the Company to a number of affiliated and unaffiliated purchasers in various capital raising transactions. See "Certain Transactions."

         Each share of Convertible Preferred Stock is convertible, at the election of the holder thereof, into shares of the Common Stock of the Company on a one-for-one basis, subject to adjustment in the event of certain events including (i) stock dividends, splits and reverse splits; (ii) reclassifications; (iii) issuances of warrants or rights to holders of Common Stock at a price per share less than the then-current market price of the Common Stock (as defined); (iv) other dividends or distributions to shareholders of assets or evidences of indebtedness; and (v) mergers, consolidations, sales of all or substantially all of the Company's assets, statutory exchanges of its securities and similar transactions. As a consequence of the one-for-two reverse split of the Common Stock being effected in connection with the Offering, and adjustments in connection therewith, each share of Series A Preferred Stock and Series B Preferred Stock will remain convertible into one share of Common Stock and each share of Series C Preferred Stock will be convertible into one-half share of Common Stock. The Convertible Preferred Stock has no preference as to dividends, which are payable only as and when declared by the Board of Directors, and need not be declared, notwithstanding the declaration of dividends with respect to any other class or series of the Company's capital stock. The Convertible Preferred Stock has no preference upon liquidation of the Company, but instead participates pro rata, on a share-for-share basis, with shares of Common Stock in respect of any funds otherwise available for distribution to shareholders upon such liquidation. Holders of Convertible Preferred Stock have no voting rights, except as required by applicable law.


         The Company is obligated to redeem 60,000 Series B shares (or such lesser number of shares as is then outstanding) at a price of $5.00 per share no later than December 12, 1998. The Company, at its election, also may redeem some or all of the shares of Preferred Stock outstanding at any time upon payment of a redemption price equal to $5.00 plus a premium thereon equal to 6% per annum measured from September 1994 to the effective date of such redemption.

         The Series C Preferred Stock is not subject to mandatory redemption by either the Company or at the election of the holders thereof.

         Except as required by New Jersey law, holders of Convertible Preferred Stock have no voting rights.

Underwriter's Warrants

         In connection with the Company's December 1996 initial public offering, the Company granted to R.T.G. Richards & Company, Inc., ("R.T.G. Richards") Underwriters warrants (the "Underwriter's Warrants") to purchase 110,000 shares of Common Stock at an initial exercise price of $4.90 per share. The Underwriter's Warrants are exercisable for a period of four years commencing December 12, 1997. The shares of Common Stock issuable upon exercise of the Underwriter's Warrants are identical to the Shares being registered by this Prospectus. The Underwriter's Warrants contain anti-dilution provisions providing for adjustment in the number of Warrants and the exercise price thereof under certain circumstances. The Underwriter's Warrants also grant the holders thereof certain rights of registration of the shares of Common Stock issuable upon exercise of such Warrants.

Transfer Agent

         The transfer agent for the Company's Common and Preferred Stock is Continental Stock Transfer and Trust Company.

                         SHARES ELIGIBLE FOR FUTURE SALE

         Future sales of shares of Common Stock by the Company and its stockholders could adversely affect the prevailing market price of the Common Stock. There are currently 702,300 restricted shares and 5,195,039 shares of Common Stock which are freely tradeable or eligible to have the restrictive legend removed pursuant to Rule 144(k) promulgated under the Securities Act. Of the 702,300 restricted shares, 187,500 shares have been held for at least one year from the date of this Prospectus are currently eligible for resale under Rule 144. Of the restricted shares, 530,545 shares held by certain of the Company's officers and directors will be subject to certain lock-up agreements through December 12, 1998. Sales of substantial amounts of Common Stock in the public market, or the perception that such sales may occur, could have a material adverse effect on the market price of the Common Stock. Pursuant to its Certificate of Incorporation, the Company has the authority to issue additional shares of Common Stock and Preferred Stock. The issuance of such shares could result in the dilution of the voting power of Common Stock purchased in this Offering. See "Description of Securities," "Shares Eligible for Future Sale," and "Principal Shareholders."

                                  LEGAL MATTERS

         The validity of the securities offered hereby has been passed upon for the Company by the Law Offices of John L. Milling, Esq.

                                     EXPERTS

         The financial statements of the Company at October 31, 1995 and October 31, 1996 and for the fiscal periods then ended, appearing in this Prospectus and Registration Statement of which this Prospectus forms a part have been audited by DelSanto and DeFreitas, Certified Public Accountants, independent auditors, as set forth in their report thereon appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

         The Company has filed with the Commission a registration statement under the Securities Act with respect to the securities offered by this Prospectus. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement and the exhibits thereto, which may be examined without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 or at the Regional Offices of the Commission at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials may be obtained from the Public Reference Section of the Commission in Washington, D.C. upon payment of the prescribed fees. In addition, such materials may be accessed electronically at the Commission's site on the World Wide Web, located at http://www.sec.gov. Statements contained in this Prospectus as to the contents of any contract or other documents referred to herein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

         The Company will, upon completion of the Offering, be subject to the informational requirements of the Securities Exchange Act of 1934, as amended and, in accordance therewith, will file reports and other information with the Commission. Such reports and other information may be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such materials can be obtained at prescribed rates from the Commission at such address.

                 ALL AMERICAN FOOD GROUP, INC. AND SUBSIDIARIES


                          INDEX TO FINANCIAL STATEMENTS

                          Audited Financial Statements



Report of Delsanto & Defreitas, Independent Certified Public Accountants                      F-2

Consolidated Balance Sheets as of October 31, 1996 and 1995                                   F-3

Consolidated Statement of Operations for the year ended
October 31, 1996 and for the Nine Months ended October 31, 1995                               F-4

Consolidated Statement of Cash Flows for the Year ended
October 31, 1996 and for the Nine Months ended October 31, 1995                               F-5

Consolidated Statement of Stockholders' Deficit for the Year Ended October 31,
1996 and for the Nine Months ended October 31, 1995                                           F-6

Notes to Consolidated Financial Statements                                                    F-7

                          Interim Financial Statements
                                   (Unaudited)

Consolidated Balance Sheets at July 31, 1997 and 1996                                        F-20

Consolidated Statement of Operations for the three and nine
months ended July 31, 1997 and 1996                                                          F-21

Consolidated Statement of Cash Flows for the nine
months ended July 31, 1997 and 1996                                                          F-22

Consolidated Statement of Stockholders' Equity for the nine
months ended July 31, 1997                                                                   F-23

Notes to Consolidated Interim Financial Statements                                           F-24

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors
All American Food Group, Inc.
Fairfield, New Jersey

We have audited the accompanying consolidated balance sheets of All American Food Group, Inc. and Subsidiaries as of October 31, 1996 and 1995, and the related consolidated statements of operations, cash flows and stockholders' deficit for the year ended October 31, 1996 and the nine month period ended October 31, 1995.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform our audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that the audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of All American Food Group, Inc. and Subsidiaries as of October 31, 1996 and 1995, and their consolidated results of operations and cash flows for the year ended October 31, 1996 and the nine month period ended October 31, 1995, in conformity with generally accepted accounting principles.

DelSanto and DeFreitas
Closter, New Jersey

February 5, 1997

                 ALL AMERICAN FOOD GROUP, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET

                                                                                           October 31,    October 31,
                                                                                              1996            1995
                                                                                           -----------    -----------

                                     ASSETS
Current Assets:
         Cash                                                                              $    84,302    $    53,703
         Accounts receivable, net of allowances for possible losses of $12,000
            and $15,000 respectively                                                           127,490        107,641
         Notes receivable, current portion                                                      97,115         13,505
         Inventories                                                                            66,580        123,649
         Prepaid expenses                                                                      407,516         45,251
                                                                                           -----------    -----------
         Total Current Assets                                                                  783,003        343,749

Property, Plant and Equipment, at cost less accumulated depreciation
         and amortization of $249,533 and $145,589 respectively                                920,570        517,902
Intangible Assets, net of accumulated amortization of $418,460 and $270,663 respectively       293,319        407,544
Security Deposits                                                                               31,148         30,234
Notes receivable - long-term                                                                   160,434         39,365
                                                                                           -----------    -----------
         Total Assets                                                                      $ 2,188,474    $ 1,338,794
                                                                                           ===========    ===========


                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
         Notes payable                                                                     $   194,899    $      --
         Accounts payable and accrued expenses                                               1,345,372      1,054,721
         Capitalized lease obligations - current maturities                                     75,517         75,653
         Loans from stockholders - current maturities                                           14,727         34,049
         Current maturities of long-term debt                                                    1,932          6,041
         Deferred franchising revenue, current portion                                         189,615         76,005
                                                                                           -----------    -----------
            Total Current Liabilities                                                        1,822,062      1,246,469

Capitalized Lease Obligations                                                                   25,300         84,502
Loans from stockholders                                                                          5,454         15,041
Long-term Debt                                                                                    --            1,590
Deferred franchising revenue                                                                   160,434         39,365
                                                                                           -----------    -----------
            Total Liabilities                                                                2,013,250      1,386,967
                                                                                           -----------    -----------


Commitments and contingencies
Redeemable preferred stock, no par value, Series A 115,000 shares issued and outstanding, Series B, 120,000 shares issued and outstanding,
         Redemption value of $625,000                                                          562,678           --
                                                                                           -----------    -----------

Stockholders' (Deficit):
         Non-redeemable convertible preferred stock, no par value, Series A,
         190,000 shares authorized, 75,000 and 190,000 shares issued and outstanding respectively, Series B, 180,000 shares authorized, 60,000 shares and 80,000 shares issued and outstanding respectively, Series C,
         1,600,000 shares authorized, 982,503 and 1,369,500                                    537,905      1,022,580
         Common stock, no par value, 20,000,000 shares authorized, 1,867,661 and
         945,650 shares issued and outstanding respectively                                  3,360,136        876,150
         shares issued and outstanding respectively
         Additional paid in capital                                                               --          365,000
         Accumulated deficit                                                                (4,285,495)    (2,311,903)
                                                                                           -----------    -----------
                                                                                              (387,454)       (48,173)
                                                                                           -----------    -----------

         Total Liabilities and Stockholders' (Deficit)                                     $ 2,188,474    $ 1,338,794
                                                                                           ===========    ===========

The Accompanying Notes to Consolidated Financial Statements are an integral part of these financial statements.

                 ALL AMERICAN FOOD GROUP, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS

                                                                                    Year        Nine Months
                                                                                   Ended          Ended
                                                                                 October 31,    October 31,
                                                                                    1996           1995
                                                                                 -----------    -----------

Revenues:
   Store sales                                                                   $ 1,401,266    $ 1,422,341
   Franchising revenue                                                               277,854        377,201
   Equipment and product sales                                                       561,067        550,726
                                                                                 -----------    -----------
                                                                                   2,240,187      2,350,268
                                                                                 -----------    -----------

Operating expenses:
   Cost of Sales - equipment and product costs and store operations, exclusive
     of depreciation and amortization                                              1,572,185      1,739,147
   Cost of Sales - franchising activities, exclusive of depreciation and
     amortization                                                                       --          213,408
   Selling, general and administrative expenses                                    2,132,072      1,146,365
   Depreciation and amortization                                                     251,741        211,463
   Settlement Costs - Employment Contracts                                           224,341        170,352
                                                                                 -----------    -----------
                                                                                   4,180,339      3,480,735
                                                                                 -----------    -----------

Operating loss                                                                    (1,940,152)    (1,130,467)

Interest expense                                                                      33,440         21,078
                                                                                 -----------    -----------

Net loss                                                                         ($1,973,592)   ($1,151,545)
                                                                                 ===========    ===========


Adjusted net loss for net loss per common share calculation:
Net loss                                                                         ($1,973,592)   ($1,151,545)
Increase in carrying amount of redeemable preferred stock                           (562,678)          --
                                                                                 -----------    -----------
Net loss attributable to common stock                                            ($2,536,270)   ($1,151,545)
                                                                                 ===========    ===========


Shares outstanding:
   Weighted average number of common shares outstanding                              943,150        943,150
   Additional shares                                                                 430,558        430,558
                                                                                 -----------    -----------
Adjusted shares outstanding                                                        1,373,708      1,373,708
                                                                                 ===========    ===========

Net loss per common share                                                             ($1.85)        ($0.84)
                                                                                 ===========    ===========


The Accompanying Notes to Consolidated Financial Statements are an integral part of these financial statements.

                 ALL AMERICAN FOOD GROUP, INC. AND SUBSIDIARUES
                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                                        Year        Nine Months
                                                                                        Ended         Ended
                                                                                     October 31,    October 31,
                                                                                         1996          1995
                                                                                     -----------    -----------

Cash Flows from Operating Activities:
         Net loss                                                                    ($1,973,592)   ($1,151,545)
                                                                                     -----------    -----------
         Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
                  Depreciation and amortization                                          251,741        211,463
                  Provision for possible losses on accounts receivable                      --          (35,000)
                  Gain on sale of subsidiary and retail store                               --          (34,369)
                  Issuance of common stock for services                                     --            1,750
                  Decrease (increase) in:
                           Accounts receivable                                           (19,849)       (26,661)
                           Inventories                                                    57,069         58,715
                           Prepaid expenses                                             (362,265)       (15,251)
                           Security deposits                                                (914)       (16,800)
                  Increase (decrease) in:
                           Accounts payable and accrued expenses                         290,651        524,937
                           Deferred franchise fee                                         30,000         62,500
                                                                                     -----------    -----------
                              Total adjustments                                          246,433        731,284
                                                                                     -----------    -----------
                              Net cash (used in) operating activities                 (1,727,159)      (420,261)
                                                                                     -----------    -----------

Cash Flows from Investing Activities:
         Capital expenditures                                                            (96,612)       (43,503)
         Acquisition of intangible assets                                                (33,572)          --
         Proceeds from sale of subsidiary and retail store, net of cash balance of
                  subsidiary                                                                --           64,953
                                                                                     -----------    -----------
                  Net cash (used in) provided by investing activities                   (130,184)        21,450
                                                                                     -----------    -----------

Cash Flows from Financing Activities:
         Proceeds from issuance of common stock                                        2,003,986           --
         Proceeds from issuance of preferred stock                                       200,000        541,480
         Redemption of preferred stock                                                  (416,997)      (100,000)
         Proceeds from issuance of notes payable                                         194,899           --
         Proceeds from capitalized lease obligations                                      10,900         17,843
         Payments of capitalized lease obligations                                       (70,238)       (52,587)
         Proceeds from loans from stockholders                                              --           33,250

         Payments of loans from stockholders                                             (28,909)       (38,702)
         Proceeds from issuance of long-term debt                                           --            3,250
         Payments of long-term debt                                                       (5,699)        (7,492)
                                                                                     -----------    -----------
                  Net cash provided by financing activities                            1,887,942        397,042
                                                                                     -----------    -----------

Net increase (decrease) in cash                                                           30,599         (1,769)

Cash - beginning of period                                                                53,703         55,472
                                                                                     -----------    -----------

Cash - end of period                                                                 $    84,302    $    53,703
                                                                                     ===========    ===========


The Accompanying Notes to Consolidated Financial Statements are an integral part of these financial statements.

                 ALL AMERICAN FOOD GROUP, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT

                                                                             Non-redeemable
                                                  Common Stock               Preferred Stock
                                            -------------------------    -------------------------
                                              Shares        Amount         Shares         Amount
                                            ----------    -----------    ----------    -----------

Balance at January 31, 1995                  1,355,650    $ 1,277,000       300,000    $    54,000
Nine Months Ended October 31, 1995:
Conversion of common stock to
   preferred stock                            (412,500)      (402,600)      825,000        402,600
Common stock issuance for services               2,500          1,750          --             --
Preferred stock issuance                          --             --         614,500        565,980
Preferred stock redemption                        --             --        (100,000)          --
Other                                             --             --            --             --
Net Loss                                          --             --            --             --
                                            ----------    -----------    ----------    -----------

Balance at October 31, 1995                    945,650        876,150     1,639,500      1,022,580

Year Ended October 31, 1996:
Conversion of preferred stock to
   common stock                                 35,000         70,000       (70,000)       (70,000)
Common stock issuance                          887,011      2,413,986          --             --
Preferred stock issuance                          --             --         200,000        200,000
Preferred stock redemption                        --             --        (416,997)      (416,997)
Increase in carrying amount of redeemable
   preferred stock                                --             --        (235,000)      (197,678)
Net Loss                                          --             --            --             --
                                            ----------    -----------    ----------    -----------

Balance at October 31, 1996                  1,867,661    $ 3,360,136     1,117,503    $   537,905
                                            ==========    ===========    ==========    ===========


                                              Additional
                                               Paid-In      Retained
                                               Capital      (Deficit)        Total
                                              ---------    -----------    -----------

Balance at January 31, 1995                   $ 365,000    ($1,122,646)   $   573,354
Nine Months Ended October 31, 1995:
Conversion of common stock to
   preferred stock                                 --             --                0
Common stock issuance for services                 --             --            1,750
Preferred stock issuance                           --             --          565,980
Preferred stock redemption                         --         (100,000)      (100,000)
Other                                              --           62,288         62,288
Net Loss                                           --       (1,151,545)    (1,151,545)
                                              ---------    -----------    -----------

Balance at October 31, 1995                     365,000     (2,311,903)       (48,173)

Year Ended October 31, 1996:
Conversion of preferred stock to
   common stock                                    --             --                0
Common stock issuance                              --             --        2,413,986
Preferred stock issuance                           --             --          200,000
Preferred stock redemption                         --             --         (416,997)
Increase in carrying amount of redeemable
   preferred stock                             (365,000)          --         (562,678)
Net Loss                                           --       (1,973,592)    (1,973,592)
                                              ---------    -----------    -----------

Balance at October 31, 1996                   $    --      ($4,285,495)   ($  387,454)
                                              =========    ===========    ===========

The Accompanying Notes to Consolidated Financial Statements are an integral part of these financial statements.

                 ALL AMERICAN FOOD GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                OCTOBER 31, 1996

1. Organization and Summary of Significant Accounting Policies:

(a) Organization --

The Company was incorporated under the name Jutland Food Group, Inc. on September 27, 1993 under the laws of the State of New Jersey. On October 20, 1993, the Company acquired substantially all of the assets of Howberg Bakery Equipment Co., Inc., Bagels of New Milford, Inc. and Goldberg's Famous Bagels of Orangeburg, Inc., hereinafter referred to as the "Goldberg acquisition." The assets acquired consisted of a bagel equipment business and two retail bagel stores. On September 29, 1994, the Company acquired all of the outstanding stock of four interrelated corporations all conducting business under the tradename "Sammy's New York Bagels," hereinafter referred to as the "Sammy's acquisition." The acquisition consisted of three certified kosher retail bagel stores and a bagel production facility, all operating under rabbinical supervision. Both of these acquisitions have been accounted for under the purchase method of accounting in accordance with Accounting Principle Board Opinion No. 16. Effective October 31, 1995 the company changed its fiscal year to October 31st. The Company changed its name to All American Food Group, Inc. on October 24, 1995.

(b) Business --

The Company is principally engaged in the development of a retail chain of franchised bagel stores, including the operation of a certain number of Company-owned stores for training and marketing and promotional activities, and the distribution of bagel bakery equipment and related products to the franchise system. The Company markets both single unit and market development franchise agreements. The Company, in the normal course of business, also markets stores it acquires to individuals who operate as franchisees. The Company franchises its concepts under the names "Goldberg's Original Old World Bagels" and "Sammy's New York Bagels."

The Company no longer actively engages in the sales of bagel bakery equipment to independent retail operators.

(c) Principles of Consolidation --

The consolidated financial statements include the accounts of All American Food Group, Inc. and its subsidiaries. All significant inter-company balances and transactions have been eliminated in consolidation.

(d) Cash and Cash Equivalents --

At October 31, 1996 cash represented monies on deposit in financial institutions.

(e) Concentration of Credit Risk --


The Company maintains cash and cash equivalents with various financial institutions. Company policy is designed to limit exposure with any one institution. Credit risk with respect to trade accounts and notes receivable is minimal, due to the terms under which the Company transacts its business.

(f) Fair Value of Financial Instruments --The Company estimates that the fair value of all financial instruments at October 31, 1996 does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying balance sheet based upon currently available information.

                 ALL AMERICAN FOOD GROUP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-(Continued)
                                OCTOBER 31, 1996


1. Organization and Summary of Significant Accounting Policies -- (continued)

(g) Inventories --

Inventories are stated at the lower of cost (first-in, first-out ("FIFO")) or market.

(h) Property, Plant and Equipment --

Equipment, fixtures and leasehold improvements are recorded at cost. Equipment under capital leases is recorded at the net present value of the associated lease payments. Major replacements or improvements are capitalized. Maintenance and repairs are charged to earnings as incurred. For financial statement purposes, depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets which range from three to ten years.

(i) Intangible Assets --

The values assigned to intangible assets result from the business combinations described in Note 1(a) and are based on an independent appraisal and management's estimates, and are being amortized on a straight-line basis over their estimated useful lives, which range from three and one-half to five years.

(j) Franchise Revenue Recognition --

Franchise revenue includes the sale of single unit franchises, the sale of Company-owned stores to franchisees, the sale of market development franchises and ongoing royalty and advertising fees.

Single unit franchise agreements ("Single Unit Agreements") provide for payment of a non-refundable initial franchise fee (an "Initial Franchise Fee"), a weekly royalty on gross sales, and a weekly cooperative advertising fund contribution.

The Company's material obligations under the terms of all Single Unit Agreements are assisting in site selection and franchisee training. Initial Franchise Fees under Single Unit Agreements are recognized as revenues when the Company has no further material obligations in respect of the establishment of such franchise, which occurs upon the opening of the store.

Market Development Agreements provide for the payment, by the Market Developer, of a non-refundable initial fee (a "Market Development Fee") based on the size, population and overall market potential of the territory subject to the Market Development Agreement (the "Market Area"). The Market Developer assumes substantially all of the responsibilities that otherwise would be assumed by the Company, as franchiser within the Market Area. In exchange, the Market Developer receives (i) the exclusive right to build stores for the Market Developer's own account or to seek third party franchisees within the Market Area and (ii) the right to share with the Company, on a 50/50 basis, initial and ongoing single store fees within the Market Area. Under Market Development Agreements, the Company's obligations in respect of the development of single unit franchises within the Market Area are limited to (i) approval of franchisees presented by the Market Developer and (ii) approval of store sites. The Company has no further material obligations in respect of a Market Development Agreement at the time of execution of the Agreement. Market Development Fees paid in cash or by promissory notes fully collateralized by liquid assets or as to which the Company has obtained an independent third- party valuation, are recognized as revenues by the Company upon execution of the Market Development Agreement and

                 ALL AMERICAN FOOD GROUP, INC. AND SUBSIDIARIES

                                OCTOBER 31, 1996

1. Organization and Summary of Significant Accounting Policies -- (continued)

(j) Franchise Revenue Recognition -- (continued)

payment of the fee. In the absence of such collateral or valuation, the Company recognizes Market Development Fees on a cash basis as payments on such notes are received. The Company records non-interest bearing notes with a term in excess of one year at a discount for imputed interest thereon. As of October 31, 1996 and 1995, the Company had deferred the recognition of $257,549 and $52,870 of revenues relating to notes from Market Developers. See notes 3 and 7.

The Company's portion of the Initial Franchise Fee on single unit franchises sold within a Market Developer's Market Area is recognized as revenues when the Company has no further material obligations in respect of the establishment of such franchise, which occurs upon opening of the store. As of October 31, 1996, the Company had no deferred revenue relating to stores in Market Developers' Market Areas.

The Company recognizes revenues from the sale of Company-owned stores to franchisees upon consummation of the sale transaction.


The Company recognizes franchise royalty revenue when it is earned.

Franchise revenue for the year ended October 31, 1996 of $277,854 consists of initial non-recurring franchise and market development fees of $37,500 and $177,878, respectively, and ongoing royalties of $62,476. Franchise revenue for the nine months ended October 31, 1995 of $377,201 consists of initial non-recurring franchise and market development fees of $7,500 and $117,824, respectively, initial non-recurring revenue from the sale of Company-owned stores of $247,777 and ongoing royalties of $4,100.

(k) Net Loss per Share --

Net loss per common share was determined by dividing net loss, as adjusted, by the weighted average number of common shares outstanding, as adjusted. The net loss for the year ended October 31, 1996 was adjusted by an increase of $562,678 representing the increase in the carrying amount of redeemable preferred stock. (See Note 12). The weighted average number of common shares outstanding was adjusted by an increase of 430,558 shares for all periods presented. These additional shares represent the number of shares and options issued within the twelve months prior to May 3, 1996, when the Company filed a registration statement for an initial public offering (IPO), that were issued for consideration per share or at an exercise per share less than the anticipated IPO price of $3.50 per share. The treasury stock method has been used to determine the net increase in the number of shares outstanding. As such the computation of fully diluted net loss per share was anti-dilutive in each of the periods presented; therefore, the amounts reported for primary and fully diluted loss per share are the same.

(l) Long-Lived Assets --

The Company adopted SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," effective February 1, 1994. The Company records impairment losses on long-lived assets used in operations, including goodwill and

                 ALL AMERICAN FOOD GROUP, INC. AND SUBSIDIARIES

                                OCTOBER 31, 1996

1. Organization and Summary of Significant Accounting Policies -- (continued)
(l) Long-Lived Assets --(continued)

intangible assets, when events and circumstances indicate that the assets might be impaired and the discounted cash flows estimated to be generated by those assets are less than the carrying amounts of those assets. The adoption of SFAS No. 121 had no material impact on the Company's financial condition or results of operations for the year ended October 31, 1996 or for the nine months ended October 31, 1995.


(m) Stock Options --

The Company has granted stock options to an employee, a director, a key vendor and a customer with an exercise price not less than fair market value per share of common stock on the date the option was granted. The Company accounts for stock option grants in accordance with APB Opinion No. 25, "Accounting for Stock Issued to Employees" and, accordingly, recognizes no compensation or other expense for the stock option grants.

(n) Reclassifications --

Certain reclassifications have been made in the prior nine month financial statements to conform with the presentation in the current-year financial statements.

(o) Use of Estimates --

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2. Inventories:

Inventories at October 31, consist of the following:

                                                         1996           1995
                                                       --------      ---------

            Food and paper products                    $ 37,774      $  69,544
            Equipment and parts                          28,806         54,105
                                                       --------      ---------
            Total inventories
                                                       $ 66,580      $ 123,649
                                                       ========      =========

3. Notes Receivable:

Notes receivable at October 31, represent the present value of the unpaid portion of the Market Development Fees due in connection with the sales of Market Areas (including a sale to a shareholder of the Company).

The notes, which are non-interest bearing and have been discounted based on an imputed interest rate of 9%, are as follows:

                 ALL AMERICAN FOOD GROUP, INC. AND SUBSIDIARIES

                                OCTOBER 31, 1996

3. Notes Receivable --(continued)

                                                               1996        1995
                                                             --------    -------
 Notes receivable, paid by the application of 50%
            of compensation due to Market Developer          $ 48,230    $52,870
        Notes receivable, due in quarterly installments of
           $20,000                                            209,319        --
                                                             --------    -------
                                                              257,549     52,870
         Less current portion                                  97,115     13,505
                                                             --------    -------
                                                             $160,434    $39,365

4. Fixed Assets:

Fixed assets and accumulated depreciation at October 31, consist of the following:

                                                                                     Estimated
                                                          1996           1995      Useful Lives
                                                       ---------       --------    -------------

          Machinery and equipment - retail stores     $  495,182       $333,237          7 years
          Office furniture and warehouse equipment       172,200        169,951          7 years
          Trucks and delivery vehicle                     31,370         26,370     3 to 5 years
          Leasehold improvements - retail stores         243,155        133,933    Term of lease
          Construction in progress                       228,196            --
                                                      ----------       --------
                                                       1,170,103        663,491

          Accumulated depreciation                      (249,533)      (145,589)
                                                      ----------       --------
          Fixed assets, net of accumulated
             depreciation                             $  920,570       $517,902
                                                      ==========       ========

Depreciation expense aggregated $103,944 and $81,214 for the year ended October 31, 1996 and the nine months ended October 31, 1995, respectively. At October 31, 1996 certain debt is secured by approximately $270,000 of fixed assets.

5. Intangible Assets:

Intangible assets and accumulated amortization at October 31, are as following:


                                                                                  Estimated
                                                        1996           1995       Useful Lives
                                                     ---------      ---------     ------------

          Kosher certification                       $ 165,771      $ 165,771          5 years
          Non-compete agreements                       216,789        216,789          4 years
          Lease acquisition costs                       33,572             --         10 years
          Favorable lease agreement                      7,891          7,891      3 1/2 years
          Customer lists                                93,970         93,970          4 years
          Proprietary formula                          135,513        135,513          5 years
          Drawings and blueprints                       58,273         58,273          5 years
                                                     ---------      ---------
                                                       711,779        678,207
          Accumulated depreciation                    (418,460)      (270,663)
                                                     ---------      ---------
          Intangible assets, net of accumulated
             amortization                            $ 293,319      $ 407,544
                                                     =========      =========

                 ALL AMERICAN FOOD GROUP, INC. AND SUBSIDIARIES

                                OCTOBER 31, 1996

5. Intangible Assets --(continued)

Amortization expense aggregated $147,797 and $130,249 for the year ended October 31, 1996 and the nine months ended October 31, 1995, respectively.

6. Notes Payable:

Notes payable at October 31, 1996 consisted of $147,899 due to an officer and $46,900 due to three unrelated individuals. The notes are due on demand and bear interest at rates ranging from 6% to 10%.

7. Deferred Franchising Revenue:

Deferred franchising revenue at October 31, represents Initial Franchise Fees received in connection with single store franchises where the stores have not yet opened and the present value of the portion of the Market Development Fee paid by means of non-interest bearing notes as to which the Company has not as yet recognized revenue, and are as follows:

                                                             1996        1995
                                                           --------    --------

          Single store, Initial Franchise Fees received,
               stores not yet open                         $ 92,500    $ 62,500

          Market development fees                           257,549      52,870
                                                           --------    --------
                                                            350,049     115,370
          Less current portion                              189,615      76,500
                                                           --------    --------
          Deferred franchising revenue, long-term          $160,434    $ 39,365

8. Equipment Lease Obligations:

The Company and its subsidiaries are obligated under various equipment lease arrangements which have been capitalized in the accompanying financial statements. Property, plant, and equipment presented on the consolidated balance sheet includes approximately $270,000 of assets capitalized under these leasing arrangements. Accumulated depreciation recorded on these assets approximated $86,000 at October 31, 1996. These lease obligations are due in monthly installments including interest expense at annual interest rates ranging from 8.3% to 24.5%. The lease obligations are payable through dates ranging from November 1996 through May 1999. The future minimum payments required under the lease arrangements with their present value at October 31, 1996 are as follows:

                                           Present      Interest      Minimum
          Year Ended October 31,             Value      Expense       Payments
                                          --------      -------       --------

                       1997                $75,517      $13,733       $ 89,250
                       1998                 22,781        2,210         24,991
                       1999                  2,519          128          2,647
                                          --------      -------       --------
                                          $100,817      $16,071       $116,888
                                          ========      =======       ========

                 ALL AMERICAN FOOD GROUP, INC. AND SUBSIDIARIES

                                OCTOBER 31, 1996

9. Loans From Stockholders:

Loans from stockholders primarily consist of obligations assumed in the Sammy's acquisition. These loans are due in monthly installments including interest expense at annual rates ranging from 5.0% to 16.76%. The loans are payable through dates ranging from November 1996 through February 1999.

The future minimum payments required under the loans, with their present value at October 31, 1996, are as follows:

                                      Present      Interest      Minimum
          Year Ended October 31,       Value       Expense       Payments
          ----------------------      -------       ------       -------


                       1997           $14,727         $879       $15,606
                       1998             4,057          180         4,237
                       1999             1,397           15         1,412
                                      -------       ------       -------
                                      $20,181       $1,074       $21,255
                                      =======       ======       =======


10. Long-term Debt:

Long-term debt at October 31, is summarized as follows:

                                                                              1996     1995
                                                                             ------   ------

         Note payable to bank payable in monthly installments of $405 plus interest at 1.5% above the prime rate, through
            February 1997, secured by equipment                              $1,042   $6,041
                                                                             ------   ------

         Note payable to individual in monthly installments of $153 including interest at the annual rate of 12.5%, payable
           through April 1997                                                   890    1,590
                                                                              1,932    7,631
         Less current portion                                                 1,932    6,041
                                                                             ------   ------
         Long-term debt                                                      $ --     $1,590
                                                                             ======   ======

11. Income Taxes:

The Company has adopted SFAS No. 109 and is a C Corporation subject to federal and state income taxes with a fiscal year ended October 31.

At October 31, the cumulative temporary differences resulted in net deferred assets or liabilities consisting primarily of:

                 ALL AMERICAN FOOD GROUP, INC. AND SUBSIDIARIES

                                OCTOBER 31, 1996

11. Income Taxes --(continued)


                                                                          1996             1995
                                                                       ---------        ---------

Deferred tax assets
     Accounts receivable reserves                                      $  12,000        $  15,000
     Net operating loss carryovers                                     2,400,000          750,000
                                                                       ---------        ---------
                                                                       2,412,000          765,000
     Less valuation allowance                                          2,021,000           99,000
                                                                       ---------        ---------
Deferred tax asset, net                                                  391,000          666,000

Deferred tax liabilities:
     Difference between assigned value and the tax basis
assets and liabilities resulting from the Goldberg's and
Sammy's acquisitions                                                     391,000          666,000
                                                                       ---------        ---------
Net deferred tax assets (liabilities)                                  $      --        $      --
                                                                       =========        =========

For income tax reporting, the Company has net operating loss carryfowards available to reduce future federal and state income taxes of approximately $2,400,000. These loss carryfowards will expire in the years 2003 and 2011, respectively, for state and federal tax purposes.

12. Redeemable and Non-redeemable Preferred Convertible Preferred Stock:

The Company issued 190,000 shares of Series A (180,000 shares issued to Mr. Goldberg and 10,000 shares to a third party) and 180,000 shares of Series B Convertible Preferred Stock in connection with the Goldberg's and Sammy's acquisitions, respectively. The Certificate of Designation stipulates that certain of these shares are redeemable if certain events occur as follows:

Series A Shares:

In the event that the Company completes an underwritten initial public offering of its common stock yielding net proceeds to the Company (after deduction of offering costs, commissions, attorneys fees, or other costs and expenses in connection with such offering) of more than $2,000,000, then within 30 days following the closing of such offering, the Company will offer to redeem the lesser of 40,000 shares or the number of shares of Series A Preferred Stock then outstanding, at a redemption price of $5.00 per share. The holder of Series A Preferred Stock can accept the offer or can convert the shares held into an equal number of shares of common stock of the Company.

On August 12, 1996, the Company entered into a Modification and Settlement Agreement which altered the redemption provision described above. Under the new terms, Mr. Goldberg would convert 65,000 shares of his Series A Preferred Stock to an equal number of shares of Common Stock and pursuant to which, among other things, the Company would redeem his remaining 115,000 Series A shares for

$25,000.

                 ALL AMERICAN FOOD GROUP, INC. AND SUBSIDIARIES

                                OCTOBER 31, 1996

12. Redeemable and Non-redeemable Preferred Convertible Preferred
Stock--(continued)

Series B Shares:

In the event that the Company completes, in a single transaction, a capital infusion of more than $1,000,000 (net of any offering costs, commissions, attorneys fees, or other costs and expenses in connection with such equity infusion), then within 30 days following the closing of such offering, the Company shall offer to redeem the lesser of 60,000 shares or the number of shares of Series B Preferred Stock then outstanding, at a redemption price of $5.00 per share. The holder of Series B Preferred Stock can accept the offer or can convert the shares held into an equal number of shares of the common stock of the Company.

In the event that the Company completes an underwritten initial public offering of its common stock and any shares of Series B Preferred Stock remain outstanding 24 months following the effective date of the registration statement filed with the Securities and Exchange Commission in respect of such initial public offering, then within 3 days following the expiration of such 24 month period, the Company shall offer to redeem the lesser of 60,000 shares, or the number of shares of Series B Preferred Stock then outstanding, at a redemption price of $5.00 per share. The holder of Series B Preferred Stock can accept the offer or can convert the shares held into an equal number of shares of the common stock of the Company.

At October 31, 1996 the present value of the amount necessary to redeem the maximum number of shares of Series A and Series B Convertible Preferred Stock has been reflected in the accompanying consolidated financial statements as Redeemable Preferred Stock, Series A and Series B.

The following presents the previous carrying amounts of the Series A and Series B Preferred Stock and the accretion (increase in the carrying amount) for the year ended October 31, 1996, and the redemption amounts for the preferred shares. At October 31, 1996, the accretion created a charge to paid in capital of $365,000 and a charge to non-redeemable preferred stock of $197,678.

                                          Carry Amounts
                                               and
                                        Accretion for the
                                        For the Year Ended          Redemption
               Number of Shares          October 31, 1996             Amount

               ----------------          ----------------           ----------

Series A         115,000                     $ 24,439               $ 25,000
Series B         120,000                      538,239                600,000
                 -------                     --------               --------
                 235,000                     $562,678               $625,000
                 =======                     ========               ========

                 ALL AMERICAN FOOD GROUP, INC. AND SUBSIDIARIES

                                OCTOBER 31, 1996

12. Redeemable and Non-redeemable Preferred Convertible Preferred
Stock--(continued)

The maturity schedule of the redemptions is as follows:

         Year Ended October 31,                          Amount
         ----------------------                          ------

                  1997                                  $325,000
                  1999                                   300,000
                                                        --------
                                                         625,000
            Less unrecognized accretion                   62,322
                                                        --------
   Carrying amount at October 31, 1996                  $562,678
                                                        ========

The unrecognized accretion will be recorded over the period to anticipated redemption using the interest method.

Series C Preferred Stock:

The Company has also issued a total of 982,503 shares of Series C Non-redeemable Convertible Preferred stock in a series of transactions. The Certificate of Designation for this series provides that the Company may, at its sole option, redeem all or part of the stock for $5.00 a share, subject to the holder's election to convert the shares into an equal number of common shares of the Company. The shares have no conditions under which the Company must redeem all or portion of theses shares.

As discussed in Note 13, Related Party Transactions, the Company agreed to a voluntary redemption of 416,997 shares of this stock during the six months ended April 30, 1996. The Company does not intend to voluntarily redeem any additional shares of non-redeemable preferred stock.

13. Related Party Transactions:


As described above, during the year the Company voluntarily redeemed 416,997 shares of Series C Preferred Stock. Of this total 401,997 shares were redeemed from an affiliate, Blue Chip Computerware, Inc., for consideration of $1.00 per share, equivalent to the price Blue Chip paid to acquire the shares. This was done in connection with the financial reorganization of Blue Chip. As of October 31, 1996, the Company had borrowed $147,899 from an officer of the Company. See
Note 6.

14. Stock Options:

The Company has granted options to purchase 120,000 shares of the Company's common stock, consisting of 40,000 options granted to a key vendor, 25,000 options granted to a director, 5,000 options granted to a customer and 50,000 options granted to the Company's Chief Financial Officer. The options are exercisable at prices ranging from $1.00 to $2.00 per share and expire five years after they were issued on dates ranging from January 31, 2000 through January 31, 2001.

                 ALL AMERICAN FOOD GROUP, INC. AND SUBSIDIARIES

                                OCTOBER 31, 1996

14. Stock Options--(continued)

The options are exercisable at any time during the period they are outstanding. The following summarized the activity during the periods presented.

                                                               Option Price
                                                    Shares     Per Share
                                                    ------     ---------

         Options outstanding at February 1, 1995      None
         Granted                                    40,000      $1.00
                                                   -------
         Options outstanding at October 31, 1995    40,000      $1.00
         Granted                                    80,000      $2.00
                                                   -------
         Options outstanding at October 31, 1995   120,000      $1.00 to $2.00
                                                   =======


15.  Supplemental Cash Flow Information:

                                                                       Nine Months
                                                  Year Ended              Ended
                                               October 31, 1996     October 31, 1995

                                               ----------------     ----------------

Interest paid                                          $32,648               $21,078
Income taxes paid                                           --                    --
Non-cash investing and financing activities:
   Exchange of common stock for capital
      assets                                          $410,000              $     --
    Sale of market area for note                       209,289                52,870
     Exchange of accounts receivable for note
       payable                                              --                50,000
     Issuance of preferred stock for debt                   --                23,500


16. Commitments and Contingencies:

(a) Sammy's franchising fees --

During the first sixty months after the Sammy's acquisition, the former shareholders of the sellers are entitled to receive monthly payments equal to 10% of the single unit franchising fees paid to the Company, and during the first twelve months after the acquisition and 20% of the fees collected on international licensing or franchising. At October 31, 1996 there was no outstanding liability under this provision.

(b) Leases --

The Company rents real and personal property under various non-cancelable leases expiring at various dates through 2005. Certain of the leases include renewal options and provisions for additional rental payments based on various formulas such as cost of living adjustments, real estate tax and operating expense escalations and escalations based on gross revenues. Total rent expense charged to operations approximated $277,000 and $166,000 for the year end nine months ended October 31, 1996 and 1995, respectively. These amounts included contingent rental expense of approximately $21,000 and $7,000, respectively.

                 ALL AMERICAN FOOD GROUP, INC. AND SUBSIDIARIES

                                OCTOBER 31, 1996

(b) Leases--(continued)

Minimum annual rental commitments under leases in effect at October 31, 1996 are summarized as follows:

                                                              Equipment
         Year Ended October 31,          Real Estate          & Other
         ----------------------          -----------          -------


                  1997                     $213,000           $18,000
                  1998                      198,000             4,000
                  1999                      197,000                --
                  2000                      165,000                --
                  2001                      155,000                --
                  Later years               550,000                --
                                         ----------           -------
Total minimum lease payments             $1,478,000           $22,000
                                         ==========           =======

16. Commitments and Contingencies --(continued)

(c) Employment Agreements --

The Company entered into employment contracts with the three principal former shareholders of Sammy's as part of the acquisition. The employment contracts provide for annual salaries through December 31, 1996 and include non-compete covenants through December 31, 1998. The Company's aggregate obligation for future payments under these agreements was $35,000 at October 31, 1996.

The total compensation expense under these agreements for the year ended October 31, 1996 and for the nine months ended October 31, 1995 was $224,341 and $170,352, respectively, and such amounts have been reflected as Settlement Costs
- Employment Contracts on the accompanying Statement of Operations.

(d) Contingencies --

Form time to time the Company is involved in litigation arising in the ordinary course of its business. The Company is not currently engaged in any legal proceedings which are expected, individually or in the aggregate, to have a material adverse effect on the accompanying financial statements.

17. Private Placements:

During the year ended October 31, 1996, the Company completed private placements (the "Private Placements") of its common stock pursuant to which it received an aggregate of $2,413,986, net of expenses of $48,514. Included in the proceeds was property consisting of two retail bagel stores in the final stages of construction, valued at $410,000.

                 ALL AMERICAN FOOD GROUP, INC. AND SUBSIDIARIES

                                OCTOBER 31, 1996

18. Subsequent Events:

  Reverse Stock Split --


As of December 5, 1996, the Company effected a one-for-two reverse split of the Company's Common Stock, completion of which is a condition to the closing of the Offering. As a consequence of the reverse stock split and certain related adjustments, each share of Series A Preferred Stock and Series B Preferred Stock remains convertible on a one-for-one basis and each share of Series C Preferred Stock is convertible into one-half share of Common Stock. These financial statements, including the notes thereto, give effect to this reverse stock split.

Initial Public Offering --

On December 17, 1996, the Company completed a public offering of 1,100,000 shares of the Company's common stock for a public offering price of $3.50 per share or an aggregate of $3,850,000. In January of 1997, the Company sold an additional 165,000 shares on the same terms upon exercise of the underwriter's overallotment option, for an aggregate of $577,500. Costs associated with this offering totaled approximately $1,090,000.

The Company also sold to the Underwriter, for nominal consideration, warrants to purchase 110,000 shares of the Company's common stock. These warrants have not been exercised and expire in 2001.

Lease Obligation --

In December 1996, the Company entered into a ten year lease for 20,000 square feet of combined office and manufacturing space. The Company intends to relocate its executive offices and bagel producing commissary to this new facility on April 1, 1997.

                 ALL AMERICAN FOOD GROUP, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET

                                                                                                   (Unaudited)    (Unaudited)
                                                                                                     July 31,       July 31,
                                                                                                   -----------    -----------
                                                                                                       1997          1996
                                                                                                   -----------    -----------

                                     ASSETS
Current Assets:
         Cash                                                                                      $   458,384    $   185,585
         Accounts receivable, net of allowances for possible losses of $12,000
            and $12,000 respectively                                                                   354,846         71,885
         Notes receivable, current portion                                                             153,215         89,722
         Notes receivable - officer                                                                     97,000           --
         Inventories                                                                                   119,788        138,228
         Deferred interest and financing costs                                                         360,811           --
         Prepaid expenses                                                                              468,896        234,387
                                                                                                   -----------    -----------
         Total Current Assets                                                                        2,012,940        719,807

Property, Plant and Equipment, at cost less accumulated depreciation
         and amortization of $323,754 and $227,745 respectively                                      1,290,018        927,434
Intangible Assets, net of accumulated amortization of $541,761 and $203,380 respectively               335,445        299,584
Security Deposits                                                                                       94,479         31,148
Notes receivable - long-term                                                                           106,119        177,282
                                                                                                   -----------    -----------

         Total Assets                                                                              $ 3,839,001    $ 2,155,255
                                                                                                   ===========    ===========


                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities:
         Notes payable                                                                             $      --      $      --
         Accounts payable and accrued expenses                                                       1,043,459        791,437
         Capitalized lease obligations - current maturities                                             27,059         71,814
         Loans from stockholders - current maturities                                                    4,703         12,386
         Current maturities of long-term debt                                                          160,782          3,255
         Deferred franchising revenue, current portion                                                 173,215        114,722
                                                                                                   -----------    -----------
            Total Current Liabilities                                                                1,409,218        993,614

Capitalized Lease Obligations                                                                            4,753         33,304
Loans from stockholders                                                                                  2,431          6,810
Convertible debentures                                                                                 900,000           --
Long-term debt                                                                                         152,704           --
Deferred franchising revenue                                                                           106,119        177,282

                                                                                                   -----------    -----------
            Total Liabilities                                                                        2,575,225      1,211,010
                                                                                                   -----------    -----------

Commitments and contingencies
Redeemable preferred stock, no par value, Series A, 0 and 40,000 shares issued and outstanding respectively, Series B, 60,000 and 120,000 shares issued and outstanding respectively, Redemption value of $300,000 at
         July 31, 1997                                                                                 262,022        714,426
                                                                                                   -----------    -----------

Stockholders' Equity (Deficit):
         Non-redeemable convertible preferred stock, no par value, Series A, 190,000 shares authorized, 10,000 and 150,000 shares issued and outstanding respectively, Series B,
            180,000 shares authorized 60,000 shares issued and outstanding, Series C,
            1,600,000 shares authorized, 982,503 shares issued and outstanding                         495,532        386,157

         Common stock, no par value, 20,000,000 shares authorized, 3,735,161 and
             1,867,661 shares issued and outstanding respectively                                    7,577,281      3,360,136
         Accumulated deficit                                                                        (7,071,059)    (3,516,474)
                                                                                                   -----------    -----------
                                                                                                     1,001,754        229,819
                                                                                                   -----------    -----------

         Total Liabilities and Stockholders' Equity (Deficit)                                      $ 3,839,001    $ 2,155,255
                                                                                                   ===========    ===========

The Accompanying Notes to Consolidated Financial Statements are an integral part of these financial statements.

                 ALL AMERICAN FOOD GROUP, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS
                                  (Unaudited)

                                                                        Three Months Ended             Nine Months Ended
                                                                             July 31,                     July 31,
                                                                    --------------------------    --------------------------
                                                                        1997           1996           1997          1996
                                                                    -----------    -----------    -----------    -----------

Revenues:
   Store sales                                                      $   460,456    $   382,409    $ 1,180,635    $ 1,028,726
   Franchising revenue                                                   33,159         41,584        432,560        237,223
   Equipment and product sales                                          124,808        149,593        481,251        446,592
                                                                    -----------    -----------    -----------    -----------
                                                                        618,423        573,586      2,094,446      1,712,541
                                                                    -----------    -----------    -----------    -----------


Operating expenses:
   Cost of Sales - equipment and product costs and
     store operations, exclusive of depreciation and amortization       469,887        358,814      1,320,774      1,094,082
   Cost of Sales - franchising activities, exclusive of
     depreciation and amortization                                         --             --          190,473           --
   Selling, general and administrative expenses                       1,245,910        541,702      2,835,323      1,435,132
   Loss on disposal of equipment                                         72,399           --           72,399           --
   Depreciation and amortization                                         92,145         63,521        241,086        190,113
   Settlement Costs - Employment Contracts                                 --           56,784         47,010        170,352
                                                                    -----------    -----------    -----------    -----------
                                                                      1,880,341      1,020,821      4,707,065      2,889,679
                                                                    -----------    -----------    -----------    -----------

Operating loss                                                         ########       (447,235)    (2,612,619)    (1,177,138)

Interest expense                                                        154,693          4,382        172,945         27,433
                                                                    -----------    -----------    -----------    -----------

Net loss                                                               ########    ($  451,617)   ($2,785,564)   ($1,204,571)
                                                                    ===========    ===========    ===========    ===========


Adjusted net loss for net loss per common share calculation:
Net loss                                                               ########    ($  451,617)   ($2,785,564)   ($1,204,571)
Increase in carrying amount of redeemable preferred stock               (10,392)        (6,886)       (42,373)      (714,426)
                                                                    -----------    -----------    -----------    -----------
Net loss attributable to common stock                                  ########    ($  458,503)   ($2,827,937)   ($1,918,997)
                                                                    ===========    ===========    ===========    ===========



Shares outstanding:
   Weighted average number of common shares outstanding               3,554,392        943,150      3,091,402        943,150
   Additional shares                                                       --          430,558           --          430,558
                                                                    -----------    -----------    -----------    -----------
Adjusted shares outstanding                                           3,554,392      1,373,708      3,091,402      1,373,708
                                                                    ===========    ===========    ===========    ===========

Net loss per common share                                                ($0.40)        ($0.33)        ($0.91)        ($1.40)
                                                                    ===========    ===========    ===========    ===========

The Accompanying Notes to Consolidated Financial Statements are an integral part of these financial statements.

                 ALL AMERICAN FOOD GROUP, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                  (Unaudited)

                                                                                        Nine Months Ended
                                                                                            July 31,
                                                                                   --------------------------
                                                                                      1997           1996
                                                                                   -----------    -----------

Cash Flows from Operating Activities:
         Net loss                                                                  ($2,785,564)   ($1,204,571)
         Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
                  Depreciation and amortization                                        241,086        190,113
                  Common stock issued for services                                     221,261           --
                  Loss on disposal of equipment                                         72,397           --
                  Amortization of discount on issuance of convertible debentures       109,825           --
                  Decrease (increase) in:
                           Accounts receivable                                        (217,570)        65,262
                           Inventories                                                 (53,208)        26,164
                           Notes receivable - officer                                  (97,000)          --
                           Deferred interest and financing costs                       (84,922)          --
                           Prepaid expenses                                            247,049        (81,249)
                           Security deposits                                           (63,331)          (200)
                  Increase (decrease) in:
                           Accounts payable and accrued expenses                      (351,913)      (202,355)
                           Deferred franchising revenue                                (72,500)       (26,200)
                                                                                   -----------    -----------
                              Total adjustments                                        (48,826)       (28,465)
                                                                                   -----------    -----------
                              Net cash (used in) operating activities               (2,834,390)    (1,233,036)
                                                                                   -----------    -----------


Cash Flows from Investing Activities:
         Capital expenditures                                                         (227,129)       (33,109)
         Business acquired, net of cash received                                       (62,349)          --
                                                                                   -----------    -----------
                  Net cash (used in) investing activities                             (289,478)       (33,109)
                                                                                   -----------    -----------

Cash Flows from Financing Activities:
         Proceeds from issuance of common stock                                      3,235,337      2,003,986
         Proceeds from issuance of convertible debentures                              900,000           --
         Proceeds from issuance of preferred stock                                        --          200,000
         Redemption of preferred stock                                                (343,029)      (416,997)
         Payments of notes payable                                                    (194,899)          --
         Payments of capitalized lease obligations                                     (69,005)       (37,845)

         Payments of loans from stockholders                                           (13,047)       (25,781)
         Payments of current maturities of long-term debt                              (17,407)        (2,885)
                                                                                   -----------    -----------
                  Net cash provided by financing activities                          3,497,950      1,720,478
                                                                                   -----------    -----------

Net increase in cash                                                                   374,082        454,333

Cash - beginning of period                                                              84,302         53,703
                                                                                   -----------    -----------

Cash - end of period                                                               $   458,384    $   508,036
                                                                                   ===========    ===========

The Accompanying Notes to Consolidated Financial Statements are an integral part of these financial statements.

                 ALL AMERICAN FOOD GROUP, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                    FOR THE NINE MONTHS ENDED JULY 31, 1997
                                  (Unuadited)

                                                 Common Stock           Preferred Stock
                                            ----------------------   ----------------------    Accumulated
                                             Shares       Amount       Shares       Amount      Deficit         Total
                                            ---------   ----------   ----------    --------   -----------    -----------

Balance at October 31, 1996:                1,867,661   $3,360,136    1,117,503    $537,905   ($4,285,495)   ($  387,454)
Common stock issuance - Initial public
   offering                                 1,265,000    3,235,337         --          --            --        3,235,337
Common stock issuance - acquisition
   of business                                 25,000       53,906         --          --            --           53,906
Conversion of preferred stock to common
   stock                                       65,000         --        (65,000)       --            --             --
Increase in carrying amount of redeemable
   preferred stock                               --           --                    (42,373)         --          (42,373)

Common stock issuance for services            500,000      529,688         --          --            --          529,688

Common stock issued for property               12,500       12,500         --          --            --           12,500

Convertible debenture discount                   --        385,714         --          --            --          385,714

Net Loss                                         --           --           --          --      (2,785,564)    (2,785,564)
                                            ---------   ----------   ----------    --------   -----------    -----------

Balance at July 31, 1997                    3,735,161   $7,577,281    1,052,503    $495,532   ($7,071,059)   $ 1,001,754
                                            =========   ==========   ==========    ========   ===========    ===========


The Accompanying Notes to Consolidated Financial Statements are an integral part of these financial statements.

                ALL AMERICAN FOOD GROUP, INC. & AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JULY 31, 1997

(1)      GENERAL

         The Company was formed in September 1993 under the name Jutland Food Group, Inc., for the purpose of establishing a chain of franchised bagel stores. In October 1993, the Company acquired substantially all of the assets of Howberg Bakery Equipment Co., Inc., Bagels of New Milford, Inc. and Goldberg's Famous Bagels of Orangeburg, Inc. The assets acquired consisted of a bagel equipment business and two retail bagel stores. On September 29, 1994, the Company acquired all of the outstanding stock of four interrelated corporations all conducting business under the tradename "Sammy's New York Bagels," The acquisition consisted of three certified kosher retail bagel stores and a bagel production facility, all operating under rabbinical supervision. Effective October 31, 1995 the company changed its fiscal year to October 31st. The Company changed its name to All American Food Group, Inc. on October 24, 1995.

         The Company is principally engaged in the development of a retail chain of franchised bagel stores, including the operation of a certain number of Company-owned stores for training, marketing and promotional activities, and the distribution of bagel bakery equipment and related products to the franchise system. The Company markets both single unit and market development franchise agreements. The Company, in the normal course of business, also markets stores it acquires to individuals who operate as franchisees. The Company franchises its concepts under the names "Goldberg's New York Bagels" and "Sammy's New York Bagels."

         On December 17, 1996 the Company completed an initial public offering of 1,100,000 shares of its Common Stock at a price to the public of $3.50 per share, yielding net proceeds to the Company of $2,752,000. On January 9, 1997 the underwriters of the initial public offering exercised their over-allotment option by purchasing an additional 165,000 shares at a price of $3.50 per share yielding net proceeds to the Company of $483,000.

(2)      BASIS OF PRESENTATION

         The consolidated financial statements have been prepared by All American Food Group, Inc. (the "Company") and are unaudited. The financial statements have been prepared in accordance with SEC requirements and, therefore do not necessarily include all information and footnotes required by generally accepted accounting principles. In the opinion of the Company, all adjustments (all of which were of a normal recurring nature) necessary to present fairly the Company's financial position, results of operations and cash flows as of July 31, 1997 and for all periods presented have been made. A description of the Company's accounting policies and other financial information is included in its October 31, 1996 audited financial statements filed on Form 10-K. The consolidated results of operations for the quarter and nine month periods ended July 31, 1997 are not necessarily indicative of the results expected for the full year.

                ALL AMERICAN FOOD GROUP, INC. & AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JULY 31, 1997

(3)      NET LOSS PER COMMON SHARE

         Net loss per common share was determined by dividing net loss, as adjusted, by the weighted average number of common shares outstanding, as adjusted. The net loss for each period ended July 31, 1997 was adjusted by the increase in the carrying amount of redeemable preferred stock. The weighted average number of common shares outstanding was adjusted by an increase of 430,558 shares for the three and nine months periods ended July 31, 1996. These additional shares represent the number of shares and options issued within the twelve months prior to May 3, 1996, when the Company filed a registration statement for an initial public offering (IPO), that were issued for consideration per share or at an exercise price per share less than the anticipated IPO price of $3.50 per share. The treasury stock method was used to determine the net increase in the number of shares outstanding. No adjustment for these additional shares has been made in calculating the weighted average number of common shares outstanding for the three and nine month periods ended July 31, 1997.

(4)      ACQUISITION

         On March 17, 1997, the Company completed the acquisition of substantially all of the assets of Bagel Connection, Inc., a private company consisting of one company-owned and three franchised bagel stores operating under the name Bagel Connection. The purchase price was 25,000 shares of Common Stock and the assumption of approximately $379,000 of debt and was treated as a purchase for accounting purposes.

(5)      CONVERTIBLE DEBENTURES

         During July 1997 the Company sold $900,000 of Convertible Debentures. The debentures are due in July 2000, bear interest at the rate of 5% and are payable at the Company's option in cash or common stock. The debentures are convertible into shares of the Company's common stock at a price which is the lesser of a 15% discount of the five day average closing price of the Company's common stock prior to the date of funding or a 30% discount of the five day average closing price of the Company's common stock prior to the date of conversion. The discount based on the value of the common stock into which it is converted, has been computed as of the funding dates and charged to paid in capital and is being amortized using the interest method over the 41 day periods which represents the first dates the debentures are convertible. The offering was made to "non-U.S. persons" as defined in Regulation S. The sale of these debentures has resulted in a non-cash charge of $109,825 for the three and nine months ended July 31, 1997. The charge equals the discount that would be incurred if the debentures were converted on the date they were funded.

                ALL AMERICAN FOOD GROUP, INC. & AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                                  JULY 31, 1997

(6)      ISSUANCE OF COMMON STOCK

         During the three months ended July 31, 1997 the Company entered into a series of consulting contracts relating to investment banking services, financial public relations and franchisee advertising in payment of which the Company issued a total of 500,000 shares of common stock pursuant to a Registration Statement on Form S-8.

(7)      SUBSEQUENT EVENTS

(a) Conversion of Convertible Debenture - On August 25, 1997 convertible debentures in the amount of $250,000 were converted into 322,322 shares of common stock.

(b) In August 1997 the Company issued 400,000 shares in accordance with two consulting plans providing services in the design and implementation of the Company's bagel production and distribution facility services in respect of the identification and evaluation of potential acquisition candidates. These shares of common stock were issued pursuant to a Registration Statement on Form S-8.

(c) On September 16, 1997, the Company completed a private placement of an issue of 6% Convertible Debentures in the total amount of $2,600,000, payable in two tranches. The first tranche of $1,300,000 was paid on September 16, 1997. The terms of the Convertible Debentures provide for an annual interest rate of 6% payable quarterly, provide for conversion into shares of common stock at the option of the holder at the price of $2.19 per share, and include an obligation on the part of the Company to file a Form SB-2 Registration Statement for the shares underlying the Convertible Debentures. The effectiveness of this Registration Statement is a prerequisite before the funding of the second tranche of $1,300,000.

(6)      ACQUISITION

         On September 23, 1997, the Company acquired a six store retail bagel chain located in St. Petersburg, Florida, four of which will be Company-owned and the balance are intended to be franchised units. The purchase price consisted of the issuance of 479,800 shares of restricted common stock and $200,000 of cash.

================================================================================

         No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy, by any person in any jurisdiction in which it is unlawful for such person to make such offer or solicitation. Neither the delivery of this Prospectus nor any offer, solicitation or sale made hereunder shall, under any circumstances create any implication that the information herein is correct as of any time subsequent to the date of the Prospectus.

                                 ---------------

                                TABLE OF CONTENTS

                                                          Page
                                                          ----
                  Prospectus Summary................         5
                  The Offering......................         6
                  Current Financing.................         7
                  Summary of Financial Data.........         7
                  Risk Factors......................         9
                  Common Stock......................        15
                  Registration Rights...............        15
                  Use of Proceeds from Sale of
                    Debentures......................        16
                  Selling Securityholders and Plan
                    of Distribution.................        16
                  Capitalization....................        17
                  Dividend Policy...................        18
                  Selected Financial Data...........        19
                  Management's Discussion and
                    Analysis or Plan of Operation...        20
                  Business..........................        24
                  Management........................        40
                  Certain Transactions..............        45
                  Principal Shareholders............        45
                  Description of Securities.........        47
                  Shares Eligible for Future Sale...        49
                  Legal Matters.....................        50
                  Experts...........................        50
                  Additional Information............        50
                  Index to Financial Statements.....       F-1

                                 ---------------

         Until _____________, 1998 (25 days after the date of this Prospectus), all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligations of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                          ALL AMERICAN FOOD GROUP, INC.

                                    PART II.
                     INFORMATION NOT REQUIRED IN PROSPECTUS

         Item 24. Indemnification of Directors and Officers.

         Section 14A:3-5 of the New Jersey Business Corporation Act (the "NJBCA") gives the Company power to indemnify each of its directors and officers against expenses and liabilities in connection with any proceedings involving him by reason of his being or having been a director or officer if (a) he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company and (b) with respect to any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. However, in a proceeding by or in the right of the Company, there shall be no indemnification in respect of any liabilities or expenses if the officer or director shall have been adjudged liable to the Company unless the court in such proceeding determines he is entitled to indemnification for such liabilities and/or expenses. Furthermore, no indemnification shall be made to or on behalf of a director or officer if a judgment or other final adjudication adverse to such director or officer establishes that his acts or omissions (a) were in breach of his duty of loyalty to the Company and its stockholders, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by the director or officer of an improper personal benefit. The NJBCA defines an act or omission in breach of a person's duty of loyalty as an act or omission which that person knows or believes to be contrary to the best interests of the Company or its stockholders in connection with a matter in which he has a material conflict of interest. If a director or officer is successful in a proceeding, the statute mandates that the Company indemnify him against expenses.

         The Company's Restated Certificate of Incorporation, as permitted by New Jersey law, eliminates the personal liability of the directors and officers to the Company or its shareholders for monetary damages for breaches of such director's or officer's duty of care or other duties as a director or officer; except liabilities for any breach of duty based upon an act or omission (a) in breach of such person's duty of loyalty to the corporation or its shareholders,
(b) not in good faith or involving a knowing violation of law or (c) resulting in receipt by such person of an improper personal benefit. This limitation on liability could have the effect of limiting directors' and officers' liability for violations of the federal securities laws. In addition, the Company's Restated Certificate of Incorporation and Restated By-Laws provide broad indemnification rights to directors and officers so long as the director or officer acted in a manner believed in good faith to be in or not opposed to the best interest of the Company and with respect to criminal proceedings if the director had no reasonable cause to believe his or her conduct was unlawful. The Company believes that the protection provided by these provisions will help the Company attract and retain qualified individuals to service as officers and directors. These provisions would provide indemnification for liabilities arising under the federal securities laws to the extent that such indemnification is found to be enforceable under, and to be in accordance with, applicable law and generally will limit the remedies available to a shareholder who is dissatisfied with a Board decision protected by these provisions, and such shareholder's only remedy may be to bring a suit to prevent the Board's action.

Item 25.  Other Expenses of Issuance and Distribution.

         The following expenses will be incurred in connection with the proposed offering hereunder. All of such expenses will be borne by the Company. With the exception of the registration and listing fees, all amounts shown are estimates:

          SEC registration fees........................      $ 1,917.34
          NASD listing fee.............................        7,500.00
          Printing.....................................       20,000.00
          Legal fees and expenses......................       20,000.00
          Accounting fees and expenses.................        7,500.00
          Miscellaneous................................        3,082.66
                                                             ----------
          Total........................................      $60,000.00
                                                             ==========

Item 26.  Recent Sales of Unregistered Securities.

The following sets forth certain information regarding sales of, and other transactions with respect to, securities of the Company issued within the past three years, which sales and other transactions were not registered pursuant to the Securities Act of 1933, as amended (the "Securities Act"). All of such sales and transactions were exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof or as otherwise indicated herein.

         In September 1994 and October 1995, the Company issued 120,000 and 70,000 shares, respectively, of Series A Partially Redeemable Convertible Preferred Stock to Howard Goldberg in connection with the Company's acquisition of the assets of the Goldberg Companies and as part of the reconciliation of all outstanding indebtedness and other obligations incurred in connection therewith.

         In September 1994, as part of the consideration for the acquisition of four corporations conducting business as "Sammy's New York Bagels," the Company issued an aggregate of 180,000 shares of Series B Redeemable Convertible Preferred Stock to the shareholders of the acquired corporations. Each share of Preferred Stock currently is convertible into one share of Common Stock.

         Effective February 1, 1995, the Company issued 825,000 shares of Series C Convertible Preferred Stock to Blue Chip in exchange for 412,500 shares of Common Stock held by Blue Chip. During the nine months ended October 31, 1995, Blue Chip purchased 425,000 shares of Series C Convertible Preferred Stock at a price of $1.00 per share. During the three-month period ended January 31, 1996, Blue Chip purchased an additional 50,000 shares of Series C Convertible Preferred Stock at the price of $1.00 per share.

         In April 1995, Andrew Thorburn, the President of the Company purchased 70,000 shares of Series C Preferred Stock at a price of $1.00 per share.

         On August 4 and December 4, 1995, the Company sold 21,500 and 25,000 shares, respectively, of Series C Preferred Stock to an unaffiliated investor at a price of $1.00 per share.

         On October 31, 1995, the Company issued 2,500 shares of Common Stock to an employee in lieu of compensation in the amount of $1,750.

         December 4, 1995, the Company sold 25,000 shares of Series C Preferred Stock to an unaffiliated investor at a price of $1.00 per share.

         Between January 24, 1996 and April 29, 1996, the Company sold an aggregate of 886,951 shares of Common Stock in two separate private placements at a purchase price of either $2.00 or $4.00 per share. In connection with the private placements, the Company has received $2,414,000 (net of expenses of $48,000) including cash and other consideration valued at $410,000 which was accepted in the form of two retail bagel stores in the final stages of construction.

         Pursuant to an agreement to which the Company and the principal shareholders of the corporation (the "Bleecker Corporation") that owned the Goldberg's store on Bleecker Street in New York, New York were parties, and an agreement between the Company and the corporation (the "Nanuet Corporation") that owned the Goldberg's store in Nanuet, New York, the Company initially agreed to issue a total of 60,000 shares of its Common Stock to such principal shareholders of the Bleecker Corporation and a total of

42,501 shares of its Common Stock to the Nanuet Corporation. At the request of these holders, stock certificates representing an aggregate of 102,501 shares were issued to the shareholders in the Bleecker Corporation and/or the Nanuet Corporation.

         In April 1997, the Company issued 10,000 shares of common stock to Terry Schiffern in exchange for certain office furniture.

         In April 1997, the Company issued 12,500 shares of common stock to Gary Lengel and 12,500 shares of common stock to Jack Lengel in connection with the Company's purchase of the Connecticut-based retail bagel store chain known as The Bagel Connection.

         In July-August 1997 the Company sold $950,000 of convertible debentures to "non-U.S. persons" as defined in Regulation S. The debentures are due in July 2000, bear interest at the rate of 5% and are payable at the Company's option in cash or common stock. The debentures were convertible into shares of the Company's common stock at a price which is the lesser of a 15% discount of the five day average closing price of the Company's common stock prior to the date of funding or a 30% discount of the five day average closing price of the Company's common stock prior to the date of conversion.


         In September, 1997, the Company completed a private placement of an issue of 6% Convertible Debentures in the total amount of $2,600,000, payable in two tranches. The first tranche of $1,300,000 was paid on September 16, 1997. The terms of the Convertible Debentures provide for an annual interest rate of 6% payable quarterly, provide for conversion into shares of common stock at the option of the holder at the price of $2.19 per share, and include an obligation on the part of the Company to file a Form SB-2 Registration Statement for the shares underlying the Convertible Debentures. The effectiveness of this Registration Statement is a prerequisite before the funding of the second tranche of $1,300,000.

         In September 1997, the Company issued 191,823 shares of common stock to Kurt Cuccaro and Mary Cuccaro, as tenants by the entireties, 239,900 shares of its common stock to Kurt Cuccaro individually, and 48,077 shares of its common stock to Cindy Richmond in connection with the Company's acquisition of the Tampa, Florida-based retail bagel store chain known as St. Pete's Bagels.

         Item 27. Exhibits.

         The following exhibits are filed as part of this Registration
Statement:

         3.1 Second Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.3 of the Company's Registration Statement on Form SB-2 (File No. 333-4490), as amended (the "Registration Statement")).

         3.2 Certificate of Designations for Series A, B & C Preferred Stock (incorporated herein by reference to Exhibit 3.2 of the Registration Statement).

         3.3 Second Amended and Restated By-Laws of the Company (incorporated herein by reference to Exhibit 3.3 of the Company's Annual Report on Form 10-KSB for the fiscal year ended October 31, 1996 (the "Form 10-KSB Report").

         4.1 Form of Specimen of Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 of the Registration Statement).

         4.2 Form of Specimen of Preferred Stock Certificate(incorporated herein by reference to Exhibit 4.1 of the Registration Statement).

         4.3 Form of Underwriter's Warrant Agreement (incorporated herein by reference to Exhibit 4.2 of the Registration Statement).

        *4.4 Form of 6% Debenture (see Annex I to Item 10.12).

        *4.5 Form of Warrant to South Seas Import-Export Corp. (see Annex VI to
Item 10.12).

        *4.6 Warrant Certificate issued to Trautman, Kramer & Company, Inc. dated September 19, 1997.

        *4.7 Warrant Certificate issued to Trautman, Kramer & Company, Inc. dated September 19, 1997.

        *5.1 Opinion of Counsel re: legality of securities being registered.

         10.1 Form of Goldberg's Franchise Agreement (incorporated herein by reference to Exhibit 10.1 of the Registration Statement).

         10.2 Form of Sammy's Franchise Agreement (incorporated herein by reference to Exhibit 10.2
of the Registration Statement).

         10.3 Agreement dated January 12, 1993 with Kof-K Kosher Supervision (incorporated herein by reference to Exhibit 10.3 of the Registration Statement).

         10.4 All American Food Group, Inc. Amended and Restated Omnibus Stock Plan (incorporated herein by reference to Exhibit 10.4 of the Registration Statement).

         10.5 Market Development Agreement covering the State of Arizona (incorporated herein by reference to Exhibit 10.5 of the Registration Statement).

         10.6 Market Development Agreement covering the State of Ohio (incorporated herein by reference to Exhibit 10.6 of the Registration Statement).

         10.7 Market Development Agreement, as amended, covering portions of the State of New York (incorporated herein by reference to Exhibit 10.7 of the Registration Statement).

         10.8 Form of Market Development Agreement (incorporated herein by reference to Exhibit 10.8 of the Registration Statement).

         10.9 Modification and Settlement Agreement between the Company and Howard Goldberg (incorporated herein by reference to Exhibit 10.9 of the Registration Statement).

         10.10 Form of Development Agreement (incorporated herein by reference to Exhibit 10.10 of the Company's Form 10-KSB Report).

         10.11 Abstract of lease entered into by the Company in December 1996 (incorporated herein by reference to Exhibit 10.11 of the Company's Form 10-KSB Report).

        *10.12 Securities Purchase Agreement, dated September 16, 1997, between the Registrant and South Seas Import-Export Corp.

         10.13 Agreement and Plan of Merger, dated September 19, 1997, between All American Food Group, Inc,. St. Pete Bagels Acquisition Corp., Sam & Son, Inc., Bagel Man, Inc. and St. Pete Bagel Co., Inc. (incorporated herein by reference to Exhibit 2.1 of the Company's Current Report on Form 8-K dated October 7, 1997).

        *11 Earnings per Share Calculation.

        *21.1 Subsidiaries of the Company.


        *23.1 Consent of DelSanto & DeFreitas.

        *23.2 Consent of Counsel (included in their opinion filed as Exhibit
5.1).

        *27.1 Financial Data Schedule.

----------
* Filed herewith.

Item 28.  Undertakings.

         The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which it offers or sales securities, a post-effective amendment to this Registration Statement to;

                           (i) Include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933, as amended (the
                  "Act");

                           (ii) Reflect in the prospectus any facts or events
                  which, individually or together, represent a fundamental change in the information in the Registration Statement;

                           (iii) Include any additional or changed material
                  information on the plan of distribution.

                  (2) For determining liability under the Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

                  (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission (the "Commission") such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

         The undersigned registrant hereby undertakes:


                  (1) For determining any liability under the Act, to treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant under Rule 424(b)(1), or
         (4), or 497(h) under the Act as part of this Registration Statement as of the time the Commission declared it effective.

                  (2) For determining any liability under the Act, to treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and the offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Fairfield, New Jersey, on this 12th day of November, 1997.

                              ALL AMERICAN FOOD GROUP, INC.

                              By: /s/ Andrew Thorburn
                                 -----------------------------------------------
                                                 Andrew Thorburn
                                        Chairman and Chief Executive Officer
                                            (Principal Executive Officer)

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                      Title                       Date
        ---------                      -----                       ----

   /s/ ANDREW THORBURN           Chairman of the Board of    November 12, 1997
-----------------------------    Directors, and
     Andrew Thorburn             Chief Executive Officer


   /s/ ANTHONY FOSTER            Director, President         November 12, 1997
-----------------------------
      Anthony Foster


   /s/ CHRIS R. DECKER           Director, Executive Vice    November 12, 1997
-----------------------------    President and Chief
    Chris R. Decker              Financial Officer
                                 (Principal Financial and
                                 Accounting Officer)

   /s/ JOHN CHITVANNI            Director                    November 12, 1997
-----------------------------
     John Chitvanni

                     CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

         We hereby consent to the reference to our firm under the captions "Experts" and to the use of our report dated February 7, 1997 relating to the consolidated financial statements for the fiscal year ended October 31, 1996 and the nine month period ended October 31, 1995 on Form SB-2 of All American Food Group, Inc. and Subsidiaries to be filed with the Securities and Exchange Commissions on or about November 12, 1997, and the related prospectus contained therein.

                                            /s/ DELSANTO AND DEFREITAS
                                            ------------------------------------
                                            DelSanto and DeFreitas

Closter, New Jersey
-------------------
November 12, 1997